UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ISTA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 4, 2012

Dear Fellow Stockholder:

You are cordially invited to attend a special meeting of stockholders of ISTA Pharmaceuticals, Inc., a Delaware corporation, which we refer to as the Company, to be held on June 5, 2012 at its offices located at 50 Technology Drive, Irvine, California 92618 at 8:00 a.m., local time.

On March 26, 2012, the Company entered into an agreement and plan of merger, which we refer to as the merger agreement, with Bausch & Lomb Incorporated, a New York corporation, which we refer to as Bausch + Lomb, and Inga Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Bausch + Lomb, which we refer to as Merger Sub, providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Bausch + Lomb. At the special meeting, you will be asked to consider and vote on the following matters:

•	a proposal to adopt the merger agreement;

•

a proposal to approve, on a nonbinding advisory basis, the “golden parachute” compensation that will be payable to the Company’s named executive officers in connection with the merger as reported on the Golden Parachute Compensation table on page 58; and

•	a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement.

Stockholders will also act on any other business that may properly come before the meeting.

If the merger is consummated, each share of common stock of the Company, $0.001 par value per share, which we refer to as Company common stock, issued and outstanding immediately prior to the effective time of the merger, other than as provided below, will be converted into the right to receive $9.10 in cash, without interest and less any applicable withholding taxes. We refer to this consideration per share of Company common stock to be paid in the merger as the merger consideration. The following shares of Company common stock will not be converted into the right to receive the merger consideration in connection with the merger: (a) shares held by any of our stockholders who are entitled to and who properly exercise, and do not withdraw or lose, appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, (b) shares held by us as treasury stock and (c) shares held by Bausch + Lomb or any of its wholly-owned subsidiaries. The merger consideration of $9.10 per share of Company common stock represents a premium of approximately 134% to the closing price of the shares on December 15, 2011, the trading day before announcement of a proposal to acquire the Company and the Company’s announcement of its intention to review its strategic options, and an approximately 10% premium to the closing price of the shares on March 23, 2012, the last trading day prior to the date our board of directors authorized the execution of the merger agreement.

The board of directors of the Company, which we refer to as the board of directors or the board, following a process that was publicly announced in December 2011 in which it explored and evaluated strategic alternatives, has unanimously approved the merger agreement and recommends that all Company stockholders vote in favor of the proposal to adopt the merger agreement. The board of directors made its determination after consultation with its legal and financial advisors and consideration of a number of factors. The board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Approval of the proposal to adopt the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of Company common stock entitled to vote at the special meeting.

Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. You may revoke your proxy at any time before it is exercised at the special meeting by delivering a properly executed proxy card bearing a later date or a written revocation of your proxy to the Company’s Secretary before the start of the special meeting, submitting a later-dated proxy electronically via the Internet or telephonically, or by attending the special meeting and voting in person. Attending the special meeting will not, in itself, revoke a previously submitted proxy. To revoke a proxy in person at the special meeting, you must obtain a ballot and vote in person at the special meeting. The failure to vote your shares of Company common stock will have the same effect as a vote “AGAINST” approval of the proposal to adopt the merger agreement.

If your shares of Company common stock are held in nominee or “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of Company common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of Company common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Company common stock “FOR” approval of the proposal to adopt the merger agreement will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

Under Delaware law, if the merger is completed, holders of Company common stock who do not vote in favor of adoption of the merger agreement and satisfy other conditions will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. In order to exercise your appraisal rights, you must submit a written demand for an appraisal of your shares prior to the stockholder vote on the merger agreement, you must not vote in favor of adoption of the merger agreement and you must comply with other Delaware law procedures explained in the accompanying proxy statement. See “Appraisal Rights” beginning on page 90 of the proxy statement and Annex C to the proxy statement.

The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the merger agreement. You also may obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission by following the instructions listed in the section of the accompanying proxy statement entitled “Where You Can Find More Information,” beginning on page 94 of the proxy statement.

If you have any questions or need assistance voting your shares of Company common stock, please call Georgeson Inc., the Company’s proxy solicitor, toll-free at 1-888-293-6812.

Thank you in advance for your cooperation and continued support.

Sincerely,

/s/ Vicente Anido, Jr., Ph.D.	/s/ Richard C. Williams

Vicente Anido, Jr., Ph.D.	Richard C. Williams
President and Chief Executive Officer	Chairman of the Board

This proxy statement is dated May 4, 2012, and is first being mailed to our stockholders on or about May 7, 2012.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY OR BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES OF COMPANY COMMON STOCK AT THIS TIME. IF THE MERGER IS APPROVED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS TO SURRENDER YOUR SHARE CERTIFICATES.

50 Technology Drive

Irvine, California 92618

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2012

TIME:	8:00 a.m. local time

PLACE:	50 Technology Drive, Irvine, California 92618

ITEMS OF BUSINESS:	1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 26, 2012, which we refer to as the merger agreement, by and among ISTA Pharmaceuticals, Inc., a Delaware corporation, which we refer to as the Company, Bausch & Lomb Incorporated, a New York corporation, which we refer to as Bausch + Lomb, and Inga Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Bausch + Lomb, which we refer to as Merger Sub. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

2. To approve, on a nonbinding advisory basis, the “golden parachute” compensation that will be payable to the Company’s named executive officers in connection with the merger as reported on the Golden Parachute Compensation table on page 58.

3. To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

RECORD DATE:	Only stockholders of record as of the close of business on April 23, 2012 are entitled to notice of, and to vote at, the special meeting and any and all adjournments or postponements thereof. All stockholders of record are cordially invited to attend the special meeting in person.

PROXY VOTING:

Your vote is very important, regardless of the number of shares of Company common stock you own. The merger cannot be consummated unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company, $0.001 par value per share, which we refer to as Company common stock, entitled to vote thereon. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of Company common stock will be represented at the special meeting if you are unable to attend. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. If you do not attend the special meeting and fail to return your proxy card or fail to submit your proxy by phone or the internet, your shares of Company common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

If you are a stockholder of record, voting in person at the special meeting will revoke any proxy previously submitted. If you hold your shares of Company common stock through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee in order to vote. As a beneficial owner of shares of Company common stock held in nominee or “street name,” you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your bank, brokerage firm or other nominee.

RECOMMENDATION:	The board of directors of the Company, which we refer to as the board of directors or the board, following a process that was publicly announced in December 2011 in which it explored and evaluated strategic alternatives, has unanimously approved the merger agreement and recommends that all Company stockholders vote in favor of the proposal to adopt the merger agreement. The board of directors made its determination after consultation with its legal and financial advisors and consideration of a number of factors. The board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

ATTENDANCE:

Only stockholders of record or their duly authorized proxies have the right to attend the special meeting. If your shares of Company common stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of Company common stock. If you are the representative of a corporate or institutional stockholder, you must present proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

APPRAISAL RIGHTS:	Under Delaware law, if the merger is completed, holders of Company common stock who do not vote in favor of adoption of the merger agreement and satisfy other conditions will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. In order to exercise your appraisal rights, you must submit a written demand for an appraisal of your shares prior to the stockholder vote on the merger agreement, you must not vote in favor of adoption of the merger agreement and you must comply with other Delaware law procedures explained in the accompanying proxy statement. See “Appraisal Rights” beginning on page 90 and Annex C.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

For the Board of Directors,

/s/ Vicente Anido, Jr., Ph.D.

Vicente Anido, Jr., Ph.D.

Chief Executive Officer, President and Director

Irvine, California

May 4, 2012

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

i

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We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by the Company’s board of directors for use at the special meeting. This proxy statement and the enclosed proxy card or voting instruction form are first being mailed on or about May 7, 2012 to our stockholders who owned shares of Company common stock as of the close of business on April 23, 2012.

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 94.

Parties to the Merger (Page 26)

In this proxy statement, we refer to the Agreement and Plan of Merger, dated March 26, 2012, as it may be amended from time to time, among Bausch + Lomb, Merger Sub and the Company, which is attached as Annex A to this proxy statement, as the merger agreement, and the merger of Merger Sub with and into the Company, as the merger. The parties to the merger agreement and the merger are:

ISTA Pharmaceuticals, Inc., which we refer to as the Company, we or us, is a Delaware corporation headquartered in Irvine, California. We are a rapidly growing commercial-stage, multi-specialty pharmaceutical company developing, marketing and selling our own products in the United States and Puerto Rico. We are the third largest branded prescription eye care business in the United States and have a growing allergy drug franchise. Shares of Company common stock are listed with, and trade on, the NASDAQ Global Market, which we refer to as NASDAQ, under the symbol “ISTA.” The Company’s principal executive offices are located at 50 Technology Drive, Irvine, California 92618; its telephone number is (949) 788-6000; and its Internet website address is www.istavision.com. The information provided on or accessible through the Company’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

Bausch & Lomb Incorporated, which we refer to as Bausch + Lomb, is a New York corporation headquartered in Rochester, New York. Bausch + Lomb’s core businesses include contact lenses and lens care products, ophthalmic surgical devices and instruments, and ophthalmic pharmaceuticals. Investment funds affiliated with Warburg Pincus LLC are the indirect controlling stockholders of Bausch + Lomb. Upon completion of the merger, the Company will be a direct, wholly-owned subsidiary of Bausch + Lomb. The principal executive offices of Bausch + Lomb are located at One Bausch & Lomb Place, Rochester, New York 14604; its telephone number is (585) 338-6000; and its Internet website address is www.bausch.com. The information provided on or accessible through Bausch + Lomb’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

Inga Acquisition Corporation, which we refer to as Merger Sub, is a Delaware corporation that was formed by Bausch + Lomb solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Merger Sub is a wholly-owned subsidiary of Bausch + Lomb and has not carried on any activities to date, except for activities incidental to its incorporation and activities undertaken in connection with the transactions contemplated by the merger agreement, including the merger. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger, which we refer to as the surviving corporation. The principal executive offices of Merger Sub are c/o Bausch & Lomb Incorporated, One Bausch & Lomb Place, Rochester, New York 14604 and its telephone number is (585) 338-6000.

The Special Meeting (Page 21)

Time, Place and Purpose of the Special Meeting (Page 21)

The special meeting of the stockholders of the Company, which we refer to as the special meeting, will be held on June 5, 2012, starting at 8:00 a.m. local time, at the Company’s offices, located at 50 Technology Drive, Irvine, California 92618.

At the special meeting, holders, which we refer to as stockholders, of common stock of the Company, $0.001 par value per share, which we refer to as Company common stock, will be asked to

•	adopt the merger agreement, which is further described in the sections entitled “The Merger” and “The Merger Agreement,” beginning on pages 27 and 65, respectively;

•

approve, on a nonbinding advisory basis, the “golden parachute” compensation that will be payable to the Company’s named executive officers in connection with the merger as reported on the Golden Parachute Compensation table on page 58; and

•	approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement

Record Date and Quorum (Page 21)

You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company common stock as of the close of business on April 23, 2012, which date the Company has set as the record date for the special meeting, and which we refer to as the record date. You will have one vote for each share of Company common stock that you owned on the record date. As of the record date, there were 41,931,378 shares of Company common stock outstanding and entitled to vote at the special meeting. A quorum is necessary to adopt the merger agreement and approve the nonbinding advisory proposal regarding “golden parachute” compensation at the special meeting. A majority of the shares of Company common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. The meeting may be adjourned whether or not a quorum is present. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement and will subject the Company to additional expense.

Vote Required (Page 22)

Approval of the proposal to adopt the merger agreement requires the affirmative vote in person or by proxy of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon on the record date.

Approval of the nonbinding advisory proposal regarding “golden parachute” compensation and approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, require the affirmative vote of the holders of a majority of the votes present or represented by proxy that are entitled to vote at the special meeting.

A quorum is necessary to adopt the merger agreement and approve the proposal regarding “golden parachute” compensation at the special meeting. The special meeting may be adjourned whether or not a quorum is present.

As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 1,197,814 shares of Company common stock (including restricted shares of Company common stock, but not including any shares of Company common stock deliverable upon exercise or conversion of any options to purchase shares of Company common stock), representing 2.86% of the outstanding shares of Company common stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company common stock “FOR” the proposal to adopt the merger agreement, “FOR” approval of the advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Proxies and Revocation (Page 24)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of Company common stock are held in nominee or “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you hold your shares of Company common stock in nominee or “street name,” please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares. Please note that if you are a beneficial owner of shares of Company common stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

If you fail to submit a proxy and do not attend the special meeting in person, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, and your shares of Company common stock will have no effect on approval of the advisory proposal regarding “golden parachute” compensation or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. If you submit a proxy to vote “ABSTAIN,” or attend the special meeting in person and either fail to vote or vote “ABSTAIN,” your shares of Company common stock will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, and the advisory proposal regarding “golden parachute” compensation.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Secretary, which must be filed with the Secretary by the time the special meeting begins, or by attending the special meeting and voting in person.

The Merger (Page 27)

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business following the merger. As a result of the merger, the Company will cease to be a publicly traded company. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

Merger Consideration (Page 66)

In the merger, each share of Company common stock, other than as provided below, will be converted into the right to receive $9.10 in cash, without interest and less any applicable withholding taxes. We refer to this consideration per share of Company common stock to be paid in the merger as the merger consideration. The following shares of Company common stock will not be converted into the right to receive the merger consideration in connection with the merger: (a) shares held by any of our stockholders who are entitled to and who properly exercise, and do not withdraw or lose, appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, (b) shares held by us as treasury stock and (c) shares held by Bausch + Lomb or any of its wholly-owned subsidiaries. We sometimes refer to the shares described in the foregoing sentence, collectively, as the excluded shares.

Reasons for the Merger; Recommendation of the Board of Directors (Page 33)

After careful consideration of various factors described in the section entitled “The Merger — Reasons for the Merger; Recommendation of the Board of Directors,” the board of directors of the Company, which we refer to as the board of directors or the board, by a unanimous vote of all directors, determined that the merger agreement and the terms and conditions of the merger and the merger agreement are fair to, advisable and in the best interests of the Company and its stockholders, approved the merger agreement and the merger, approved the execution, delivery and performance by the Company of its obligations under the merger agreement, resolved that the merger agreement be submitted for consideration by the stockholders at the special meeting and recommended that our stockholders vote to adopt the merger agreement.

In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, yours. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in its recommendation with respect to the merger agreement. See the section entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 52.

The board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of Greenhill & Co., LLC (Page 37)

The board of directors retained Greenhill & Co., LLC, which we refer to as Greenhill, to provide it with financial advisory services and a financial opinion in connection with the proposed merger. The board of directors selected Greenhill to act as its financial advisor based on Greenhill’s qualifications, expertise and reputation and its knowledge of the business and affairs of the Company. At the meeting of the board of directors on March 25, 2012, Greenhill rendered its oral opinion, subsequently confirmed on March 26, 2012 in writing, that as of the date of the opinion, and based upon and subject to the limitations and assumptions set forth in the opinion, as of the date of the opinion, the merger consideration to be received by holders of Company common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of Greenhill’s written opinion, dated March 26, 2012, which contains the assumptions made, procedures followed, matters considered and limitations on the opinion and the review undertaken in connection with its opinion, is attached hereto as Annex B. We encourage you to read Greenhill’s opinion, and the section “The Merger — Opinion of Greenhill & Co., LLC” carefully and in its entirety. The summary of Greenhill’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Greenhill’s written opinion was addressed to the board of directors and in connection with its consideration of the merger. The opinion was not intended to be and does not constitute a recommendation to the board of directors as to whether it should approve the merger or the merger agreement, nor does it constitute a recommendation as to whether the stockholders of the Company should approve or take any action in respect of the merger at any meeting convened in connection with the merger. Greenhill was not requested to opine as to, and its opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the merger.

Financing of the Merger (Page 50)

The closing of the merger is not conditioned on the receipt of financing by Bausch + Lomb. If all other conditions to closing of the merger have been satisfied, Bausch + Lomb will be obligated to consummate the merger regardless of whether Bausch + Lomb has obtained financing under the commitment letter (as described below) or otherwise.

Bausch + Lomb may finance the merger with a combination of cash on hand, available borrowings under its existing revolving credit facility (that Bausch + Lomb currently expects will be at least $350 million as of the date of the merger) and the proceeds of a $350 million incremental term loan facility to be provided under one of its existing credit facilities. Alternatively, Bausch + Lomb may obtain other financing in lieu of the foregoing, but intends in all cases to have a combination of cash on hand and committed financing sufficient to finance the merger.

In connection with its entry into the merger agreement, Bausch + Lomb obtained a financing commitment letter, dated March 26, 2012, which we refer to as the commitment letter, from Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., Credit Suisse AG, Goldman Sachs Bank USA, and Bank of America Merrill Lynch, which we refer to as the lenders, pursuant to which the lenders committed to provide the full amount of the $350 million incremental term loan facility.

The commitments of the lenders under the commitment letter are subject to the satisfaction of certain customary conditions precedent, including the merger being consummated in all material respects in accordance with the terms of the merger agreement prior to, or substantially simultaneously with, the funding of the incremental term loan facility and the execution and delivery of an amendment to the Bausch + Lomb’s existing credit facility substantially in the form of the previously agreed form of amendment attached to the commitment letter. The commitment letter terminates on the earlier of:

•	the termination of the merger agreement in accordance with its terms;

•	the consummation of the merger with or without the funding of the incremental term loan facility;

•	5:00 p.m. New York City time on September 25, 2012 (which coincides with the outside date under the merger agreement); and

•	any public announcement by Bausch + Lomb or any of its affiliates that Bausch + Lomb does not intend to proceed with the merger or the financing under the commitment letter.

Interests of Certain Persons in the Merger (Page 52)

In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. Our board of directors was aware of these interests and considered them, among other matters, in reaching the determination that the terms and conditions of the merger and the merger agreement were fair to, advisable and in the best interests of the Company and its stockholders and in making its recommendation regarding approval and adoption of the merger and the merger agreement as described in “The Merger — Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 33. These interests include the following:

•	Accelerated vesting of stock options and cash payments with respect to stock options that have an exercise price of less than $9.10 per share;

•	Accelerated vesting of restricted shares and cash payments of $9.10 with respect to each restricted share;

•	Accelerated vesting of stock appreciation rights and phantom stock and cash payments of $9.10 with respect to each stock appreciation right and share of phantom stock;

•

Employment agreements with each of our executive officers, other than Mssrs. Davis and Drazba, which provide benefits upon a change in control, including severance benefits if the executive officer is terminated following such event;

•	Credit for prior service with us for purposes of eligibility, vesting and other determinations under Bausch + Lomb benefit plans in which our employees may become eligible to participate; and

•	Continued indemnification and liability insurance for directors and officers following completion of the merger.

See “The Merger — Interests of Certain Persons in the Merger” beginning on page 52 for additional information.

Approval of “Golden Parachute” Compensation (Page 58)

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and Rule 14a-21(c) under the Exchange Act, we are providing stockholders with the opportunity to cast a nonbinding advisory vote with respect to certain payments that may be made to the Company’s named executive officers in connection with the merger, or “golden parachute” compensation, as reported on the Golden Parachute Compensation table on page 58. The board of directors unanimously recommends that you vote “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation.

Approval of the proposal regarding “golden parachute” compensation requires the affirmative vote of the holders of a majority of the votes present or represented by proxy that are entitled to vote at the special meeting. Approval of this proposal is not a condition to completion of the merger. The vote with respect to “golden parachute” compensation is an advisory vote and will not be binding on the Company. Therefore, regardless of whether stockholders approve the “golden parachute” compensation, if the stockholders approve the merger and the merger is completed, the “golden parachute” compensation will still be paid to the Company’s named executive officers to the extent payable in accordance with the terms of such compensation.

Certain Material U.S. Federal Income Tax Consequences of the Merger (Page 60)

The exchange of shares of Company common stock for cash in the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. A U.S. holder whose shares of Company common stock are converted into the right to receive cash in the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and its adjusted tax basis in such shares. The merger will generally not be a taxable transaction to non-U.S. holders under U.S. federal income tax laws unless the non-U.S. holder has certain connections to the United States, but may be a taxable transaction under foreign tax laws. Backup withholding may also apply to the cash payments made to both U.S. and non-U.S. holders pursuant to the merger unless the holder or other payee complies with the backup withholding rules. You should read “The Merger — Certain Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 60 for the definition of “U.S. holder” and “non-U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the merger to you.

Regulatory Approvals and Notices (Page 63)

The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, which prevents the Company and Bausch + Lomb from completing the merger until required information and materials are furnished to the Antitrust Division of the Department of Justice, which we refer to as the DOJ, and the Federal Trade Commission, which we refer to as the FTC, and the HSR Act waiting period is terminated or expires. On April 3, 2012, the Company and Bausch + Lomb filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC. On April 23, 2012, the Company and Bausch + Lomb received confirmation of early termination of the waiting period under the HSR Act, effective as of April 23, 2012. The DOJ, the FTC, state attorneys general and others may challenge the merger on antitrust grounds either before or after expiration or termination of the HSR Act waiting period. Accordingly, at any time before or after the completion of the merger, any of the DOJ, the FTC, state attorneys general or others could take action under the antitrust laws, including, without limitation, seeking to enjoin the completion of the merger. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or that, if a challenge is made, it will not succeed.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.

Litigation Relating to the Merger (Page 64)

We, our directors, Bausch + Lomb and Merger Sub were named as defendants in four putative class action complaints. The first case, captioned Hutt v. ISTA Pharmaceuticals, Inc., et al., C.A. 7367, was filed on March 29, 2012 in the Court of Chancery of the State of Delaware. An amended complaint was filed in the Hutt action on April 27, 2012. The plaintiff and Mr. Peter Barton Hutt, one of our directors, are not related. The second, third, and fourth complaints, captioned Salina v. ISTA Pharmaceuticals, Inc., et al., Hijab v. ISTA Pharmaceuticals, Inc., et al., and Kretz v. ISTA Pharmaceuticals, Inc., et al., were filed on or about April 5, 2012, April 10, 2012, and April 25, 2012, respectively, in the Superior Court for the State of California. On April 30, 2012, an amended complaint was filed in the Hijab action. The actions, purportedly brought on behalf of a class of stockholders, allege that our directors breached their fiduciary duties in connection with the proposed acquisition by, among other things, failing to disclose all material information concerning the merger, and failing to maximize stockholder value and obtain the best financial and other terms and act in the best interests of public stockholders. The complaints further allege that Bausch + Lomb aided and abetted the directors’ purported breaches. The plaintiffs seek injunctive and other equitable relief, including enjoining us from consummating the merger, and damages, in addition to fees and costs. On May 1, 2012, the plaintiff in the Salina action filed a request for voluntary dismissal of that case.

We believe that the claims asserted in these suits are without merit and intend to vigorously defend these matters.

The Merger Agreement (Page 65)

Merger Consideration (Page 66)

If the merger is completed, each share of Company common stock, other than the excluded shares, will be converted into the right to receive $9.10 in cash, without interest and less any applicable withholding taxes.

Treatment of Options, Stock Appreciation Rights and Phantom Stock (Page 67)

Upon consummation of the merger, each outstanding option to purchase shares of Company common stock or any stock appreciation right will be fully vested, to the extent not already fully vested, and cancelled, and thereafter will represent the right to receive a cash payment equal to the product of (i) the number of shares of our common stock subject to such option or stock appreciation right immediately prior to the effective time of the merger, multiplied by (ii) the excess, if any, of the merger consideration of $9.10 per share of Company common stock over the exercise price per share of Company common stock subject to such option or stock appreciation right, without interest and less any applicable withholding taxes. Dr. Anido is the sole holder of stock appreciation rights.

Upon consummation of the merger, any phantom stock will be fully vested, to the extent not already fully vested, and cancelled. In connection with the merger, Dr. Anido, the sole holder of Company phantom stock, will receive a cash payment in the amount of the merger consideration of $9.10 with respect to each share of phantom stock, without interest and less any applicable withholding taxes, in consideration of such phantom stock.

Treatment of Restricted Shares (Page 68)

Upon consummation of the merger, each restricted share of Company common stock that is outstanding immediately prior to the effective time of the merger will automatically vest, and our reacquisition right with respect thereto shall lapse, and the holder thereof will be entitled to receive the merger consideration of $9.10 with respect to each such share, without interest and less any applicable withholding taxes.

Treatment of Employee Stock Purchase Plan (Page 68)

If the effective time of the merger occurs on or prior to June 30, 2012, each right to purchase Company common stock under the Company 2009 Employee Stock Purchase Plan that is outstanding immediately prior to the effective time of the merger will be cancelled unless exercised in full upon an election by the participating employee based on payroll deductions credited to the participating employee’s account as of a date determined by the our board of directors, which date is not less than 10 days preceding the closing of the merger, and such participating employee will be entitled to receive the merger consideration of $9.10 with respect to each share so purchased, without interest and less any applicable withholding taxes. If a participating employee does not elect to exercise the right to purchase Company common stock, all payroll deductions previously made in respect of such participating employee will be returned to such participating employee. If the merger is consummated after June 30, 2012, each right to purchase Company common stock under the Company 2009 Employee Stock Purchase Plan that is outstanding immediately prior to the effective time of the merger will be cancelled and all payroll deductions previously made will be returned to participating employees. In either case, the 2009 Employee Stock Purchase Plan will be terminated prior to the effective time of the merger.

Treatment of Warrants (Page 68)

At the effective time of the merger, any holder of a warrant to purchase Company common stock who has properly elected to require an “early termination upon major transaction” will be entitled to receive the “major transaction warrant early termination price” in accordance with the terms and conditions of the warrant. If a holder of such a warrant has not properly elected to require an “early termination upon major transaction,” following the effective time of the merger the warrant will no longer be exercisable for Company common stock and instead will be exercisable solely for an amount of cash equal to the merger consideration that would have been payable in respect of the number of shares of Company common stock that the holder of the warrant would have received had such holder exercised the warrant immediately prior to the effective time of the merger.

Conditions to Closing the Merger (Page 74)

As more fully described in this proxy statement and in the merger agreement, each party’s obligation to complete the merger depends on a number of conditions being satisfied or, where legally permissible, waived, including:

•	the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon;

•

the expiration or termination of the waiting period applicable to the merger under the HSR Act and the receipt and continued effectiveness of any non-objection or approval in respect of any authorization, consent, order or approval of any governmental entity required in connection with the consummation of the merger (other than under the HSR Act), the failure of which to obtain could reasonably be expected to have a “Parent Material Adverse Effect” or a “Company Material Adverse Effect,” in each case without the imposition of a MAE Burdensome Condition (as defined below);

•	the absence of any governmental order or law that makes the merger illegal or otherwise enjoins, restrains, prevents or prohibits consummation of the merger;

•

each party’s respective representations and warranties in the merger agreement being true and correct as of the closing date of the merger subject, in most cases, to materiality thresholds in the manner described in “The Merger Agreement — Conditions to Closing the Merger” beginning on page 74;

•

each party’s performance of, or compliance in all material respects with, its obligations required to be performed or complied with under the merger agreement on or prior to the closing date of the merger; and

•	as a condition to Bausch + Lomb’s and Merger Sub’s obligation to complete the merger, the absence of a “Company Material Adverse Effect” since the date of the merger agreement.

Restrictions on Solicitation of Other Offers (Page 75) or Restrictions on Change of Recommendation to Stockholders (Page 76)

We generally have agreed not to:

•	solicit, initiate or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal;

•

enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any action with the purpose of encouraging or facilitating, any acquisition proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an acquisition proposal;

•

enter into any agreement or understanding with respect to any acquisition proposal or enter into or any agreement or understanding requiring the Company to abandon, terminate or fail to consummate the merger; or

•	resolve, propose or agree to do any of the foregoing.

We have agreed to promptly (and in any event within 24 hours) advise Bausch + Lomb of our receipt of any acquisition proposal (including a copy of such acquisition proposal if it is in writing or a description of the material terms and conditions of such acquisition proposal if it is not in writing), any inquiries specifically relating to an acquisition proposal or any request for information from, or any negotiations sought to be initiated or continued with, the Company with respect to an acquisition proposal.

If an unsolicited written acquisition proposal is made, subject to providing advance notice to Bausch + Lomb and entry into a confidentiality agreement, we may furnish information with respect to the Company to, and engage in discussions or negotiations with (including solicitations of revised acquisition proposals), the person who has made such acquisition proposal, but only if our board of directors determines in good faith, after consultation with outside counsel and its financial advisors, that such acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal.

We have agreed that our board of directors will not (i) withhold, withdraw, qualify or modify (or propose publicly to withhold, withdraw, quality or modify) its recommendation to our stockholders in favor of the merger (we refer to the foregoing as a Company adverse recommendation change), (ii) cause or permit us to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement providing for the consummation of a transaction contemplated by another acquisition proposal (other than a confidentiality agreement entered into in compliance with our “no solicitation” obligations), (iii) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, another acquisition proposal, (iv) if a tender offer or exchange offer for shares of Company common stock that constitutes an acquisition proposal is commenced, fail to recommend against acceptance of such offer within ten business days or (v) resolve to do any of the foregoing, except that our board of directors may take such an action in certain circumstances if it determines in good faith, after consultation with its financial advisors and outside counsel, that another unsolicited acquisition proposal constitutes a superior proposal after giving effect to all adjustments to the merger agreement offered by Bausch + Lomb and the failure to take such action would be inconsistent with its fiduciary obligations under applicable law. In addition, our board of directors may withdraw its recommendation that our stockholders adopt the merger agreement, other than in response to another acquisition proposal, if a material event or change in circumstances has occurred with respect to the Company after the entry into of the merger agreement and our board of directors determines in good faith, after consultation with its financial advisors and outside counsel, that a failure to take such action would be inconsistent with its fiduciary obligations under applicable law.

Termination (Page 78)

The Company and Bausch + Lomb may mutually agree to terminate the merger agreement at any time prior to the effective time of the merger, even after our stockholders have adopted the merger agreement. The merger agreement may also be terminated in certain other circumstances, including:

•	by either the Company or Bausch + Lomb, if:

•

the merger has not been consummated by 5:00 p.m. New York City time on September 25, 2012, except that this termination right will not be available to any party whose breach of any obligation under the merger agreement has been the primary cause of, or the primary factor that resulted in, the failure of the merger to be consummated on or before such date;

•

a governmental entity of competent jurisdiction has issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting consummation of the merger or making consummation of the merger illegal, except that this termination right will not be available to any party whose breach of any obligation under the merger agreement has been the primary cause of, or the primary factor that resulted in, such order, decree, ruling or other action; or

•

our stockholders do not vote to adopt the merger agreement at the special meeting, except that this termination right will not be available to any party whose breach of any obligation under the merger agreement has been the primary cause of, or the primary factor that resulted in, the failure of our stockholders to adopt the merger agreement.

•	by Bausch + Lomb, if:

•

our board of directors effects a Company adverse recommendation change (whether or not in compliance with our “no solicitation” obligations or the restrictions on our ability to change our recommendation to stockholders or to take actions in respect of any alternative acquisition agreements or our related obligations under the merger agreement);

•	our board of directors approves, endorses or recommends to our stockholders an alternative acquisition proposal;

•

a tender offer or exchange offer for our outstanding common stock that constitutes an acquisition proposal is commenced and our board of directors fails to recommend against acceptance of such offer within ten business days after its commencement;

•

our board of directors fails to reconfirm publicly its recommendation in favor of the adoption of the merger agreement by our stockholders within five business days of a written request from Bausch + Lomb for us to do so if such request follows the making of an alternative acquisition proposal other than a tender or exchange offer by any person;

•	we or our board of directors approves, recommends or enters into an alternative acquisition agreement;

•	we fail to include in our proxy statement the recommendation of our board of directors in favor of the adoption of the merger agreement by our stockholders;

•

we breach or violate our “no solicitation” obligations or the restrictions on our ability to change our recommendation to stockholders or to take actions in respect of any alternative acquisition agreements or our related obligations under the merger agreement in any material respect;

•	we fail to hold the special meeting within ten business days prior to September 25, 2012;

•	we or our board of directors authorizes or publicly proposes any of the above; or

•

we breach or fail to perform any of our representations, warranties, covenants or agreements in the merger agreement and such breach or failure to perform would cause certain conditions to the obligations of Bausch + Lomb and Merger Sub to consummate the closing not to be satisfied and such breach or failure to perform is not cured within 20 days or is not capable of being cured.

•	by the Company, if:

•

(i) our board of directors pursuant to and in compliance with our “no solicitation” obligations and the restrictions on our ability to change our recommendation to stockholders or to take actions in respect of any alternative acquisition agreements and our related obligations under the merger agreement approves or recommends to our stockholders an alternative acquisition proposal, (ii) immediately prior to or substantially concurrently with such termination we enter into an alternative acquisition agreement for a superior proposal and (iii) we pay a termination fee of $14.5 million to Bausch + Lomb immediately prior to or substantially concurrently with such termination; or

•

Bausch + Lomb or Merger Sub breach or fail to perform any of their representations, warranties, covenants or agreements in the merger agreement and such breach or failure to perform would cause certain conditions to our obligation to consummate the closing not to be satisfied and such breach or failure to perform is not cured within 20 days or is not capable of being cured.

Termination Fee and Transaction Expenses (Page 79)

Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses. The merger agreement provides that, upon termination of the merger agreement under certain circumstances, the Company may be required to pay to Bausch + Lomb a termination fee of $14.5 million.

Market Price of Company Common Stock and Dividend Information (Page 84)

The closing price of Company common stock on NASDAQ on March 23, 2012, the last trading day prior to the date our board of directors authorized the execution of the merger agreement, was $8.30 per share. On May 3, 2012 the closing price for Company common stock on NASDAQ was $9.05 per share. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares of Company common stock.

Expected Timing of the Merger

We currently expect to complete the merger during the second quarter of 2012. The merger is subject to various regulatory clearances and approvals and other conditions, however, and it is possible that factors outside the control of both companies could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals.

Appraisal Rights (Page 90)

Record holders of Company common stock as of the record date who do not vote in favor of the adoption of the merger agreement may elect to pursue their appraisal rights to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the per share merger consideration for the common stock, but only if they comply with the procedures required under Delaware law. For a summary of these Delaware law procedures, see “Appraisal Rights” beginning on page 90. An executed proxy that is not marked “AGAINST” or “ABSTAIN” with respect to the adoption of the merger agreement will be voted “FOR” the adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights.

A copy of Section 262 of the General Corporation Law of the State of Delaware, or DGCL, is included as Annex C to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

ANY COMPANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Delisting and Deregistration of Company Common Stock (Page 93)

If the merger is consummated, the Company common stock will be delisted from NASDAQ and deregistered under the Exchange Act. Accordingly, following the consummation of the merger, we would no longer file periodic reports with the Securities and Exchange Commission, which we refer to as the SEC, on account of the Company common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 94.

Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?

A.	You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the board of directors for use at the special meeting because you owned shares of Company common stock as of the record date for the special meeting, which is April 23, 2012. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Company common stock with respect to such matters.

Q.	What is the proposed transaction and what effects will it have on the Company?

A.	The proposed transaction is the acquisition of the Company by Bausch + Lomb pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the surviving corporation. As a result of the merger, the Company will become a wholly-owned subsidiary of Bausch + Lomb and will no longer be a publicly held corporation, and you will no longer have any interest in our future earnings or growth. In addition, the Company common stock will be delisted from NASDAQ and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of Company common stock.

Q.	What will I receive if the merger is consummated?

A.	Upon completion of the merger, you will be entitled to receive the per share merger consideration of $9.10 in cash, without interest, less any applicable withholding taxes, for each share of Company common stock that you own. You will not receive the merger consideration if you are entitled to and have properly demanded appraisal under Section 262 of the DGCL. For example, if you own 100 shares of Company common stock, you will receive $910 in cash in exchange for your shares of Company common stock, less any applicable withholding taxes. You will not own any shares of the capital stock in the surviving corporation.

Q.	How does the per share merger consideration compare to the market price of Company common stock prior to announcement of the merger?

A.	The merger consideration of $9.10 per share of Company common stock represents a premium of approximately 134% to the closing price of the shares on December 15, 2011, the trading day before the announcement of a proposal to acquire the Company and the Company’s announcement of its intention to review its strategic options, and an approximately 10% premium to the closing price of the shares on March 23, 2012, the last trading day prior to the date our board of directors authorized of the execution of the merger agreement.

Q.	How does the board of directors recommend that I vote?

A.	The board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	When do you expect the merger to be consummated?

A.	We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement, we anticipate that the merger will be consummated during the second quarter of 2012.

Q.	What happens if the merger is not consummated?

A.	If the merger agreement is not adopted by the stockholders of the Company or if the merger is not consummated for any other reason, the stockholders of the Company would not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company would remain an independent public company, and the Company common stock would continue to be listed and traded on NASDAQ. Under specified circumstances, the Company may be required to pay to Bausch + Lomb a $14,500,000 fee with respect to the termination of the merger agreement, as described under “The Merger Agreement — Termination Fee and Transaction Expenses” beginning on page 79.

Q.	Is the merger conditioned upon Bausch + Lomb obtaining financing?

A.	No, the closing of the merger is not conditioned on the receipt of financing by Bausch + Lomb. If all other conditions to closing of the merger have been satisfied, Bausch + Lomb will be obligated to consummate the merger regardless of whether Bausch + Lomb has obtained financing under the commitment letter or otherwise.

Q.	Is the merger expected to be taxable to me?

A.	Yes, if you are a U.S. holder. The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. If you are a U.S. holder and your shares of Company common stock are converted into the right to receive cash in the merger, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before deduction of any applicable withholding taxes) and your adjusted tax basis in your shares of Company common stock. If you are a non-U.S. holder, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, but may be a taxable transaction to you under foreign tax laws, and you are encouraged to seek tax advice regarding such matters. Backup withholding may also apply to the cash payments made to both U.S. and non-U.S. holders pursuant to the merger unless the holder or other payee complies with the backup withholding rules. You should read “The Merger — Certain Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 60 for the definition of “U.S. holder” and “non-U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the merger to you.

Q.	Do any of the Company’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.	Yes. In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. See “The Merger — Interests of Certain Persons in the Merger” beginning on page 52.

Q.	When and where is the special meeting?

A.	The special meeting of stockholders of the Company will be held on June 5, 2012 at 8:00 a.m. local time, at the Company’s offices, located at 50 Technology Drive, Irvine, California 92618.

Q.	What am I being asked to vote on at the special meeting?

A.	You are being asked to consider and vote on a proposal to adopt the merger agreement that provides for the acquisition of the Company by Bausch + Lomb, to approve, on a nonbinding advisory basis, the “golden parachute” compensation that will be payable to the Company’s named executive officers in connection with the merger as reported on the Golden Parachute Compensation table on page 58, and to approve a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Q.	What vote is required for the Company’s stockholders to approve the proposal to adopt the merger agreement?

A.	The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon.

Because the affirmative vote required to approve the proposal to adopt the merger agreement is based upon the total number of outstanding shares of Company common stock, if you fail to submit a proxy and do not vote in person at the special meeting, or if you vote “ABSTAIN,” or if you do not provide your bank, brokerage firm or other nominee with voting instructions, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q.	What vote is required for the Company’s stockholders to approve the proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate?

A.	Approval of the proposals regarding “golden parachute” compensation and adjournment of the special meeting, if necessary or appropriate, requires the affirmative vote of the holders of a majority of the votes present or represented by proxy that are entitled to vote at the special meeting.

If you vote “ABSTAIN” by proxy or in person at the special meeting, or if you attend the special meeting in person and fail to vote, on the proposal regarding “golden parachute” compensation or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, this will have the effect of voting against these proposals. If you fail to submit a proxy and do not attend the special meeting in person, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on these proposals, and this will have no effect on these proposals.

Q.	What constitutes a quorum for the special meeting?

A.	A quorum is necessary to adopt the merger agreement and approve the proposal regarding “golden parachute” compensation at the special meeting. The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of Company common stock outstanding at the close of business on the record date and entitled to vote constitutes a quorum for the purposes of the special meeting. Abstentions and “broker non-votes” will be counted as present for the purpose of determining whether a quorum is present. A “broker non-vote” occurs when a broker does not have discretion to vote on the matter and has not received instructions from the beneficial holder as to how such holder’s shares are to be voted on the matter. The meeting may be adjourned whether or not a quorum is present.

Q.	Why am I being asked to cast a nonbinding advisory vote to approve “golden parachute” compensation that the Company’s named executive officers will receive in connection with the merger?

A.	The SEC’s recently adopted rules require us to seek a nonbinding advisory vote with respect to certain payments that will be made to the Company’s named executive officers in connection with the merger, or “golden parachute” compensation.

Q.	What will happen if stockholders do not approve the “golden parachute” compensation at the special meeting?

A.	Approval of “golden parachute” compensation payable under existing agreements that the Company’s named executive officers will receive in connection with the merger is not a condition to completion of the merger. The vote with respect to “golden parachute” compensation is an advisory vote and will not be binding on the Company. Therefore, regardless of whether stockholders approve the “golden parachute” compensation, if the merger agreement is adopted by the stockholders and the merger is completed, the “golden parachute” compensation will be paid to the Company’s named executive officers to the extent payable in accordance with the terms of agreements governing such compensation.

Q.	Who can vote at the special meeting?

A.	All of our holders of record of Company common stock as of the close of business on April 23, 2012, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of Company common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Company common stock that such holder owned as of the record date.

Q.	How do I vote?

A.	If you are a stockholder of record, you may vote your shares of Company common stock on matters presented at the special meeting in any of the following ways:

•	in person — you may attend the special meeting and cast your vote there;

•	by proxy — stockholders of record have a choice of voting by proxy:

•	over the Internet — the website for Internet proxy submission is on your proxy card;

•	by using a toll-free telephone number noted on your proxy card; or

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you hold your shares of Company common stock in nominee or “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner of shares of Company common stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy for your shares of Company common stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone. Please be aware that, though there is no charge for voting your shares, if you submit a proxy over the internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Q.	What is the difference between holding shares as a stockholder of record and in nominee or “street name”?

A.	If your shares of Company common stock are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares of Company common stock, as the “stockholder of record.” This proxy statement, and your proxy card, have been sent directly to you by the Company.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company common stock held in nominee or “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner of shares of Company common stock held in nominee or “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of Company common stock by following their instructions for voting.

Q.	If my shares of Company common stock are held in nominee or “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of Company common stock for me?

A.	Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Company common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Company common stock. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Company common stock, your shares of Company common stock will not be voted and the effect will be the same as a vote “AGAINST” the proposal to adopt the merger agreement and your shares of Company common stock will not have an effect on approval of the advisory proposal regarding “golden parachute” compensation or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	How can I change or revoke my proxy?

A.	You have the right to revoke a proxy, whether delivered over the internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Secretary, at 50 Technology Drive, Irvine, California 92618, or by attending the special meeting and voting in person.

Q.	What is a proxy?

A.	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Company common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company common stock is called a “proxy card.” Our board of directors has designated Vicente Anido, Jr., Ph.D. and Lauren P. Silvernail, and each of them singly, with full power of substitution, as proxies for the special meeting.

Q.	If a stockholder gives a proxy, how will its shares of Company common stock be voted?

A.	Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card, as your proxies, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone proxy processes or the enclosed proxy card, you may specify whether your shares of Company common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	How are votes counted?

A.	With respect to the proposal to adopt the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN”. Abstentions and broker non-votes will have the same effect as votes “AGAINST” the proposal to adopt the merger agreement.

With respect to the proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have no effect on these proposals.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.	If you hold shares of Company common stock in more than one account, you may receive more than one proxy or set of voting instructions relating to the special meeting. These should each be voted or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Company common stock are voted.

Q.	What happens if I sell my shares of Company common stock before the special meeting?

A.	The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of Company common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.	The Company has engaged Georgeson Inc., which we refer to as Georgeson, to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Georgeson a fee of approximately $15,000. The Company will reimburse Georgeson for reasonable out-of-pocket expenses and will indemnify Georgeson and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Company common stock for their expenses in forwarding soliciting materials to beneficial owners of Company common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.	What do I need to do now?

A.

Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares are represented at the special meeting. If you hold your shares of Company common stock in your own name as the stockholder of record, please submit a proxy for your shares of Company common stock by (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, (ii) using the telephone number printed on your proxy card or (iii) using the Internet proxy instructions printed on your proxy card.

If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner of shares of Company common stock held in nominee or “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Should I send in my stock certificates now?

A.	No. A letter of transmittal will be mailed to you promptly, and in any event within three business days, after the effective time of the merger, describing how you should surrender your shares of Company common stock for the per share merger consideration. If your shares of Company common stock are held in nominee or “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your nominee or “street name” shares of Company common stock in exchange for the per share merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	Where can I find the voting results of the special meeting?

A.	The Company intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports the Company files with the SEC are publicly available when filed.

Q.	What rights do I have if I oppose the merger?

A.	Under the DGCL, stockholders who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all applicable requirements of Section 262 of the DGCL, which are summarized in this proxy statement. This appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company prior to the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel. A copy of Section 262 is attached as Annex C to this proxy statement. See “Appraisal Rights” beginning on page 90.

Q.	Who can help answer my other questions?

A.	If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Company common stock, or need additional copies of this proxy statement or the enclosed proxy card, please call Georgeson, our proxy solicitor, toll-free at 1-888-293-6812.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

Statements contained in this proxy statement that are not historical fact are forward-looking statements which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. The forward-looking statements involve significant known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and undue reliance should not be placed on such statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following risks and uncertainties:

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require the Company to pay a termination fee;

•	the failure to receive, on a timely basis or at all, the required approvals by the Company’s stockholders and government or regulatory agencies;

•	the risk that a condition to closing of the proposed transaction may not be satisfied on a timely basis or at all;

•	the Company’s and Bausch + Lomb’s ability to consummate the merger, including Bausch + Lomb’s ability to consummate the financing;

•	the failure of the merger to be consummated for any other reason;

•	the possibility that costs related to the proposed transaction will be greater than expected;

•	the outcome of any legal proceedings or governmental investigations that have been or may be instituted against the Company and/or others relating to the merger agreement or the merger;

•	diversion of management’s attention from ongoing business concerns;

•	limitations placed on the Company’s ability to operate its business under the merger agreement;

•	operating costs and business disruption, including difficulties in maintaining relationships, may be greater than expected;

•	the ability of the Company to retain key personnel and maintain relationships with its suppliers or customers;

•

the impact of legislative, regulatory and competitive changes and other risk factors relating to the industry in which the Company and Bausch + Lomb operate, as detailed from time to time in the Company’s reports filed with the SEC; and

•	the volatility and unpredictability of stock markets and credit market conditions.

There can be no assurance that the proposed transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as amended, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. The Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to the Company or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained in this proxy statement speak only as of the date of this proxy statement. The Company undertakes no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

THE SPECIAL MEETING

This proxy statement is being provided to the stockholders of the Company as part of a solicitation of proxies by the Company’s board of directors for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides stockholders of the Company with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the board of directors for use at the special meeting to be held on June 5, 2012, starting at 8:00 a.m., local time, at the Company’s offices, located at 50 Technology Drive, Irvine, California 92618, or at any adjournment thereof. At the special meeting, holders of Company common stock will be asked to approve the proposal to adopt the merger agreement, to approve the nonbinding advisory proposal regarding “golden parachute” compensation and to approve the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Our stockholders must approve the proposal to adopt the merger agreement in order for the merger to be consummated. If our stockholders fail to approve the proposal to adopt the merger agreement, the merger will not be consummated. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date and Quorum

We have fixed the close of business on April 23, 2012 as the record date for the special meeting, and only holders of record of Company common stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company common stock at the close of business on the record date. On the record date, there were 41,931,378 shares of Company common stock outstanding and entitled to vote. Each share of Company common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the shares of Company common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Shares of Company common stock represented at the special meeting but not voted, including shares of Company common stock for which a stockholder directs voting “ABSTAIN,” as well as “broker non-votes,” will be counted for purposes of establishing a quorum. A quorum is necessary to adopt the merger agreement and approve the proposal regarding “golden parachute” compensation at the special meeting, but no quorum is required to adjourn the special meeting. Once a share of Company common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any recess or adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or recessed.

Attendance

Only stockholders of record or their duly authorized proxies have the right to attend the special meeting. If your shares of Company common stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of Company common stock. If you are the representative of a corporate or institutional stockholder, you must present proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon. For the proposal to adopt the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Voting “ABSTAIN” will not be counted as a vote cast in favor of the proposal to adopt the merger agreement but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or if you vote “ABSTAIN,” it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Approval of the advisory proposal regarding “golden parachute” compensation and approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, require the affirmative vote of the holders of a majority of the votes present or represented by proxy that are entitled to vote at the special meeting. For the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of each of these proposals, if you submit a proxy to vote “ABSTAIN,” or attend the special meeting in person and either fail to vote or vote “ABSTAIN,” it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy and do not attend the special meeting in person, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, the shares of the Company common stock will not be counted in respect of, and will not have an effect on, the proposal.

If your shares of Company common stock are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares of Company common stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company common stock held in nominee or “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner of shares of Company common stock held in nominee or “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting. If you hold your shares of Company common stock in nominee or “street name,” please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares. Please note that if you are a beneficial owner of shares of Company common stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

Under the rules of NASDAQ, banks, brokerage firms or other nominees who hold shares in nominee or “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, the proposal to approve the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, and, as a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on any of the matters to be considered at the special meeting, which we refer to generally as “broker non-votes.” These broker non-votes will be counted for purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Broker non-votes will not have an effect on either the nonbinding advisory proposal regarding “golden parachute” compensation or the proposal to adjourn the special meeting.

If you are a stockholder of record, you may vote your shares of Company common stock on matters presented at the special meeting in any of the following ways:

•	in person — you may attend the special meeting and cast your vote there;

•	by proxy — stockholders of record have a choice of voting by proxy;

•	over the Internet — the website for Internet proxy submission is on your proxy card;

•	by using a toll-free telephone number noted on your proxy card; or

•	by signing and dating the enclosed proxy card you receive and returning it in the enclosed prepaid reply envelope.

If you are a beneficial owner of Company common stock held in nominee or “street name,” you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Company common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner of Company common stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy for your shares of Company common stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the internet or by telephone. Please be aware that, though there is no charge for voting your shares, if you submit a proxy over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by our Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is consummated, a separate letter of transmittal will be mailed to you that will enable you to surrender your stock certificates and receive the per share merger consideration.

If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named as your proxies on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone proxy processes or the enclosed proxy card, you may specify whether your shares of Company common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES OF COMPANY COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 1,197,814 shares of Company common stock (including restricted shares of

Company common stock, but not including any shares of Company common stock deliverable upon exercise or conversion of any options to purchase shares of Company common stock), representing 2.86% of the outstanding shares of Company common stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company common stock “FOR” the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Proxies and Revocation

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your shares of Company common stock are held in nominee or “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or if you vote “ABSTAIN,” or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Secretary, which must be received by the Company at 50 Technology Drive, Irvine, California 92618 by the time the special meeting begins, or by attending the special meeting and voting in person.

Adjournments and Recesses

Although it is not currently expected, the special meeting may be adjourned or recessed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or recess of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or recessed.

Anticipated Date of Completion of the Merger

We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement, we anticipate that the merger will be consummated during the second quarter of 2012.

Appraisal Rights

Record holders of our common stock who do not vote in favor of the proposal to adopt the merger agreement may elect to exercise their appraisal rights to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the per share merger consideration for the common stock, but only if they comply with the procedures required under Delaware law. For a summary of these Delaware law procedures, see “Appraisal Rights” beginning on page 90. An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted “FOR” the adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights.

A copy of Section 262 of the General Corporation Law of the State of Delaware, or DGCL, is included as Annex C to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

ANY COMPANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Solicitation of Proxies; Payment of Solicitation Expenses

The Company has engaged Georgeson to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Georgeson a fee of approximately $15,000. The Company will reimburse Georgeson for reasonable out-of-pocket expenses and will indemnify Georgeson and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Company common stock for their expenses in forwarding soliciting materials to beneficial owners of Company common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the internet or in person. They will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Georgeson, our proxy solicitor, toll-free at 1-888-293-6812.

PARTIES TO THE MERGER

THE COMPANY

ISTA Pharmaceuticals, Inc.

50 Technology Drive

Irvine, California 92618

(949) 788-6000

The Company is a Delaware corporation headquartered in Irvine, California. We are a rapidly growing commercial-stage, multi-specialty pharmaceutical company developing, marketing and selling our own products in the United States and Puerto Rico. We are the third largest branded prescription eye care business in the United States and have a growing allergy drug franchise. Shares of Company common stock are listed with, and trade on, NASDAQ under the symbol “ISTA.” The Company’s Internet website address is www.istavision.com. The information provided on or accessible through the Company’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement. For more information about the Company, see “Where You Can Find More Information” beginning on page 94.

BAUSCH + LOMB

Bausch & Lomb Incorporated

One Bausch & Lomb Place

Rochester, New York 14604

(585) 338-6000

Bausch + Lomb is a New York corporation headquartered in Rochester, New York. Bausch + Lomb’s core businesses include contact lenses and lens care products, ophthalmic surgical devices and instruments, and ophthalmic pharmaceuticals. Investment funds affiliated with Warburg Pincus LLC are the indirect controlling stockholders of Bausch + Lomb. Upon completion of the merger, the Company will be a direct wholly-owned subsidiary of Bausch + Lomb. Bausch + Lomb’s Internet website address is www.bausch.com. The information provided on or accessible through Bausch + Lomb’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

MERGER SUB

Inga Acquisition Corporation

One Bausch & Lomb Place

Rochester, New York 14604

(585) 338-6000

Merger Sub is a Delaware corporation that was formed by Bausch + Lomb solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Merger Sub is a wholly-owned subsidiary of Bausch + Lomb and has not carried on any activities to date, except for activities incidental to its incorporation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger, which we refer to as the surviving corporation.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business following the merger. As a result of the merger, the Company will cease to be a publicly traded company. You will not own any shares of the capital stock of the surviving corporation.

Overview of the Merger

The Company, Bausch + Lomb and Merger Sub entered into the merger agreement on March 26, 2012. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a direct, wholly-owned subsidiary of Bausch + Lomb. The following will occur in connection with the merger:

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each share of Company common stock issued and outstanding immediately prior to the effective time (other than the excluded shares) will be converted into the right to receive the per share merger consideration, without interest and less any applicable withholding taxes;

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each outstanding option to purchase shares of Company common stock and each stock appreciation right granted by the Company will be fully vested, to the extent not already fully vested, and cancelled, and thereafter will represent the right to receive a cash payment equal to the product of (i) the number of shares of our common stock subject to such option or stock appreciation right immediately prior to the effective time of the merger, multiplied by (ii) the excess, if any, of the merger consideration of $9.10 per share of Company common stock over the exercise price per share of Company common stock subject to such option or stock appreciation right, without interest and less any applicable withholding taxes (Dr. Anido is the sole holder of stock appreciation rights);

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any Company phantom stock will be fully vested, to the extent not already fully vested, and cancelled at the effective time of the merger. In connection with the merger, Dr. Anido, the sole holder of Company phantom stock, will receive a cash payment in the amount of the merger consideration of $9.10 with respect to each share of phantom stock, without interest and less any applicable withholding taxes, in consideration of such phantom stock;

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each restricted share of Company common stock that is outstanding immediately prior to the effective time will automatically vest, and our reacquisition right with respect thereto shall lapse, and the holder thereof will be entitled to receive the merger consideration of $9.10 with respect to each such share, without interest and less any applicable withholding taxes;

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if the effective time of the merger occurs on or prior to June 30, 2012, each right to purchase Company common stock under the Company 2009 Employee Stock Purchase Plan that is outstanding immediately prior to the effective time will be cancelled unless exercised in full upon an election by the participating employee based on payroll deductions credited to the participating employee’s account as of a date determined by the our board of directors, which date is not less than 10 days preceding the closing of the merger, and such participating employee will be entitled to receive the merger consideration of $9.10 with respect to each share so purchased, without interest and less any applicable withholding taxes. If a participating employee does not elect to exercise the right to purchase Company common stock, all payroll deductions previously made in respect of such participating employee will be returned to such participating employee. If the merger is consummated after June 30, 2012, each right to purchase Company common stock under the Company 2009 Employee Stock Purchase Plan that is outstanding immediately prior to the effective time of merger will be cancelled and all payroll deductions previously made will be returned to participating employees. In either case, the 2009 Employee Stock Purchase Plan will be terminated prior to the effective time of the merger; and

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any holder of a warrant to purchase Company common stock who has properly elected to require an “early termination upon major transaction” will be entitled to receive the “major transaction warrant early termination price” in accordance with the terms and conditions of the warrant. If a holder of such a warrant has not properly elected to require an “early termination upon major transaction,” following the effective time of the merger the warrant will no longer be exercisable for Company common stock and instead will be exercisable solely for an amount of cash equal to the merger consideration that would have been payable in respect of the number of shares of Company common stock that the holder of the warrant would have received had such holder exercised the warrant immediately prior to the effective time of the merger.

Following and as a result of the merger:

•	Company stockholders will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth;

•	shares of Company common stock will no longer be listed on NASDAQ, and price quotations with respect to shares of Company common stock in the public market will no longer be available; and

•	the registration of shares of Company common stock under the Exchange Act will be terminated.

Directors and Officers of the Surviving Corporation

The directors of Merger Sub immediately prior to the effective time of the merger shall be the initial directors of the surviving corporation. The officers of Merger Sub immediately prior to the effective time of the merger shall be the initial officers of the surviving corporation.

Background of the Merger

As part of their ongoing oversight and management of the Company’s business, our board of directors and management regularly evaluate our business and operations and periodically review and assess strategic options available to enhance value to our stockholders.

Bausch + Lomb has provided contract manufacturing services to the Company since 2002 with respect to a variety of products marketed by the Company. From time to time representatives of the Company and Bausch + Lomb have met to discuss these and other potential commercial relationships, including multiple discussions with respect to the Company’s potential acquisition of certain generic and prescription products from Bausch + Lomb and exploratory discussions in 2008 in which Bausch + Lomb expressed a preliminary, non-binding indication of interest, subject to various conditions, in a potential acquisition of the Company at a price of $3.25 per share of Company common stock, provided that no more than approximately 33.3 million shares of Company common stock were outstanding on a fully diluted basis. No agreement regarding the acquisition, by the Company of any products or of the Company by Bausch + Lomb, was reached.

In Fall 2010, the Company held discussions with another pharmaceutical company, which we refer to as Company A, about a possible commercial relationship. On October 26, 2010, Company A submitted a letter to our board of directors expressing interest in a cash acquisition of the Company at a price of $7.00 — $7.50 per share. On November 18, 2010, the Company retained Greenhill as its financial advisor. On January 5, 2011, the Company responded by letter indicating that, after a thorough review, the board had rejected the proposal and determined to continue executing on the Company’s long-term strategic plan. No further discussions ensued with Company A regarding a potential acquisition until December 2011.

On September 27, 2011, Dr. Anido, our President and Chief Executive Officer, and Mr. Dean J. Mitchell, one of our directors, were contacted by representatives of Valeant Pharmaceuticals International, Inc., which we refer to as Valeant, expressing interest in a collaboration with the Company or, in the alternative, an acquisition of the Company at an unspecified premium to the then current market price. Thereafter representatives of the Company, including Greenhill, and representatives of Valeant discussed the possibility of an acquisition of the Company or a collaboration between the two companies and the provision of Company confidential information to Valeant subject to the execution of an acceptable confidentiality agreement, and negotiated the terms of a proposed confidentiality agreement. No specific price was proposed by Valeant and no confidentiality agreement was executed.

At a meeting held on November 16, 2011, our management and representatives of Greenhill reviewed with our board of directors the discussions between the Company and representatives of Valeant, including Valeant’s recent indication that it was no longer interested in a potential collaboration but only in a potential acquisition of the Company, as well as potential responses to Valeant’s verbal expressions of interest. Our management also reviewed with the board non-risk weighted financial projections for the five-year period of 2012 through 2016, which we refer to as our Strategic Plan. The board authorized continued discussions with Valeant, but not the sharing of confidential information prior to execution of a mutually acceptable confidentiality agreement.

On November 23, 2011, the Company received a letter from Valeant proposing, on a non-binding basis, a cash acquisition of the Company for $6.50 per share. The board of directors met on November 30, 2011, and received a presentation from Greenhill on the Valeant proposal and possible responses. The board discussed the proposal from Valeant and concluded that Dr. Anido should reply in writing that a formal response would follow in mid-December after the board completed its assessment of the proposal and had reviewed valuation analyses being prepared by Greenhill. A letter to that effect was sent by Dr. Anido to Valeant on December 2, 2011.

Following the annual meeting of stockholders on December 5, 2011, our board of directors met and our management and Greenhill reported on recent discussions with representatives of Valeant. The board of directors discussed the Valeant proposal, and reviewed possible responses and preliminary valuation analyses prepared by Greenhill. Our management reported on possible acquisition opportunities for the Company. The board of directors also reviewed the Company’s current stockholder rights plan that was due to expire on January 25, 2012 and a recommendation from the Nominating and Corporate Governance Committee that legal counsel prepare a new stockholder rights plan for further consideration by that committee and the board of directors. A representative from Stradling Yocca Carlson & Rauth, P.C., the Company’s outside legal counsel, which we refer to as Stradling, provided an overview of the directors’ fiduciary duties when considering a stockholder rights plan or sale of the Company.

Valeant sent a letter to the Company dated December 12, 2011 reaffirming its earlier proposal regarding an acquisition at $6.50 per share. The board of directors met on December 13, 2011 to further review the Valeant proposal, as well as possible responses. A representative from Stradling again described the fiduciary duties of directors when considering a sale of the Company. Our management presented and the board approved an operating budget for 2012, which we refer to as the 2012 Budget. Greenhill provided preliminary valuation analyses, and noted that such analyses indicated a potential value for the Company significantly in excess of Valeant’s $6.50 per share proposal. After discussion, the board concluded that the Valeant offer was grossly inadequate and directed Dr. Anido to notify Valeant of this conclusion in writing, which he did on December 14, 2011. The board concluded that the risk weighting methodology utilized by Greenhill in these illustrative discounted cash flow analyses was not appropriate. The board directed management and Greenhill to prepare for a process to evaluate strategic options, including the possible sale of the Company.

On December 16, 2011, Valeant issued a press release announcing its proposal to acquire the Company for $6.50 per share in cash that included its letters dated November 23, 2011 and December 12, 2011, as well as a letter addressed to our board of directors dated December 16, 2011 reiterating Valeant’s $6.50 per share proposal. In response, the Company also issued a press release on December 16, 2011 announcing the rejection of Valeant’s $6.50 per share acquisition proposal as grossly inadequate and that the Company would commence a review of all strategic options to maximize stockholder value.

Following the issuance of the press release, on December 16, 2011, Mr. Brent Saunders, the President and Chief Executive Officer of Bausch + Lomb, called Dr. Anido and communicated that if the Company were to commence a sale process, Bausch + Lomb would be interested in participating in the process.

Commencing on December 16, 2011, the Company, directly or through Greenhill, began contacting potential strategic acquirers, including Bausch + Lomb and Company A, to solicit interest in an acquisition of the Company. The Company did not target financial sponsors because it believed financial buyers would not be able to compete effectively with a strategic buyer that could realize synergies in an acquisition. Between December 16, 2011 and January 23, 2012 the Company, directly or through Greenhill, contacted 24 potential acquirers (in addition to Valeant) and received unsolicited calls from two others.

The Company met with 11 potential acquirers, including Bausch + Lomb, Valeant and Company A, at an industry conference in January 2012. The Company signed confidentiality agreements with ten potential acquirers, including Bausch + Lomb and Company A, and in connection therewith provided non-public information to ten potential acquirers, including Bausch + Lomb and Company A, in writing and through telephone conference calls with our management occurring from January 26, 2012 through February 7, 2012. The non-public information provided by the Company consisted of a management presentation, including an overview of the Company’s current products and product pipeline, certain financial information, including the Company’s 2012 Budget and Strategic Plan, and information on clinical trials, licensing arrangements and intellectual property.

On December 21, 2011 and January 12, 2012, our board of directors held meetings to consider and adopt a new stockholder rights plan, and also discussed the status of the process to solicit acquisition proposals and to consider other strategic options, including potential acquisition opportunities for the Company.

On January 11, 2012, representatives of Valeant met with Dr. Anido and Mr. Richard C. Williams, our Chairman, and expressed a willingness to increase the proposed cash acquisition price to $7.50 per share, and to consider a price of up to $8.50 per share subject to review of certain diligence materials. Dr. Anido and Mr. Williams reiterated the Company’s prior invitations for Valeant to participate in the Company’s strategic review process and receive non-public information by executing a confidentiality agreement similar to those executed by other potential acquirers. Valeant subsequently announced its revised proposal publicly through a press release that included a copy of a letter from Valeant to our board of directors dated January 17, 2012, and stating that Valeant would keep its proposal open only until January 31, 2012.

On January 19, 2012, Mr. Saunders sent Dr. Anido a letter affirming Bausch + Lomb’s interest in exploring an acquisition. No price or valuation was provided.

On January 27, 2012, Greenhill sent requests for preliminary indications of interest to nine potential acquirers, including Bausch + Lomb and Company A, requesting that they submit indications of interest on or before February 8, 2012.

On January 30, 2012, Valeant announced publicly that it was withdrawing its proposal to acquire the Company.

By February 13, 2012 the Company received preliminary expressions of interest from four potential acquirers, including Bausch + Lomb for a cash acquisition between $8.50 and $9.00 per share, and from Company A for a cash acquisition at $6.50 per share. One company, which we refer to as Company B, proposed a cash acquisition between $7.50 and $8.50 per share plus a contingent value right, which we refer to as CVR, that would pay (x) an additional $1.00 per share based on the Company achieving $220 million in net revenues in 2012 and (y) an additional $2.00 per share based on the Company achieving $300 million in net revenues in 2013. Another company, which we refer to as Company C, proposed a multi-step transaction in which the Company would acquire two companies in which Company C held an investment in return for shares of Company common stock constituting approximately 14% of the shares outstanding after such acquisitions, followed by a tender offer by Company C for approximately 36% of the then outstanding shares of Company common stock at a price of $9.00 per share. At the end of this series of transactions, Company C would own 50.1% of the then outstanding shares of Company common stock.

On February 13, 2012, our board of directors met to review the preliminary indications of interest. Greenhill updated the board on the process to evaluate strategic options, including a sale of the Company as well as potential acquisitions under consideration by the Company as an alternative to a sale. Greenhill also reviewed the four preliminary indications of interest received in detail, diligence issues raised by potential purchasers and proposed timetables for continued exploration of the sale and acquisition alternatives. Thereafter, the board directed Greenhill to advise Company A that it would not be permitted to proceed further in the bidding process, to advise Company C that it should submit an offer to acquire 100% of the Company for cash, to inform Bausch + Lomb and Company B that they could proceed to the next phase of the sale process, and to encourage Company B to revise their proposal to pay all cash up front rather than including a CVR. Our management then reported on two potential acquisitions by the Company that would add certain commercial and late stage products in specialty markets, significantly expanding the Company’s presence in these markets and allowing the Company to leverage its existing marketing and sales organizations more fully. The board authorized management to continue exploration of these acquisition alternatives.

On February 14, 2012, Greenhill informed Company A they would not be permitted to proceed further in the bidding process. In response to a request by Company A to indicate what would be required for it to continue in the process, Greenhill advised Company A that their proposal would need to be increased significantly, to at least the levels that Valeant had indicated publicly. Company A declined to do so.

Following the board meeting, Company C indicated it would not be able to proceed with a cash acquisition for the entire Company, and two other potential acquirers that had received requests to provide expressions of interest notified the Company that they would not be able to propose an acquisition at prices in excess of the $8.50 per share level indicated in Valeant’s earlier proposal.

On February 16, 2012, Bausch + Lomb and Company B were given access to an electronic data room containing additional non-public information about the Company and, in response to diligence questions, representatives of the Company and Greenhill periodically provided additional information to Bausch + Lomb and Company B through supplements to the electronic data room and through written and oral responses. In addition, on February 28, 2012, representatives of Bausch + Lomb and, on February 23, 2012, representatives of Company B met with management of the Company and representatives of Greenhill to receive additional information regarding the Company’s operations, product pipeline, finances, personnel, facilities, and clinical, quality assurance and regulatory compliance programs. Thereafter, representatives of Bausch + Lomb and Company B were given the opportunity to participate in diligence calls with outside counsel and accountants regarding taxes, ongoing litigation, intellectual property protection and regulatory compliance, and conducted site visits of the Company’s facilities.

On February 24, 2012, Valeant’s financial advisor contacted Greenhill to reaffirm that Valeant remained interested in pursuing an acquisition of the Company on an exclusive basis, but was not interested in participating in the Company’s process to evaluate strategic options. Valeant’s financial advisor also indicated that Valeant would not contemplate values in excess of those already proposed and would be disappointed if the Company executed a transaction with another party for less than $8.50 per share.

On March 2, 2012, Greenhill sent to Bausch + Lomb and Company B a request for “best and final” bids on March 16, 2012, along with a draft merger agreement prepared by the Company’s counsel providing for a cash tender offer followed by a cash merger for any shares not tendered.

On March 5, 2012, our board of directors met and reviewed the status of the sale process. The board also discussed the two potential acquisitions under consideration by the Company, including potential financing arrangements to fund the acquisition prices.

On March 9, 2012, Company B notified Greenhill that it would not be submitting a final proposal.

On March 16, 2012, Bausch + Lomb submitted a definitive proposal to acquire the Company through a one-step cash merger for a price of $9.00 per share, together with a markup of the draft merger agreement and commitment letters for a $350 million extension of its existing financing facility to provide a portion of the merger consideration. Bausch + Lomb’s proposal to enter into a definitive acquisition agreement was conditioned upon the Company settling the ongoing royalty arbitration with Senju Pharmaceutical Co., Ltd., which we refer to as Senju, on terms substantially similar to those described previously to Bausch + Lomb during its due diligence investigation and the execution of amendments to outstanding warrants to acquire shares of the Company’s common stock to clarify the treatment of such warrants in and following an acquisition of the Company.

Between March 16, 2012 and March 19, 2012, representatives of Greenhill and WilmerHale LLP, outside counsel to the Company, which we refer to as WilmerHale, discussed certain aspects of merger agreement markup, including the acquisition by a cash merger rather than a tender offer, the definition of “Company Material Adverse Effect” and the requested amendments to outstanding warrants, with Goldman, Sachs & Co. and Cleary Gottlieb Steen & Hamilton LLP, who we refer to as Cleary Gottlieb, the respective financial and legal advisors to Bausch + Lomb. Greenhill also contacted Valeant to inquire if Valeant would consider pursuing an acquisition of the Company at a price in excess of $8.50 per share. Valeant indicated it was not interested in further negotiations with the Company.

On March 19, 2012, our board of directors met. Representatives of Greenhill provided an update on the sale process and reviewed the definitive proposal from Bausch + Lomb. Representatives of Stradling and WilmerHale reviewed the directors’ fiduciary duties in connection with the sale of the Company as well as key issues presented by the markup of the proposed merger agreement, including the requirements to settle the Senju arbitration and obtain amendments to warrants prior to executing a definitive agreement, a proposed covenant regarding timing for submitting a filing for market approval of the Company’s PROLENSATM product, provisions relating to the ability of the Company, post-signing, to respond to superior proposals and the amount of the termination fee payable by the Company under certain circumstances. Representatives of Greenhill then reviewed its preliminary financial analyses. Management also reviewed the potential acquisition of certain late stage specialty products by the Company still under consideration as an alternative to a sale of the Company, noting that the other potential acquisition candidate previously under consideration had gone into exclusive negotiations with another party. Greenhill then provided an analysis of potential financing alternatives to fund the remaining acquisition opportunity, including a proposed significant increase in debt and dilution to existing shareholders resulting from the issuance of additional shares of common stock, and the expected dilution to earnings per share through at least 2013 if the transaction was consummated. It was the consensus of the directors that Dr. Anido should seek an increase in the merger consideration from Bausch + Lomb, and that, if an increase could be obtained, a sale to Bausch + Lomb would be a better alternative than the potential acquisition under consideration.

On March 20, 2012, Dr. Anido called Mr. Saunders to request that Bausch + Lomb increase the price offered in its proposal. Mr. Saunders called Dr. Anido on March 21, 2012 to confirm that our board of directors was prepared to make a final determination with respect to a sale following Bausch + Lomb’s response to Dr. Anido’s prior request for a price increase.

Between March 20, 2012 and March 22, 2012, representatives of the Company contacted the holders of outstanding warrants and obtained written clarifications regarding the treatment of the warrants in and following a cash merger, and confirmed with representatives of Bausch + Lomb that such clarifications were acceptable.

On March 22, 2012, Mr. Saunders sent a letter to Greenhill indicating that Bausch + Lomb would increase the cash consideration in its offer to $9.10 per share, conditioned upon the Company conducting negotiations exclusively with Bausch + Lomb, and stating that its offer would terminate at 9:30 a.m. on March 26, 2012 unless a definitive agreement was executed prior to that time. Later that day, our board of directors met to review the increased cash consideration and potential alternatives to the proposed merger with Bausch + Lomb.

From March 22, 2012 to March 25, 2012, representatives of WilmerHale and Cleary Gottlieb negotiated the terms of the definitive merger agreement, including the terms relating to the ability of the Company to respond to superior proposals and the amount of the termination fee payable by the Company under certain circumstances. During these negotiations, it was agreed that the termination fee would be $14,500,000. From March 22, 2012 to March 26, 2012, representatives of Stradling, WilmerHale and Cleary Gottlieb reviewed additional diligence materials and discussed the actions that the Company would be able to undertake between the period between signing a merger agreement and closing without seeking the consent of Bausch + Lomb.

On March 25, 2012, our board of directors met. Representatives of Stradling and WilmerHale reviewed the fiduciary duties of directors in connection with the proposed acquisition by Bausch + Lomb and summarized the principal terms of the merger agreement between the Company and Bausch + Lomb. Our management reported that the terms of the settlement with Senju had been fully negotiated and that definitive settlement papers were scheduled to be delivered by Senju to the Company during the day of March 26, 2012 for execution by the Company. Representatives of Greenhill then reviewed Greenhill’s financial analyses of the proposed transaction, which are described under “The Merger — Opinion of Greenhill & Co., LLC” beginning on page 37, and delivered Greenhill’s oral opinion that, as of that date, and based upon and subject to the limitations and assumptions set forth in the written opinion, the $9.10 per share merger consideration to be paid in cash to the holders of shares of Company common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. Greenhill subsequently delivered its written opinion, dated March 26, 2012, confirming its oral opinion. The full text of the written opinion of Greenhill, which describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with its opinion, is attached as Annex B.

The board of directors then resolved, by unanimous vote, that the merger is in the best interests of the Company and its stockholders and the board approved the merger agreement and the merger and the other transactions contemplated thereby, and authorized Dr. Anido to execute and deliver the merger agreement following the execution and delivery by the Company and Senju of the definitive settlement agreement. The board also recommended that the stockholders adopt the merger agreement and resolved that the merger agreement be submitted for consideration by the stockholders of the Company at a special meeting of stockholders.

On March 26, 2012, the Company executed the definitive settlement agreement with Senju. Thereafter, the Company and Bausch + Lomb executed and delivered the merger agreement, and the parties issued a joint press release announcing the merger.

Reasons for the Merger; Recommendation of the Board of Directors

At a meeting held on March 25, 2012, the board of directors, by a unanimous vote of all directors, determined that the merger agreement and the terms and conditions of the merger and the merger agreement are fair to, advisable and in the best interests of the Company and its stockholders, approved the merger agreement and the merger, approved the execution, delivery and performance by the Company of its obligations under the merger agreement, resolved that the merger agreement be submitted for consideration by the stockholders at the special meeting and recommended that our stockholders vote to adopt the merger agreement.

Before making its recommendation, the board of directors consulted with its outside legal and financial advisors and with our senior management team. In reaching its recommendation, the board considered the following material factors that the board of directors believes support such determinations, recommendation, approvals, and resolutions:

•	the directors’ knowledge of the Company’s business, financial condition and results of operations, on both a historical and a prospective basis;

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the directors’ evaluation of the possible alternatives to a sale, including continuing as a public company to pursue the Company’s strategic plan, both with and without consummating acquisitions to broaden its product pipeline and leverage its sales and marketing assets. The board of directors evaluated these alternatives with the assistance of its financial advisor, Greenhill, and determined that such alternatives were likely to be less favorable to the Company’s stockholders than the merger given the potential risks, rewards and uncertainties associated with each such alternative, based upon factors including:

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the inherent uncertainty of attaining the Company’s internal financial projections, including the risks inherent in successfully developing, obtaining regulatory approvals for and commercially launching new products, including the risk of delay in achieving success, and the potential for competing products to be introduced;

•	the increased debt levels and dilution to existing stockholders that would result from consummation of the product acquisitions under consideration;

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the possibility that, if it declined to adopt the merger agreement, there might not be another opportunity for the Company’s stockholders to receive a comparably priced transaction, that the short-term market price for the Company common stock could fall below, and perhaps substantially below, the merger consideration of $9.10 per share and, in such circumstances, that third parties might make unsolicited acquisition proposals at lower prices that would distract management from the ongoing business; and

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the feedback from several of the Company’s stockholders indicating a preference for an immediate return on their investment through a sale of the Company for cash, as opposed to the potential value that might be realized by stockholders from the pursuit of the Company’s strategic plan on a standalone basis;

•	the fact that the Company engaged in a comprehensive auction process, that included:

•	a press release that the Company was exploring strategic options issued on December 16, 2011;

•	contacts made with 26 potential acquirers (in addition to Valeant) identified by management and Greenhill as most likely interested in an acquisition, including two incoming enquiries;

•	diligence being conducted by ten potential acquirers;

•	initial indications of interest being submitted by four potential acquirers;

•	a formal bid being submitted by Bausch + Lomb; and

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communications with Valeant after it withdrew its offer to negotiate an acquisition of the Company, during which Valeant disclaimed any interest in an acquisition at a price in excess of $8.50 per share;

•	the fact that the $9.10 per share price to be paid in cash in respect of each share of Company common stock represents:

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an approximately 10% premium to the closing price for the Company common stock on NASDAQ on March 23, 2012, the last trading day before the date our board of directors authorized the execution of the merger agreement; and

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an approximately 134% premium to the closing price for the Company common stock on NASDAQ on December 15, 2011, the last trading day before Valeant publicly announced interest in acquiring the Company at a price of $6.50 per share in cash;

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the fact that the merger consideration is to be paid in all cash, which provides value certainty to the Company’s stockholders and allows them to monetize their investment in the Company in the near future, while avoiding long-term business risk;

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the financial analyses and oral opinion, subsequently confirmed in writing, of Greenhill that, as of March 25, 2012, the $9.10 per share merger consideration to be paid in cash to the holders of shares of Company common stock pursuant to the merger agreement is fair, from a financial point of view, to the holders of Company common stock as more fully described below in “The Merger — Opinion of Greenhill & Co., LLC” beginning on page 37;

•	the likelihood that the merger would be completed, based on, among other things:

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the fact that Bausch + Lomb had obtained committed debt financing, sufficient together with its available cash and amounts available to be borrowed under its existing revolving credit facility, to fund the transaction, that the failure of Bausch + Lomb to have sufficient financing would be a breach of the merger agreement and that upon such breach the Company would be entitled to specific performance of the merger agreement or, in the event specific performance was not awarded by a court, monetary damages for fraud or any knowing or intentional breach by Bausch + Lomb and would be entitled to seek any measure of damages, which could include damages on behalf of the Company’s stockholders for their economic loss; and

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the likelihood and anticipated timing of completing the proposed merger in light of the scope of the conditions to completion, including the fact that there were no anticipated substantive issues in connection with HSR Act clearance and that there are no other significant required regulatory approvals that are required to close the merger;

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the other terms and conditions of the merger agreement and the course of negotiations of the merger agreement, including the nature of the parties’ representations, warranties and covenants and provisions regarding deal certainty. The board of directors believed, after reviewing the merger agreement with its legal advisors, that the merger agreement offered reasonable assurances as to the likelihood of consummation of the merger, did not impose unreasonable burdens on the Company and would not preclude another party from submitting a superior proposal. In particular, the board of directors noted:

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that the Company would have the ability to respond to persons submitting unsolicited takeover proposals to the Company that did not result from a breach by the Company of its obligations relating to the solicitation of takeover proposals to engage in discussions or negotiations with such persons, and furnish information pursuant to an acceptable confidentiality agreement, if the board of directors determines in its good faith judgment, after consultation with its financial advisors and outside counsel, that such takeover proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal;

•	the ability of the board of directors, under certain circumstances, to withhold, withdraw, qualify or modify its recommendation that its stockholders vote to adopt the merger agreement;

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the Company’s ability to terminate the merger agreement to enter into a superior proposal, subject to certain conditions (including certain rights of Bausch + Lomb to have an opportunity to match the superior proposal), provided that the Company concurrently pays a $14.5 million termination fee, which is approximately 3.0% of the equity value of the Company, as described under “The Merger Agreement — Termination Fee and Transaction Expenses” beginning on page 79;

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the rights of stockholders who have perfected and not otherwise waived, withdrawn or lost their appraisal rights, to seek statutory appraisal of their shares of Company common stock under Delaware law; and

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the fact that, other than their receipt of directors’ fees and their interests described under “The Merger — Interests of Certain Persons in the Merger” beginning on page 52, our directors and officers do not have interests in the merger different from, or in addition to, those of the Company’s stockholders generally.

The board of directors also weighed the factors described above against the following factors and risks that generally weighed against entering into the merger agreement:

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the risk that the proposed merger might not be completed in a timely manner or at all, including the risk that the proposed merger will not occur if the financing contemplated by the acquisition financing commitments, described under “The Merger — Financing of the Merger” beginning on page 50, or alternative financing commitments to be obtained by Bausch + Lomb, are not obtained, even though the merger or Bausch + Lomb’s obligations to perform under the merger agreement are not conditioned on the receipt of such financing;

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the restrictions on the conduct of the Company’s business prior to the completion of the proposed merger, requiring us to conduct our business only in the ordinary course, subject to specified limitations, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending completion of the proposed merger;

•	the potential negative effect that the pendency of the merger, or a failure to complete the merger, could have on the Company’s business and relationships with its employees, vendors, and customers;

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the risks and costs to the Company if the proposed merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on vendor and customer relationships;

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the fact that the merger consideration was less than the discounted cash flow valuations based upon achievement of the Company’s non-risk weighted financial projections, even when utilizing venture-type discount rates in excess of the Company’s weighted average cost of capital which the board considered in light of the comprehensive auction process conducted and the significant risks inherent in developing and bringing to market new products, and achieving revenue growth rates for both existing and new products, as assumed in the financial projections;

•	the fact that current stockholders of the Company would not have the opportunity to participate in any possible growth and profits of the Company following the merger;

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the possibility that the amounts that may be payable by the Company upon the termination of the merger agreement, including a termination fee of $14.5 million, could discourage other potential acquirers from making a competing bid to acquire the Company;

•

the fact that if the proposed merger is not completed, the Company will be required to pay its expenses associated with the merger agreement, the merger and the other transactions contemplated by the merger agreement, as well as, under certain circumstances discussed above, the applicable termination fee; and

•	the fact that the merger will be a taxable transaction to the Company’s stockholders that are U.S. holders for U.S. federal income tax purposes.

In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, yours. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in its recommendation with respect to the merger agreement. See the section entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 52.

The foregoing discussion of the information and factors considered by the board of directors in reaching its conclusions and recommendation is not intended to be exhaustive, but includes the material factors considered by the directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the board of directors did not find it practicable to, and did not attempt, to quantify, rank or assign any relative or specific weights to the various factors considered in reaching its determinations and making its recommendation. In addition, individual directors may have given different weights to different factors. The board of directors considered all of the foregoing factors as a whole and based its recommendation on the totality of the information presented.

The foregoing discussion of the information and factors considered by the board of directors is forward-looking in nature. This information should be read in light of the factors described under the section entitled “Cautionary Statement Concerning Forward-Looking Information” beginning on page 19.

The board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of Greenhill & Co., LLC

General

Greenhill has acted as financial advisor to the board of directors in connection with the merger. On March 25, 2012, Greenhill delivered its oral opinion, subsequently confirmed in writing, to the board of directors that, as of the date of the opinion and based upon and subject to the limitations and assumptions stated in the opinion, the merger consideration of $9.10 per share of the Company common stock in cash pursuant to the merger agreement is fair, from a financial point of view, to the Company’s stockholders.

The full text of Greenhill’s written opinion dated March 26, 2012, which contains the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of Greenhill’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are urged to read the opinion in its entirety.

In arriving at its opinion, Greenhill, among other things, has:

•	reviewed the draft of the merger agreement presented to the board of directors at its meeting on March 25, 2012 and certain related documents;

•	reviewed certain publicly available financial statements of the Company;

•	reviewed certain other publicly available business and financial information relating to the Company that Greenhill deemed relevant;

•

reviewed certain information and other data, including financial forecasts, estimates and other financial and operating data concerning the Company, prepared by the management of the Company, in each case that the Company directed Greenhill to utilize for purposes of its analysis;

•	discussed the past and present operations and financial condition and the prospects of the Company with senior executives of the Company;

•

reviewed the historical market prices and trading activity for the Company common stock and analyzed its historical and currently implied valuation multiples relative to certain publicly traded companies that Greenhill deemed relevant;

•	compared the value of the merger consideration with that received in certain publicly available transactions that Greenhill deemed relevant;

•	compared the value of the merger consideration with the trading valuations of certain publicly traded companies that Greenhill deemed relevant;

•	participated in discussions and negotiations among representatives of the Company and its legal advisors and representatives of Bausch + Lomb and its legal and financial advisors; and

•	performed such other analyses and considered such other factors as Greenhill deemed appropriate.

Greenhill’s written opinion was addressed to the board of directors. It was not a recommendation to the board of directors as to whether it should approve the merger or the merger agreement, nor does it constitute a recommendation as to how any stockholder of the Company should vote at the Company special meeting. Greenhill has not expressed any opinion as to any aspect of the transactions contemplated by the merger agreement other than the fairness to the holders of the Company’s common stock of the consideration to be received by them from a financial point of view. Greenhill’s opinion did not address the amount or nature of any compensation to any officers, directors or employees of the Company, or any class of such persons relative to the consideration to be received by the holders of the Company’s common stock in the merger or with respect to the fairness of any such compensation. Greenhill’s opinion was approved by its Fairness Committee.

With the Company’s consent, Greenhill assumed and relied upon, without independent verification, the accuracy and completeness of the information publicly available, supplied or otherwise made available to it by representatives and management of the Company for the purposes of its opinion and further relied upon the assurances of the representatives and management of the Company that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts, projections and other data that were furnished or otherwise provided to it, Greenhill assumed, with the Company’s consent, that such forecasts, projections and data were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of the Company as to those matters, and Greenhill relied upon such forecasts, projections and data to perform the analyses utilized in arriving at its opinion. Greenhill did not express an opinion with respect to such forecasts, projections and data or the assumptions on which they are based. Greenhill did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor was it furnished with any such evaluations or appraisals. Greenhill’s analysis excluded any value attributable to the Company’s net operating losses and any liabilities associated with the Department of Justice’s investigation of the Company. Greenhill assumed that the merger will be consummated in accordance with the terms set forth in the final, executed merger agreement, which Greenhill further assumed, with the Company’s consent, was identical in all material respects to the latest draft thereof Greenhill reviewed, and without adverse waiver or amendment of any material terms or conditions set forth in the merger agreement. Greenhill further assumed that all governmental, regulatory and other consents and approvals necessary for the consummation of the merger will be obtained without any effect on the Company or the merger meaningful to its analysis.

Greenhill’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. It should be understood that subsequent developments may affect Greenhill’s opinion, and Greenhill does not have any obligation to update, revise, or reaffirm its opinion.

Summary of Greenhill’s Financial Analyses

The following is a summary of the material financial and comparative analyses contained in the presentation that was made by Greenhill to the board of directors in connection with rendering its opinion described above. The summary set forth below does not purport to be a complete description of the analyses performed by Greenhill, nor does the order of analyses described represent relative importance or weight given to those analyses by Greenhill. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are not alone a complete description of Greenhill’s analyses. The proposed merger consideration is $9.10 in cash for each share of the Company’s common stock.

Selected Reference Company Analysis

Greenhill performed a selected reference company analysis of the Company, an analysis that is based on factors such as the then current market values, capital structure and operating statistics of other publicly traded companies believed to be generally relevant, in order to derive trading multiples for these companies, which then could be applied to the Company to derive an implied per share equity value range for the Company. The selected reference companies are as follows:

•	Allergan Inc.

•	Auxilium Pharmaceuticals Inc.

•	Endo Pharmaceuticals Holdings Inc.

•	Jazz Pharmaceuticals plc.

•	QLT Inc.

•	Regeneron Pharmaceuticals, Inc.

•	Salix Pharmaceuticals Ltd.

•	Shire plc

•	Valeant Pharmaceuticals International, Inc.

•	ViroPharma Inc.

•	Warner Chilcott plc

•	Watson Pharmaceuticals, Inc.

Greenhill selected these companies based on its professional judgment and experience as investment bankers, taking into account, among other factors, the size of the Company and the selected companies, the operational and financial capabilities of the Company compared with the selected companies, the competitive landscape in which the Company and the selected companies operate, and the product offerings of the Company and the selected companies. Although none of the selected companies is directly comparable to the Company, the companies were chosen because they are publicly traded companies with operations or businesses that for purposes of analysis may be considered similar or reasonably comparable to those of the Company. The mean enterprise value to revenue multiple was 3.85x and 3.48x, 2012 and 2013 estimated revenue, respectively, and the median enterprise value to revenue multiple was 3.88x and 3.42x, 2012 and 2013 estimated revenue, respectively.

Greenhill applied a discount to the mean and median revenue multiples of these companies based on the Company’s relatively lower growth rate and EBITDA margin and reflecting the Company’s historical trading discount relative to these companies. Greenhill took a discount to the 2012 and 2013 revenue multiple ranges of approximately 1.0x to 1.5x less than the reference company mean and median multiples to reflect the Company’s approximate trading discount to the reference company group following the announcement of its intentions to explore strategic options. Financial data of the selected companies was based on publicly available data. Financial data of the Company was based on the financial forecasts and other financial and operating data prepared by or discussed with the management of the Company, and which the Company provided to Greenhill to utilize for purposes of its analyses.

For purposes of this analysis, Greenhill analyzed for the selected companies the ratio of enterprise value, which we refer to as EV, which was calculated as fully diluted equity value based on closing stock prices on March 23, 2012, plus book value of debt, less cash and cash equivalents, as a multiple of estimated revenues, in calendar years 2012 and 2013.

The following table reflects the range of revenue multiples and price per share valuations Greenhill determined to be applicable to the Company based on (a) the Institutional Brokers’ Estimate System, which we refer to as IBES, estimates of the Company’s annual revenue for the fiscal years ending December 31, 2012 and 2013 and (b) the Company’s annual revenue for the year ending December 31, 2012 based on the 2012 internal operating budget, which we refer to as the 2012 Budget and describe more fully in the section entitled “Financial Projections” beginning on page 47, provided by our management.

($ in millions, except per share data)
	Revenue FYE 12/31	Multiple Range		Price per Share
		Low	High	Low	High
2012E IBES	$190.5	2.25x	2.75x	$7.78	$9.37
2013E IBES	$228.6	2.00x	2.50x	$8.25	$10.17

			Implied Value	$7.78	10.17

2012E Budget	$189.5	2.25x	2.75x	$7.74	$9.33

			Implied Value	$7.74	$9.33

For purposes of calculating the Company’s implied enterprise and per share equity value ranges for this analysis, Greenhill assumed a total free cash balance of $42.7 million, which assumes a total cash balance of $71.6 million with, based on guidance from the Company, $24 million reserved for the Senju settlement and $4.8 million reserved for the potential liability to AcSentient, debt of $67.8 million and a fully diluted share count, calculated using the treasury stock method, comprised of 42.440 million basic shares, 0.027 million phantom shares, 10.065 million options at a weighted average exercise price of $4.94, 0.173 million stock appreciation rights at a weighted average exercise price of $3.75, 0.065 million employee stock purchase plan shares outstanding at a purchase price of $5.98 and 6.912 million warrants at a strike price of $1.41. When applied to the Company, the enterprise value multiples and the historical trading discount yielded an implied per share equity value range of approximately $7.78 to $10.17 based on IBES estimates and an implied per share equity value range of approximately $7.74 to $9.33 based on the 2012 Budget provided by the Company management. Greenhill compared these ranges to the merger consideration to be received by the holders of Company common stock in the merger.

Sum of the Parts Analysis

Greenhill performed a sum-of-the-parts analysis of the Company based on the sum of individual valuations of each of the Company’s product franchises.

The following table reflects the range of multiples and valuations Greenhill attributed to the Company’s product franchises based on the 2012 Budget and guidance provided by the Company’s management and Greenhill’s own judgment and experience:

($ in millions, except per share data)
	2012 Estimated Revenue	Multiple Range		Valuation Range
		Low	High	Low	High
Bromfenac Franchise	$101.6	2.50x	3.00x	$254.0	$304.8
BEPREVE®	46.9	3.25x	3.75x	152.4	175.8
ISTALOL®	27.4	1.50x	2.00x	41.1	54.7
VITRASE®	13.7	1.00x	1.00x	13.7	13.7

	Enterprise Value(1)			$461.1	$549.0
	Existing Products Value Per Share			$8.10	$9.54
	Pipeline Value Per Share			$2.28	$3.18

	Combined Value Per Share(2)			$10.38	$12.72
(1)	Reflects enterprise value attributable to marketed products only
(2)	Assuming a fully diluted share count (calculated using the treasury stock method as described above)

The above multiple range and valuation range for the bromfenac franchise reflects BROMDAY™’s limited remaining commercial life as well as the potential upside from a successful launch of PROLENSA, but also reflects uncertainty around the timing of PROLENSA’s launch. The multiple range for BEPREVE reflects the product’s potential market share growth, target market size, and current and pending patent protection. The multiple ranges for ISTALOL and VITRASE reflect the limited growth opportunities for those product franchises. Based on a discounted cash flow analysis of the Company management’s five-year projections, which we refer to as the Strategic Plan and describe more fully in the section entitled “Financial Projections” beginning on page 47, and assuming no bepotastine nasal spray commercial partnership, Greenhill attributed to the Company’s pipeline of new products a value of approximately $2.28 to $3.18 per share, using a 25% to 30% discount rate and a 2.25x to 2.75x exit revenue multiple.

Based on this sum of the parts valuation, Greenhill observed that the Company’s marketed products are worth $8.10 to $9.54 a share, based on the 2012 Budget, with additional illustrative value attributable to the Company’s pipeline for a total value of up to $12.72 a share. Greenhill compared this range to the merger consideration offered by Bausch + Lomb.

Precedent Transaction Analysis

Greenhill performed an analysis of recent selected change of control transactions, which we refer to as the Precedent Transactions, involving companies in the specialty pharmaceutical and ophthalmic industries consisting of selected transactions with a U.S. target, a total transaction size of $100 million to $1 billion and an announcement date within the last three years based on publicly available information. Although Greenhill analyzed the multiples implied by the Precedent Transactions and compared them to the transaction multiples implied by the merger, none of these transactions or associated companies is identical to the merger or to the Company and Bausch + Lomb. In evaluating the Precedent Transactions, Greenhill made judgments and assumptions concerning industry performance, general business, economic, market and financial conditions. Greenhill also made judgments as to the relative comparability of those companies to the Company and judgments as to the relative comparability of the various valuation parameters with respect to the companies.

Using publicly available information for the Precedent Transactions, Greenhill reviewed the consideration paid in each of the Precedent Transactions and analyzed the enterprise value implied by such consideration as a multiple of sales.

The following table identifies the 35 selected transactions reviewed by Greenhill in this analysis:

Announcement Date	Target Name	Acquiror Name
02/15/2012	Neuronex Inc.	Acorda Therapeutics, Inc.
02/13/2012	Eyetech Inc.	Valeant Pharmaceuticals International, Inc.
01/26/2012	Avila Therapeutics	Celgene Corporation
01/09/2012	Allergan Inc., FLUOROPLEX	Aqua Pharmaceuticals, LLC
01/04/2012	Cardiokine Inc.	Cornerstone Therapeutics Inc.
12/20/2011	Intellikine, Inc.	Takeda Pharmaceutical Company Limited
11/20/2011	iNova Pharmaceuticals Pty Limited	Valeant Pharmaceuticals International, Inc.
11/18/2011	Graceway Pharmaceuticals, LLC	Medicis Pharmaceutical Corporation
11/08/2011	Oceana Therapeutics, LLC	Salix Pharmaceuticals, Ltd.
10/24/2011	Adolor Corporation	Cubist Pharmaceuticals Inc.
09/28/2011	Novagali Pharma S.A.	Santen Pharmaceutical Co., Ltd.
08/23/2011	Anchen Pharmaceuticals, Inc.	Par Pharmaceuticals Companies, Inc.
07/21/2011	Amira Pharmaceuticals, Inc.	Bristol-Myers Squibb Co.
07/18/2011	Victory Pharma, Inc.	Shionogi Inc.
07/15/2011	Ortho Dermatologics	Valeant Pharmaceuticals International, Inc.
07/11/2011	Dermik Laboratories, Inc.	Valeant Pharmaceuticals International, Inc.
04/18/2011	Prism Pharmaceuticals, Inc.	Baxter International, Inc.
04/11/2011	Mpex Pharmaceuticals, Inc.	Axcan Holdings, Inc.
04/05/2011	Inspire Pharmaceuticals, Inc.	Merck & Co., Inc.
01/20/2011	Paddock Laboratories, Inc.	Perrigo Co.
12/01/2010	Eurand N.V.	Axcan Holdings, Inc.
10/28/2010	BMP Sunstone Corporation	Sanofi-Aventis
08/30/2010	Alaven Pharmaceutical LLC	Meda AB
08/12/2010	Trubion Pharmaceuticals, Inc.	Emergent BioSolutions Inc.
08/09/2010	Penwest Pharmaceuticals Co.	Endo Pharmaceuticals Holdings Inc.
07/19/2010	Cypress Bioscience, Inc.	Ramius, LLC
05/03/2010	Aton Pharma, Inc.	Valeant Pharmaceuticals International, Inc.
04/09/2010	Javelin Pharmaceuticals, Inc.	Hospira Inc.
01/18/2010	Sirion Therapeutics, Ophthalmic Pharmaceutical Assets	Alcon Inc.
12/31/2009	Bioform Medical Inc.	Merz Pharma Group
12/14/2009	Optonol Ltd.	Alcon Inc.

11/09/2009	Enzon Pharmaceuticals, Inc., Specialty Pharmaceuticals Business	Sigma-Tau Pharmaceuticals, Inc.
09/12/2009	ESBATech AG	Alcon Inc.
09/02/2009	Visiogen Inc.	Abbott Laboratories
07/14/2009	Noven Pharmaceuticals, Inc.	Hisamitsu Pharmaceutical Co., Inc.

Greenhill derived from the Precedent Transactions a reference range of valuation multiples for such transactions. The mean enterprise value to LTM sales multiple for the Precedent Transactions was 3.5x and the median enterprise value to LTM sales was 3.2x.

Greenhill observed that applying a 3.0x-4.0x multiple to the Company’s LTM revenue as of December 31, 2011 resulted in an implied value per share of $8.57 to $11.26. Greenhill compared this range to the merger consideration offered by Bausch+Lomb. Greenhill further observed that the per share price paid by Merck & Co. in its April 2011 acquisition of Inspire Pharmaceuticals (a transaction which Greenhill noted involved a target similar to the Company in both its size and ophthalmic pharmaceutical business focus) implied a EV to LTM revenue multiple of 3.2x and that applying this multiple to the Company’s LTM revenue as of December 31, 2011 resulted in an implied value per share of $9.11.

Premiums Paid Analysis

Greenhill performed an analysis of the premiums paid in 22 recent pending and completed business combinations since January 1, 2008 involving target companies in the healthcare industry that in Greenhill’s judgment were relevant for its analysis, with a transaction value between $250 million to $750 million. Although Greenhill analyzed the premiums implied by the selected transactions, none of these transactions or associated companies is identical to the merger or to the Company and Bausch + Lomb.

Using publicly available information at the time of the announcement of the relevant transaction, including company filings and third-party transaction databases, Greenhill reviewed the consideration paid in the transactions and analyzed the premium in each such transaction over the closing price on the last trading day and the closing price one calendar week and four calendar weeks before the announcement of the applicable transaction.

For these transactions, Greenhill observed that the median premium over the closing price of the target one day prior to the announcement was 36.1%, the median premium over the closing price of the target one calendar week prior to the announcement was 39.7% and the median premium over the closing price of the target four calendar weeks prior to the announcement was 45.4%.

For the same transactions, Greenhill observed that the mean premium over the closing price of the target one day prior, one calendar week prior and four calendar weeks prior to the announcement was 40.6%, 47.4% and 54.0%, respectively.

Based on this analysis, Greenhill applied a summary range based on the mean and median premia for the transactions described above to (a) the unaffected Company closing share price on December 15, 2011, one day prior to Valeant’s proposal to acquire the Company for $6.50 per share in cash, (b) the unaffected Company closing share price on December 9, 2011, one calendar week prior to Valeant’s proposal and (c) the unaffected Company closing share price on November 18, 2011, four calendar weeks prior to Valeant’s proposal, in order to derive an implied per share value range for the Company common stock.

This methodology resulted in an implied per share value range of approximately $5.25 to $6.32 for the Company. Greenhill compared this range to the merger consideration to be received by the holders of Company common stock in the merger.

Greenhill noted that the reasons for, and circumstances surrounding, each of the transactions reviewed were diverse and that the premiums fluctuated based on such factors as perceived growth, synergies, strategic value and type of consideration utilized in such acquisition transactions. None of the target companies in these transactions is identical to the Company and, accordingly, Greenhill’s analysis of these transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the comparison of the premium.

Hostile Premiums Paid Analysis

Greenhill performed an analysis of the premiums paid in 13 announced, closed or effective hostile “change of control” transactions since January 1, 2000 involving target companies in the healthcare industry that in Greenhill’s judgment were relevant for its analysis, with a transaction value of $100 million or greater. Although Greenhill analyzed the premiums implied by the selected transactions, none of these transactions or associated companies is identical to the merger or to the Company and Bausch + Lomb.

Using publicly available information at the time of the announcement of the relevant transaction, including company filings and third-party transaction databases, Greenhill reviewed the consideration paid in the transactions and analyzed the premium in each such transaction over the closing price on the last trading day and the closing price one calendar week and four calendar weeks before the announcement of the applicable transaction.

For these transactions, Greenhill observed that the initial bid median premium over the closing price of the target one day prior to the announcement was 40.5%, the median premium over the closing price of the target one calendar week prior to the announcement was 39.8% and the median premium over the closing price of the target four calendar weeks prior to the announcement was 36.7%.

For the same transactions, Greenhill observed that the mean premium over the closing price of the target one day prior, one calendar week prior and four calendar weeks prior to the announcement was 41.3%, 42.9% and 38.3%, respectively.

Based on this analysis, Greenhill applied a summary range based on the mean and median premia for the transactions described above to (a) the unaffected Company closing share price on December 15, 2011, one day prior to Valeant’s proposal to acquire the Company for $6.50 per share in cash, (b) the unaffected Company closing share price on December 9, 2011, one calendar week prior to Valeant’s proposal and (c) the unaffected Company closing share price on November 18, 2011, four calendar weeks prior to Valeant’s proposal, in order to derive an implied per share value range for the Company common stock.

This methodology resulted in an initial implied per share value range of approximately $5.45 to $5.71 for the Company. Greenhill compared this range to the merger consideration to be received by holders of the Company shares in the merger.

For these same transactions, Greenhill also observed that the final bid median premium over the closing price of the target one day prior to the announcement was 55.3%, the median premium over the closing price of the target one calendar week prior to the announcement was 55.2% and the median premium over the closing price of the target four calendar weeks prior to the announcement was 50.2%.

For the same transactions, Greenhill observed that the mean premium over the closing price of the target one day prior, one calendar week prior and four calendar weeks prior to the announcement was 74.8%, 76.3% and 67.8%, respectively.

Based on this analysis, Greenhill applied a summary range based on the mean and median premia for the transactions described above to (a) the unaffected Company closing share price on December 15, 2011, one day prior to Valeant’s proposal to acquire the Company for $6.50 per share in cash, (b) the unaffected Company closing share price on December 9, 2011, one calendar week prior to Valeant’s proposal and (c) the unaffected Company closing share price on November 18, 2011, four calendar weeks prior to Valeant’s proposal, in order to derive an implied per share value range for the Company common stock.

This methodology resulted in an implied per share value range of approximately $6.03 to $6.90. Greenhill compared this range to the merger consideration to be received by the holders of Company common stock in the merger.

The following table identifies the 13 hostile healthcare transactions reviewed by Greenhill in this analysis:

Announcement Date	Acquiror	Target
1/24/2012	Roche Holdings, Inc.	Illumina Inc.
3/30/2011	Teva Pharmaceutical Industries Ltd.	Cephalon Inc.
7/29/2010	Sanofi-Aventis	Genzyme Corporation
7/19/2010	Ramius, LLC	Cypress Bioscience, Inc.
3/1/2010	Astellas Pharma, Inc.	OSI Pharmaceuticals, Inc.
9/4/2009	Abbott Laboratories	Facet Biotech Corporation
1/27/2009	Gilead Sciences Inc.	CV Therapeutics, Inc.
8/22/2008	King Pharmaceuticals Inc.	Alpharma, Inc.
7/31/2008	Eli Lilly and Company	Imclone Systems Inc.
6/26/2007	Roche Holdings, Inc.	Ventana Medical Systems, Inc.
5/24/2004	Omnicare Inc.	NeighborCare Inc.
6/2/2003	Valeant Pharmaceuticals International, Inc.	Ribapharm Inc.
3/2/2000	Siemens AG	Shared Medical Systems Corporation

Greenhill noted that the reasons for, and circumstances surrounding, each of the transactions reviewed were diverse and that the premiums fluctuated based on such factors as perceived growth, synergies, strategic value and type of consideration utilized in such acquisition transactions. None of the target companies in the these transactions is identical to the Company and, accordingly, Greenhill’s analysis of these transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the comparison of the premium implied by the merger versus the premiums implied by these transactions.

Discounted Cash Flow Analysis

Greenhill performed a discounted cash flow analysis of the Company on a standalone basis using the five-year projections in the Strategic Plan provided to Greenhill. The Strategic Plan assumes the following:

•	PROLENSA New Drug Application approval by a certain date and switching of BROMDAY patients to PROLENSA over a specified timeframe;

•	100% probability for technical success of pipeline products;

•	United States Food and Drug Administration approval of pipeline products;

•	market exclusivity for the commercial products for specified periods;

•	certain launch timeline of pipeline products; and

•	financial terms and accounting treatment of a commercial partnership with another industry participant.

Given the uncertainties in the Strategic Plan, while Greenhill considered the discounted cash flow analysis described below, it based its opinion on other valuation methodologies.

Greenhill calculated a range of implied present values per share of Company common stock by discounting to present value as of March 31, 2012 estimates of the Company’s unlevered free cash flow for the calendar years 2012 through 2016 using a discount rate range of 12.5% to 15% based on the Company’s weighted average cost of capital, which we refer to as WACC, of 13.6%. Greenhill calculated the WACC based on the calculation of unlevered beta (which was based on an analysis of the Company’s and the reference companies’ historic betas and capital structures), capital structure, equity risk premium, size premium, tax rate, cost of debt and a risk free rate. Greenhill assumed a tax rate of 40% and a terminal revenue exit multiple range of 2.25x — 2.75x. The terminal revenue multiple was applied to total revenue net of partner promotion expense and licensing revenue. This methodology resulted in an implied per share equity value range for the Company common stock of approximately $17.67 to $22.29 without a bepotastine nasal spray commercial partnership and a value range of approximately $22.12 to $27.90 with a bepotastine nasal spray commercial partnership. Greenhill also performed a discounted cash flow analysis utilizing venture-like discount rates, which are greater than the Company’s weighted average cost of capital and reflect Greenhill’s judgment regarding the uncertainties associated, in particular, with the timing and certainty of successful execution of the Strategic Plan. Greenhill used a discount rate range of 25% to 30% for this discounted cash flow analysis based on its experience and observations regarding the level of risk associated with other earlier stage companies and the assumptions in the Company’s Strategic Plan referred to above. This methodology resulted in an implied per share equity value range for the Company common stock of approximately $11.02 to $14.58 per share without a bepotastine nasal spray commercial partnership. Greenhill increased the discount rate range to 27.5% to 32.5% to reflect the increased uncertainty of the potential financial impact of a scenario where the Company enters into a bepotastine nasal spray commercial partnership, which resulted in an implied per share equity value range of approximately $12.73 to $16.77.

Other Considerations

The summary set forth above does not purport to be a complete description of the analyses performed by Greenhill, but simply describes, in summary form, the material analyses that Greenhill conducted in connection with rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Greenhill considered the totality of the factors and analyses performed in determining its opinion and did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor, considered in isolation, supported or failed to support its opinion, except that, for the reasons described above, Greenhill considered the above discounted cash flow analysis but based its opinion on other valuation methodologies. Accordingly, Greenhill believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. Greenhill based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry specific factors. Analyses based on forecasts or projections of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties or their advisors. Accordingly, Greenhill’s analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated or implied. Moreover, Greenhill’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. In addition, no company or transaction used in Greenhill’s analysis as a comparison is directly comparable to the Company or Bausch + Lomb or the contemplated merger. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company or Greenhill or any other person assumes responsibility if future results are materially different from those forecasts or projections.

The proposed merger consideration was determined through arms’ length negotiations between the Company and Bausch + Lomb and was approved by the board of directors. Greenhill provided advice to the Company during these negotiations. Greenhill did not, however, recommend any specific amount of consideration to the Company or the board of directors or that any specific amount of consideration constituted the only appropriate consideration for the merger. Greenhill’s opinion did not in any manner address the underlying business decision to proceed with or effect the merger.

The board of directors retained Greenhill based on its qualifications and expertise in providing financial advice and on its reputation as an internationally recognized investment banking firm. During the two years preceding the date of its opinion, Greenhill had not been engaged by, performed any services for or received any compensation from the Company, other than $540,000 in financial advisory fees paid to Greenhill by the Company, in addition to reimbursement of certain of Greenhill expenses, in connection with a potential acquisition contemplated by the Company, other valuation work and the adoption of a stockholder rights plan.

Pursuant to the terms of Greenhill’s engagement letters with the Company, Greenhill has previously received a fee of $750,000 for services rendered in connection with the merger and strategic defense of the Company, invoiced a fee of $2,484,772 (which has not yet been paid) upon announcement of the merger and is entitled to receive a contingent fee Greenhill has estimated to be approximately $7,454,314 if the merger is consummated. In addition, under its engagement letters with the Company, Greenhill invoiced a separate defense advisory fee of $4,353,978, $2,612,386 of which Greenhill has offered to credit against the contingent fee to be paid to it by the Company if the merger is consummated, and the contingent fee, the defense advisory fee and any unpaid transaction expenses are paid to Greenhill within one business day thereafter. The Company has also agreed to reimburse Greenhill for certain expenses incurred by it in connection with its engagement and to indemnify Greenhill for certain liabilities that may arise out of Greenhill’s engagement. During the two years preceding the date of its opinion, Greenhill had not been engaged by, performed any services for or received any compensation from Bausch + Lomb, Warburg Pincus LLC or any entity identified to Greenhill by Warburg Pincus LLC as an affiliated investment fund or portfolio company of Warburg Pincus LLC, except as provided in the next sentence. Greenhill was engaged by one such portfolio company (that is not Bausch + Lomb) prior to the time such portfolio company became affiliated with Warburg Pincus LLC and received expense reimbursement of $28,000 in connection with such engagement. Greenhill may in the future provide additional financial advisory services to the Company, Bausch + Lomb, or Warburg Pincus LLC or any entity identified to Greenhill by Warburg Pincus LLC as an affiliated investment fund or portfolio company of Warburg Pincus LLC for which Greenhill would expect to receive compensation.

Greenhill’s opinion was one of the many factors considered by the board of directors in evaluation of the merger and should not be viewed as determinative of the views of the board of directors with respect to the merger.

Financial Projections

The Company does not, as a matter of course, publicly disclose financial forecasts as to future financial performance, earnings or other results, other than certain short-term guidance regarding net revenues, gross margins, operating expenses, net income (adjusted for non-cash, mark-to-market adjustments related to warrants, non-cash interest expense and non-cash stock-based compensation, which we refer to as adjusted cash net income), earnings per diluted share, adjusted EBITDA (or adjusted cash net income before interest, taxes, depreciation and amortization) and cash balances. This short-term guidance is based upon an annual operating budget, prepared by management and approved by the board of directors in December 2011, used to plan expense levels, set bonus targets and otherwise operate the business. This annual operating budget for 2012 is referred to as our 2012 Budget. The Company has also provided certain short-term guidance regarding product development and longer-term guidance regarding revenue targets for certain products.

The Company is cautious of making financial forecasts because of unpredictability of the underlying assumptions and estimates. However, in connection with the evaluation of a possible transaction, we provided non-risk weighted five-year financial projections, prepared by our management in November 2011, to our directors and their advisors, as well as to prospective bidders and their financing sources in connection with their due diligence review of the Company, which we refer to as our Strategic Plan. Our Strategic Plan was developed to provide information as to potential growth rates of our business, and related operating results that could be achieved, assuming certain development and approval milestones, market growth rates and entry dates of competitive products.

A summary of the non-risk weighted financial projections included in the Strategic Plan has been included below. This summary is not being included in this document to influence your decision whether to vote for or against the proposal to adopt the merger agreement, but is being included because these non-risk weighted financial projections were made available to our directors and their advisors, as well as to prospective bidders and their financing sources. The inclusion of this information should not be regarded as an indication that our directors or their advisors, or any other person, considered, or now considers, such non-risk weighted financial projections to be material or to be necessarily predictive of actual future results, and these non-risk weighted financial projections should not be relied upon as such. Our Strategic Plan, upon which the summary financial projections included below were based, is subjective in many respects and is based upon certain assumptions described below. There can be no assurance that these non-risk weighted financial projections or the underlying assumptions will be realized or that actual results will not be significantly higher or lower than projected.

In addition, the non-risk weighted financial projections were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, which we refer to as GAAP, the published guidelines of the SEC regarding financial projections or the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, compiled, examined or performed any procedures with respect to the non-risk weighted financial projections or the summary contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

These non-risk weighted financial projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond our control. We believe the assumptions that our management used as a basis for this projected financial information were reasonable at the time our management prepared these non-risk weighted financial projections, given the intended use and the information our management had at the time. Important factors that may affect actual results and cause these non-risk weighted financial projections not to be achieved include, but are not limited to, risks and uncertainties relating to our business (including our ability to successfully develop products, obtain required regulatory approvals and bring new products to market, or any delays in doing so, and to otherwise achieve strategic goals, objectives and targets over the applicable periods), industry performance, general business and economic conditions, the development and approval of competing products and other factors described in or referenced under “Cautionary Statement Concerning Forward-Looking Information” beginning on page 19. In addition, the non-risk weighted financial projections also reflect assumptions that are subject to change and do not reflect revised prospects for our business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the non-risk weighted financial projections were prepared. Accordingly, there can be no assurance that these non-risk weighted financial projections will be realized or that our future financial results will not materially vary from these non-risk weighted financial projections.

No one has made or makes any representation to any stockholder regarding the information included in the non-risk weighted financial projections set forth below. We have made no representation to Bausch + Lomb or Merger Sub in the merger agreement concerning these non-risk weighted financial projections.

Readers are cautioned not to rely on the projected financial information. We have not updated and do not intend to update or otherwise revise the non-risk weighted financial projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions on which such non-risk weighted financial projections were based are shown to be in error. The inclusion of the projected financial information in this proxy statement should not be regarded as an indication that this information will be predictive of actual future results, and this information should not be relied upon for such purpose. Further, the non-risk weighted financial projections do not take into account the effect of any failure of the merger to occur and should not be viewed as accurate in that context. Accordingly, there can be no assurance that the non-risk weighted financial projections will be realized, and actual results may be materially better or worse than contained therein. You should review the Company’s most recent SEC filings for actual results for the Company’s fiscal year 2011, as reported in our Annual Report of Form 10-K for the year ended December 31, 2011, as amended.

The following is a summary of the non-risk weighted financial projections:

	2012	2013	2014	2015	2016
	(dollars in millions)
Product Net Revenues	$224	$292	$358	$464	$625
Partner Net Revenues (1) (2)	$—	$40	$—	$77	$252

Total Net Revenues	$224	$332	$358	$540	$876
Without Partner
Adjusted EBITDA (3)	$39	$65	$93	$137	$209
Unlevered Free Cash Flow (4)	$67	$49	$82	$93	$160
With Partner
Adjusted EBITDA (3)	$39	$105	$93	$173	$307
Unlevered Free Cash Flow (4)	$67	$73	$82	$124	$251

(1)	Partner revenue includes upfront and milestone payments of $40 million and $10 million in 2013 and 2015, respectively
(2)	Partner revenue excludes partner promotion expenses of $27 million and $101 million in 2015 and 2016, respectively
(3)	Adjusted EBITDA includes $3.9 million in one time costs for special projects in 2012
(4)	Unlevered free cash flow is comprised of Adjusted EBITDA less depreciation and amortization, tax affected at 40%, plus depreciation and amortization, less capital expenditures and less change in net working capital

In preparing the non-risk weighted financial projections our management made the following material assumptions:

•	Product development, regulatory approval, market growth and competitive entry assumptions including:

•	PROLENSA product launch in early 2013 with a successful switchover from BROMDAY to PROLENSA prior to October 2013, with product revenues growing to $228 million in 2016

•	BEPREVE maintaining U.S. patent protection through 2017 with continued market share growth resulting in product revenues growing to $188 million in 2016

•	ISTALOL maintaining U.S. patent protection through 2018 with product revenues growing to $41 million in 2016

•	T-PREDTM product launch in 2014 with product revenues growing to $31 million in 2016

•	BEPOMAXTM product launch in 2015 with BEPOMAX revenues growing to $16 million and partner revenues growing to $31 million in 2016, respectively

•	BEPOSONETM product launch in 2015 with BEPOSONE revenues growing to $110 million and partner revenues growing to $221 million in 2016, respectively

•	The absence of new competitive products to the products noted above being introduced and the absence of significant marketing initiatives, such as price reductions, by competitors

•

All amounts of “Adjusted EBITDA,” Adjusted Cash Net Income” and “Unlevered Free Cash Flow” in the table above assume 2013 entry into a partnership for promotion of BEPOMAX and BEPOSONE to primary care physicians in which (i) the partner pays the Company an upfront payment of $40 million in 2013 and an approval milestone of $10 million in 2015, (ii) the partner and the Company each pay their own sales and marketing expenses, (iii) the Company records 100% of net revenues generated by the partner and the related cost of goods sold (estimated at approximately 20% of net revenues), and

(iv) the Company pays the partner 40% of net revenues generated by the partner, reflected as partner promotion expense of $27 million and $101 million in 2015 and 2016, respectively.

In addition to selected company, sum of the parts, precedent transaction and premiums paid analyses similar to those described in the “The Merger – Opinion of Greenhill & Co., LLC” beginning on page 37 (but utilizing then current market and capitalization data), in its presentation to the board of directors at the December 5, 2011 meeting, Greenhill included an illustrative leveraged buyout analysis, based on the Strategic Plan that derived equity values per share that might be realized in an acquisition by a financial sponsor based on certain assumptions, including with respect to financing, interest rate and sponsor returns. The illustrative leveraged buyout analysis indicated equity values per share ranging from $9.54 to $11.65. In addition to selected company, sum of the parts, precedent transaction and premiums paid analyses similar to those described in the “The Merger – Opinion of Greenhill & Co., LLC” beginning on page 37 (but utilizing then current market and capitalization data), in its presentation to the board of directors at the December 13, 2011 meeting, Greenhill included illustrative discounted cash flow analyses based on the Strategic Plan that had been adjusted for certain specified risks related to the timing of competitive entries and market growth rates for existing and pipeline products, as well as the timing of product development and regulatory approvals for pipeline products, and a downside case reflecting increased risk levels for such factors. In the hypothetical risk adjustment case, the illustrative discounted cash flow analyses indicated equity values per share ranging from $17.20 to $21.55 in the scenario with a bepotastine nasal spray commercial partnership and $14.91 to $18.68 in the scenario without a bepotastine nasal spray commercial partnership. In the hypothetical downside case, the illustrative discounted cash flow analyses indicated equity values per share ranging from $9.83 to $12.42 in the scenario with a bepotastine nasal spray commercial partnership and $9.35 to $11.85 in the scenario without a bepotastine nasal spray commercial partnership. The per share equity values indicated in these illustrative analyses are not comparable to the per share values indicated in the financial analyses described in the “The Merger – Opinion of Greenhill & Co., LLC” beginning on page 37 as a result of several factors, including significant changes in the number of fully diluted shares of Company common stock and, in the case of the illustrative discounted cash flow analyses, differences in terminal multiples, treatment of partner revenues and expenses and the weighted average cost of capital. The board of directors decided not to consider such a risk weighting methodology and accordingly, Greenhill was directed not to use this risk weighting methodology for purposes of future discounted cash flow analyses. While these additional illustrative financial analyses were presented to the board of directors in connection with its consideration of Valeant’s initial $6.50 per share offer for the Company, the board of directors did not consider these illustrative financial analyses in connection with its evaluation of Bausch + Lomb’s offer, but instead considered the more recent financial analyses presented on March 25, 2012 and described in “The Merger – Opinion of Greenhill & Co., LLC” beginning on page 37. Information about these illustrative analyses is presented here solely because it was made available to our board of directors at these December 2011 meetings.

Financing of the Merger

The closing of the merger is not conditioned on the receipt of financing by Bausch + Lomb. If all other conditions to closing of the merger have been satisfied, Bausch + Lomb will be obligated to consummate the merger regardless of whether Bausch + Lomb has obtained financing under the commitment letter or otherwise.

Bausch + Lomb may finance the merger with a combination of cash on hand, available borrowings under its existing revolving credit facility (that Bausch + Lomb currently expects will be at least $350 million as of the date of the merger) and the proceeds of a $350 million incremental term loan facility to be provided under one of its existing credit facilities. Alternatively, Bausch + Lomb may obtain other financing in lieu of the foregoing, but intends in all cases to have a combination of cash on hand and committed financing sufficient to finance the merger.

In connection with its entry into the merger agreement, Bausch + Lomb obtained a financing commitment letter, dated March 26, 2012, which we refer to as the commitment letter, from Citigroup Global Markets Inc.,

JPMorgan Chase Bank, N.A., Credit Suisse AG, Goldman Sachs Bank USA, and Bank of America Merrill Lynch, which we refer to as the lenders, pursuant to which the lenders committed to provide the full amount of the $350 million incremental term loan facility.

The commitments of the lenders under the commitment letter are subject to the satisfaction of certain customary conditions precedent, including the merger being consummated in all material respects in accordance with the terms of the merger agreement prior to, or substantially simultaneously with, the funding of the incremental term loan facility and the execution and delivery of an amendment to the Bausch + Lomb’s existing credit facility substantially in the form of the previously agreed form of amendment attached to the commitment letter. The commitment letter terminates on the earlier of:

•	the termination of the merger agreement in accordance with its terms;

•	the consummation of the merger with or without the funding of the incremental term loan facility;

•	5:00 p.m. New York City time on September 25, 2012 (which coincides with the outside date under the merger agreement); and

•	any public announcement by Bausch + Lomb or any of its affiliates that Bausch + Lomb does not intend to proceed with the merger or the financing under the commitment letter.

Closing and Effective Time of Merger

The closing of the merger will occur no later than the third business day following the satisfaction or waiver of all of the closing conditions set forth in the merger agreement (described under “The Merger Agreement — Conditions to Closing the Merger” beginning on page 74) or at such other date as the parties may agree in writing.

Assuming timely satisfaction of the necessary closing conditions, we currently anticipate that the merger will be consummated during the second quarter of 2012. The effective time will occur as soon as practicable on the date of the closing of the merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date as the Company and Bausch + Lomb may agree and specify in the certificate of merger).

Payment of Merger Consideration and Surrender of Stock Certificates

Promptly, and in any event within three business days, after the effective time of the merger, a letter of transmittal will be mailed to each record holder of shares of Company common stock (other than the excluded shares) describing how such holder should surrender its shares of Company common stock for the per share merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent (described in “The Merger Agreement — Payment Procedures” beginning on page 66) without a letter of transmittal.

You will not be entitled to receive the per share merger consideration until you deliver a duly completed and executed letter of transmittal to the exchange agent. If your shares are certificated, you must also surrender your stock certificate or certificates to the exchange agent. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required by the Company to evidence and effect such transfer and to evidence that any applicable stock transfer or other taxes have been paid.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit of the loss, theft or destruction, including an agreement to indemnify Bausch + Lomb, the Company and the exchange agent from and against any loss incurred in connection with such affidavit, and if required by Bausch + Lomb, post a bond, in customary amount as indemnity against any claim that may be made against Bausch + Lomb with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Interests of Certain Persons in the Merger

In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. Our board of directors was aware of these interests and considered them, among other matters, in reaching the determination that the terms and conditions of the merger and the merger agreement were fair to, advisable and in the best interests of the Company and its stockholders and in making its recommendation regarding approval and adoption of the merger and the merger agreement as described in “The Merger — Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 33. For the purposes of all the agreements and plans to which the Company is a party described below that contain a change in control provision, the completion of the transactions contemplated by the merger agreement will constitute a change in control.

Please see the section of this proxy statement titled “The Merger — Golden Parachute Compensation” beginning on page 58 for additional information with respect to the compensation that our named executive officers may receive in connection with the merger.

Treatment of Stock Options

In connection with the merger, each option to purchase shares of Company common stock will become fully vested, to the extent not already fully vested, and cancelled at the effective time of the merger and will represent solely the right to receive from the surviving corporation in consideration of each such option, at the effective time of the merger or as soon as practicable thereafter (but in any event not later than the next regularly scheduled payroll cycle), a cash payment equal to the product of (i) the number of shares of Company common stock subject to such option immediately prior to the effective time of the merger, multiplied by (ii) the excess, if any, of the merger consideration of $9.10 per share of the Company common stock over the exercise price per share of the Company common stock subject to such option, without interest and less any applicable withholding taxes. Stock options with an exercise price per share that is equal to or greater than the merger consideration of $9.10 per share will be cancelled for no consideration and will have no further force or effect from and after the effective time of the merger.

The following table sets forth, as of March 24, 2012, for each person who has served as a director or executive officer of the Company since the beginning of our last fiscal year and who currently holds stock options: (a) the aggregate number of shares of Company common stock subject to vested stock options and the value of such vested stock options, on a pre-tax basis, at the per share merger consideration; (b) the aggregate number of unvested stock options that will vest in connection with the merger, assuming the director or executive officer remains employed by, or continues serving as a director of, the Company through the effective time of the merger, and the value of those unvested stock options, on a pre-tax basis, at the per share merger consideration; (c) the aggregate number of shares of Company common stock subject to vested and unvested stock options for each individual, assuming the director or executive officer remains employed by, or continues serving as a director of, the Company at the effective time of the merger; and (d) the aggregate pre-tax amount of consideration that we expect to pay to all such individuals with respect to their stock options in connection with the merger:

	Vested Stock Options		Unvested Stock Options		Aggregate Stock Options
	Shares	Value(1) ($)	Shares	Value(1) ($)	Shares	Value(1) ($)
Executive Officers
Vicente Anido, Jr., Ph.D.	1,421,752	6,140,983	471,599	2,267,760	1,893,351	8,408,743
Glenn E. Davis	55,687	392,941	65,063	365,677	120,750	758,618
Brian G. Drazba	31,748	166,240	60,447	313,082	92,195	479,322
Marvin J. Garrett	368,958	1,548,243	167,767	824,306	536,725	2,372,549
Kathleen McGinley	265,540	809,201	154,810	768,392	420,350	1,577,593
Kirk McMullin	320,664	1,220,119	152,686	754,994	473,350	1,975,113
Timothy R. McNamara, Pharm. D.	205,358	712,317	149,017	736,040	354,375	1,448,357
Thomas A. Mitro	449,432	1,906,079	204,918	1,026,009	654,350	2,932,088
Lauren P. Silvernail	348,249	1,068,127	192,009	949,114	540,258	2,017,241

Non-Employee Directors
Peter Barton Hutt	151,950	612,561	20,000	104,200	171,950	716,761
Benjamin F. McGraw, III, Pharm. D.	152,450	612,561	20,000	104,200	172,450	716,761
Dean J. Mitchell	126,700	395,461	20,000	104,200	146,700	499,661
Andrew J. Perlman, M.D., Ph.D.	82,200	361,661	20,000	104,200	102,200	465,861
Wayne I. Roe	119,950	430,236	20,000	104,200	139,950	534,436
Richard C. Williams	151,950	612,561	20,000	104,200	171,950	716,761

All Executive Officers and Non-Employee Directors as a Group	4,252,588	16,989,291	1,738,316	8,630,574	5,990,904	25,619,865

(1)	Calculated for each stock option by multiplying (i) the excess of the $9.10 per share merger consideration over the per share exercise price of the stock option by (ii) the number of shares of Company common stock subject to such stock option. The outstanding options were granted under our 2004 Performance Incentive Plan and stand-alone option agreements with Messrs. McMullin and Mitro.

Treatment of Restricted Shares

In connection with the merger, each share of Company common stock granted subject to time-based, performance or other vesting or lapse restrictions that is outstanding and subject to such restrictions immediately prior to the effective time of the merger will automatically vest, and the Company’s reacquisition right with respect to such shares shall lapse, and the holder will, subject to compliance with the applicable exchange procedures, be entitled to receive the merger consideration of $9.10 with respect to each such share, without interest and less any applicable withholding taxes.

The following table sets forth, as of March 24, 2012, for each person who has served as a director or executive officer of the Company since the beginning of our last fiscal year and who currently holds restricted shares: (a) the aggregate number of restricted shares that will vest in connection with the merger; and (b) the pre-tax value of such restricted shares at the $9.10 per share merger consideration:

	Aggregate Number of Restricted Shares That Will Vest as a Result of the Merger	Value of Restricted Shares(1) ($)
Executive Officers
Vicente Anido, Jr., Ph.D.	118,173	1,075,374
Glenn E. Davis	14,583	132,705
Brian G. Drazba	14,687	133,652
Marvin J. Garrett	36,825	335,108
Kathleen McGinley	34,625	315,088
Kirk McMullin	34,625	315,088
Timothy R. McNamara, Pharm. D.	33,625	305,988
Thomas A. Mitro	48,762	443,734
Lauren P. Silvernail	42,337	385,267
Non-Employee Directors
Peter Barton Hutt	—	—
Benjamin F. McGraw, III, Pharm. D.	—	—
Dean J. Mitchell	—	—
Andrew J. Perlman, M.D., Ph.D.	—	—
Wayne I. Roe	—	—
Richard C. Williams	—	—
All Executive Officers and Non-Employee Directors as a Group	378,242	3,442,004

(1)	Calculated by multiplying the $9.10 per share merger consideration by the number of restricted shares.

Treatment of Stock Appreciation Rights and Phantom Stock

In connection with the merger, each stock appreciation right will become fully vested, to the extent not already fully vested, and cancelled at the effective time of the merger and will represent solely the right to receive from the surviving corporation in consideration of each such stock appreciation right, at the effective time of the merger or as soon as practicable thereafter (but in any event not later than the next regularly scheduled payroll cycle), a cash payment equal to the product of (i) the number of shares of Company common stock subject to such stock appreciation right immediately prior to the effective time of the merger, multiplied by (ii) the excess, if any, of the merger consideration of $9.10 per share of the Company common stock over the exercise price per share of the Company common stock subject to such stock appreciation right, without interest and less any applicable withholding taxes. Dr. Anido is the sole holder of stock appreciation rights.

In November 2011, the Company granted Dr. Anido 172,775 cash-settled stock appreciation rights, subject to vesting and other restrictions. In connection with the merger, Dr. Anido will receive a cash payment equal to $924,346, without interest and less any applicable withholding taxes, in consideration of such stock appreciation rights. The Company also granted Dr. Anido phantom stock equal to the product obtained by multiplying 27,225 shares of Company common stock by the closing price of Company common stock on the applicable measurement date, subject to vesting and other restrictions. In connection with the merger, Dr. Anido will receive a cash payment equal to $247,748, without interest and less any applicable withholding taxes, in consideration of such phantom stock.

Employment Agreements

We are parties to employment agreements with each of our current executive officers, other than Messrs. Davis and Drazba. Such employment agreements provide benefits upon a change in control, including severance benefits if the executive officer is terminated under certain circumstances and within a specified period following such event. Messrs. Davis and Drazba are parties to our Amended and Restated Special Retention and Severance Pay Plan for Non-Officer Employees, which also provides for severance benefits if either of Messrs. Davis or Drazba is terminated under certain circumstances and within a specified period following a change in control.

Consequences of a Change in Control

The employment agreements provide that in the event of a change in control of the Company and if within 24 months following such change in control the executive officer’s employment is terminated by the Company without cause, or such executive officer resigns for good reason within sixty days of the event forming the basis for such good reason termination, then the Company will provide the executive officer with severance compensation and benefits consisting of:

•

For Dr. Anido, a lump sum severance payment in an amount equal to 24 months base salary plus 2 times the greater of: (a) the target bonus to be earned for the year in which termination occurs, or (b) the bonus amount paid to him in the prior year;

•

For other executive officers parties to such agreements, 12 months base salary plus the greater of (a) one times the target bonus to be earned for the year in which termination occurs, or (b) one times the bonus amount paid to the executive officer in the prior year;

•

Health insurance premiums payable by the Company for continued health insurance coverage for such executive officer and all then insured dependents for a period of up to 24 months with respect to Dr. Anido and 12 months with respect to such other executive officers. To be eligible for this coverage, the executive officer must make a timely election to continue such coverage under COBRA. Our obligation to pay the monthly health insurance premiums for continued group medical insurance ends when the executive officer becomes eligible for health insurance with a new employer;

•	Outplacement services for one year, at the Company’s expense not to exceed $25,000, with a nationally recognized service selected by the Company; and

•

Any unvested options, restricted shares, stock appreciation rights, phantom stock or other equity based awards then held by the executive officer will become fully vested and, with respect to options, immediately exercisable, as of the date of termination.

The following table sets forth the additional payments and benefits payable to each executive officer (excluding Messrs. Davis and Drazba) as a result of the consummation of the merger (assuming the consummation occurred on March 24, 2012) and within 24 months following the merger the executive officer’s employment is terminated by the Company without cause, or such executive officer resigns for good reason within sixty days of the event forming the basis for such good reason termination:

Name	Salary(1) ($)	Bonus(1) ($)	Outplacement Services(1) ($)	Benefits Continuation(1) ($)	Total Additional Termination Benefits Under Employment Agreements ($)
Vicente Anido, Jr., Ph.D.	1,130,732	734,976	25,000	27,264	1,917,972
Marvin J. Garrett	336,908	134,763	25,000	20,688	517,359
Kathleen McGinley	296,985	118,794	25,000	7,020	447,799
Kirk McMullin	307,460	122,984	25,000	13,632	469,076
Timothy R. McNamara, Pharm. D.	342,180	136,872	25,000	20,688	524,740
Thomas A. Mitro	335,147	150,816	25,000	20,688	531,651
Lauren P. Silvernail	344,723	172,362	25,000	20,688	562,773
All Executive Officers as a Group	3,094,135	1,571,567	175,000	130,668	4,971,370

(1)	Salary and bonus payments are to be made in one lump-sum within 30 days following the effective date of a release to be executed by the executive officer in connection with a termination occurring after a change in control. Outplacement services and benefits are provided over time after such a termination.

The employment agreements provide for a reduction of the benefits an executive would receive to the extent such benefits would result in the imposition of an excise tax on the executive by reason of sections 280G and 4999 of the Internal Revenue Code, provided that if an executive would receive a greater amount of benefits on an after-tax basis by receiving all of the benefits under the employment agreement, then the benefits payable to the executive will not be reduced. In situations where the benefits are not reduced, the executive would be personally liable for payment of the excise tax imposed. The Company is not, under this circumstance, obligated to provide a section 280G tax gross-up payment to any executive.

Termination for cause means (a) the commission of any act of fraud, embezzlement or dishonesty by an executive which adversely affects the business of the Company, the acquiring or successor entity or any parent or subsidiary thereof, (b) any unauthorized use or disclosure by the executive of confidential information or trade secrets of the Company, the acquiring or successor entity or any parent or subsidiary thereof, (c) the refusal or omission by the executive officer to perform any duties required of him if such duties are consistent with duties customary for the position held with the Company, the acquiring or successor entity or any parent or subsidiary thereof, (d) any act or omission by the executive officer involving malfeasance or gross negligence in the performance of the executive’s duties to, or deviation from any of the policies or directives of, the Company or the acquiring or successor entity or any parent or subsidiary thereof, (e) conduct on the part of the executive which constitutes the breach of any statutory or common law duty of loyalty to the Company, the acquiring or successor entity or any parent or subsidiary thereof, (f) any illegal act by the executive which adversely affects the business of the Company, the acquiring or successor entity or any parent or subsidiary thereof, or (g) the executive’s refusal to cooperate with any legal proceeding or investigation if so requested by the Company.

Termination for good reason means the voluntary termination by the executive officer of his or her employment within 60 days after the end of the thirty-day period in which the Company has the right to cure the circumstances giving rise to good reason of which the executive has notified the Company: (a) material reduction in the executive’s then existing base compensation, (b) a material, adverse change in the executive’s authority, duties or responsibilities, (c) for Dr. Anido only, a material reduction in the authority, duties or responsibilities of the supervisor to whom Dr. Anido is required to report, including a requirement that Dr. Anido report to a corporate officer or employee instead of reporting directly to the board of directors of the Company, (d) for Mr. Mitro or Ms. Silvernail only, a material reduction in the authority, duties or responsibilities of the supervisor to whom such executive officer is required to report, including a requirement that such executive officer report to a corporate officer or employee instead of reporting directly to the chief executive officer, (e) a material reduction in the budget over which the executive retains authority, (f) a material change in the geographic location at which the executive provides services to the Company, or (g) any other action or inaction that constitutes a material breach by the Company of the provisions of the employment agreement.

Pursuant to our Amended and Restated Special Retention and Severance Pay Plan for Non-Officer Employees, if Mr. Davis or Mr. Drazba is permanently laid off within the six month period after the consummation of the merger, subject to certain conditions, each would receive severance pay equal to 44 weeks of his respective base pay.

Employee Benefits

In the merger agreement, Bausch + Lomb has agreed to give our employees full credit for prior service with us for purposes of eligibility, vesting and other determinations under Bausch + Lomb benefit plans in which our employees may become eligible to participate, except where such credit would result in a duplication of benefits. In addition, Bausch + Lomb has generally agreed to waive pre-existing condition limits to the extent such limits are waived under our comparable benefit plans, and to recognize deductible and out-of-pocket expenses paid by our employees during the calendar year in which the merger closes. Our benefit plans will be continued on terms generally no less favorable to our employees than those in effect at the date of the merger agreement, until Bausch + Lomb determines in its sole discretion that such employees may participate in Bausch + Lomb’s benefit plans.

Indemnification of Directors and Officers

For a period of six years following the effective time of the merger, the surviving corporation has agreed to indemnify the directors, officers, employees and agents of the Company or any of our subsidiaries, against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses (and to advance funds for expenses) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such individual is or was an officer, director, employee or agent of the Company or any of our subsidiaries prior to the effective time of the merger, or, while a director or officer of the Company or any of our subsidiaries, is or was serving at the request of the Company or any of its subsidiaries as director, officer, employee or agent of another person prior to the effective time of the merger, in each case to the same extent such persons are entitled to indemnification pursuant to the Company’s current certificate of incorporation and bylaws or any agreement in effect at the time the merger agreement was executed.

The surviving corporation has an obligation to maintain our directors’ and officers’ liability insurance for a period of six years after the effective time of the merger; provided that Bausch + Lomb shall not be required to pay annual premiums for such insurance in excess of 200% of the current annual premiums paid by us for such insurance. We may purchase a six-year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the policies of directors’ and officers’ liability insurance we currently maintain with respect to matters arising before the effective time of the merger, provided that the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the merger.

For a more detailed description of these provisions of the merger agreement, please see the section of this proxy statement titled “The Merger Agreement — Further Actions and Agreements — Directors’ and Officers’ Indemnification and Insurance” on page 81.

Intent to Vote in Favor of the Merger

As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 1,197,814 shares of Company common stock (including restricted shares of

Company common stock, but not including any shares of Company common stock deliverable upon exercise or conversion of any options to purchase shares of Company common stock), representing 2.86% of the outstanding shares of Company common stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company common stock “FOR” the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Golden Parachute Compensation

Golden Parachute Compensation Table

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of our named executive officers that is based on or otherwise relates to the merger, assuming the following:

•	the price per share of common stock of the Company is $9.10;

•	the merger closed on March 24, 2012, which is the latest practicable date prior to the filing of this proxy statement; and

•

the named executive officers of the Company were terminated without cause immediately following a change in control on March 24, 2012, which is the latest practicable date prior to the filing of this proxy statement.

Golden Parachute Compensation

Name	Cash(1)(2) ($)	Equity (3)(4) ($)	Pension/ NQDC ($)	Perquisites/ Benefits (2)(5) ($)	Tax Reimbursement ($)	Other ($)	Total(6) ($)
Vicente Anido, Jr., Ph.D., President and Chief Executive Officer	1,865,708	4,515,228	—	52,264	—	—	6,433,200
Lauren P. Silvernail, Chief Financial Officer and Vice President, Corporate Development	517,085	1,334,381	—	45,688	—	—	1,897,154
Thomas A. Mitro, Vice President, Sales and Marketing	485,963	1,469,743	—	45,688	—	—	2,001,394
Marvin J. Garrett, Vice President, Regulatory Affairs, Quality, and Compliance	471,671	1,159,414	—	45,688	—	—	1,676,773
Timothy R. McNamara, Pharm. D. Vice President, Clinical Research and Medical Affairs	479,052	1,042,028	—	45,688	—	—	1,566,768

(1)	For Dr. Anido, consists of a lump sum severance payment in an amount equal to (i) 24 months base salary plus (ii) 2 times the greater of: (a) the target bonus to be earned for the year in which termination occurs, or (b) the bonus amount paid to him in the prior year. For other named executive officers, consists of a lump sum severance payment in an amount equal to (i) 12 months base salary plus (ii) the greater of (a) one times the bonus amount paid to the executive officer in the prior year and (b) ones times the bonus amount paid to the named executive officer in the prior year. Accordingly, includes the following amounts:

•	Dr. Anido – salary continuation in the amount of $1,130,732 and bonus in the amount of $734,976.

•	Ms. Silvernail – salary continuation in the amount of $344,723 and bonus in the amount of $172,362.

•	Mr. Mitro – salary continuation in the amount of $335,147 and bonus in the amount of $150,816.

•	Mr. Garrett – salary continuation in the amount of $336,908 and bonus in the amount of $134,763.

•	Mr. McNamara – salary continuation in the amount of $342,180 and bonus in the amount of $136,872.

(2)	This amount is payable only upon a double trigger (that is, a qualified termination of the executive’s employment within 24 months following consummation of the merger).

(3)	Includes the following amounts:

•

Dr. Anido – accelerated stock options valued at $2,267,760, accelerated restricted stock awards valued at $1,075,374, accelerated stock appreciation rights valued at $924,346 and accelerated phantom stock valued at $247,748.

•	Ms. Silvernail – accelerated stock options valued at $949,114 and accelerated restricted stock awards valued at $385,267.

•	Mr. Mitro – accelerated stock options valued at $1,026,009 and accelerated restricted stock awards valued at $443,734.

•	Mr. Garrett – accelerated stock options valued at $824,306 and accelerated restricted stock awards valued at $335,108.

•	Mr. McNamara – accelerated stock options valued at $736,040 and accelerated restricted stock awards valued at $305,988.

(4)	This amount would be payable upon a “single trigger” – in other words, upon a change of control, even if the named executive did not terminate employment.

(5)	Consists of (i) outplacement services for one year, at the Company’s expense not to exceed $25,000 and (ii) health insurance premiums for continued health insurance coverage for such named executive officer and all then insured dependents for a period of up to 24 months with respect to Dr. Anido and 12 months with respect to other named executive officers. The cost of providing continued group health benefits is estimated based on costs currently paid by the Company for similar benefits. Accordingly, includes the following amounts:

•	Dr. Anido – outplacement services of $25,000 and continuation of medical insurance benefits valued at $27,264.

•	Each of Ms. Silvernail, Mr. Mitro, Mr. Garrett and Mr. McNamara – outplacement services of $25,000 and continuation of medical insurance benefits valued at $20,688.

(6)	The amounts listed in this column represent the total golden parachute compensation to be provided to each named executive officer. For each named executive officer, the portion of such compensation attributable to double trigger arrangements (that is, a qualified termination of the executive’s employment within 24 months following consummation of the merger) and the portion of such compensation attributable to single trigger arrangements (upon a change of control, even if the named executive did not terminate employment), respectively, are:

•	Dr. Anido – $1,917,972 attributable to double trigger arrangements and $4,515,228 attributable to single trigger arrangements.

•	Ms. Silvernail – $562,773 attributable to double trigger arrangements and $1,334,381 attributable to single trigger arrangements.

•	Mr. Mitro – $531,651 attributable to double trigger arrangements and $1,469,743 attributable to single trigger arrangements.

•	Mr. Garrett –$517,359 attributable to double trigger arrangements and $1,159,414 attributable to single trigger arrangements.

•	Mr. McNamara – $524,740 attributable to double trigger arrangements and $1,042,028 attributable to single trigger arrangements.

Any changes in the assumptions or estimates above would affect the amounts shown in the table. In addition, a portion of the equity amounts shown in the Equity column are expected to become vested in the ordinary course prior to the actual date the merger is completed.

Narrative to Golden Parachute Compensation Table

The payment of severance benefits, and the continuation of employee benefits, is made pursuant to the arrangements discussed in the section of this proxy statement titled “The Merger — Interests of Certain Persons in the Merger — Employment Agreements.”

As described in “The Merger — Interests of Certain Persons in the Merger — Treatment of Stock Options” and “The Merger — Interests of Certain Persons in the Merger — Treatment of Restricted Shares,” in connection with the merger, the vesting of all outstanding stock options and restricted stock awards will accelerate in full so that such stock options and awards will become fully vested, to the extent not already fully vested, immediately prior to the completion of the merger. Once vested, each outstanding stock option will represent the right to receive a cash payment equal to the product of (i) the number of shares of our common stock subject to such option immediately prior to the effective time of the merger, multiplied by (ii) the excess, if any, of the merger consideration of $9.10 per share of our common stock over the exercise price per share of our common stock subject to such option, without interest and less any applicable withholding taxes. Once vested, each outstanding share of restricted stock will represent the right to receive the merger consideration of $9.10 with respect to each such share, without interest and less any applicable withholding taxes.

As described in “The Merger — Interests of Certain Persons in the Merger — Treatment of Stock Appreciation Rights and Phantom Stock,” in connection with the merger, the vesting of all stock appreciation rights will accelerate in full so that such stock appreciation rights will become fully vested, to the extent not already vested, immediately prior to the completion of the merger. Once vested, each outstanding stock appreciation right will represent the right to receive a cash payment equal to the product of (i) the number of shares of our common stock subject to such stock appreciation right immediately prior to the effective time of the merger, multiplied by (ii) the excess, if any, of the merger consideration of $9.10 per share of our common stock over the exercise price per share of our common stock subject to such stock appreciation right, without interest and less any applicable withholding taxes. Dr. Anido is the sole holder of stock appreciation rights. In connection with the merger, Dr. Anido will receive a cash payment equal to $924,346, without interest and less any applicable withholding taxes, in consideration of such stock appreciation rights. Also in connection with the merger, Dr. Anido will receive a cash payment equal to $247,748 without interest and less any applicable withholding taxes, in consideration of phantom stock as described above in “The Merger — Interests of Certain Persons in the Merger — Treatment of Stock Appreciation Rights and Phantom Stock.”

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Amendment to Rights Agreement

In connection with the merger agreement, effective March 26, 2012, the Company entered into an amendment to its preferred stock rights agreement with Computershare Trust Company, N.A., as rights agent, to exempt the merger agreement and the merger from the preferred stock rights agreement.

Certain Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes certain material U.S. federal income tax consequences of the merger to holders of Company common stock. This discussion is based upon the provisions of the Internal Revenue

Code of 1986, as amended, which we refer to as the Code, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of Company common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of our common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Company common stock through the exercise of options or otherwise as compensation, holders who hold their Company common stock as part of a hedge, straddle, constructive sale or conversion transaction, holders whose functional currency is not the U.S. dollar and holders who will own, actually or constructively, any stock of Bausch + Lomb or the surviving corporation at the effective time of the merger. This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

We intend this discussion to provide only a general summary of certain material U.S. federal income tax consequences of the merger to holders of Company common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described in this proxy statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Company common stock, you should consult your own tax advisor regarding the U.S. federal income tax consequences of the merger to you.

All holders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Company common stock pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	any other person that is subject to U.S. federal income taxation on a net income basis.

Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens, and thus would constitute “U.S. holders” for purposes of the discussion below. Therefore, an individual who is a lawful permanent resident (i.e., the individual holds an alien registration card, or “green card”) is subject to U.S. federal income tax as if he or she were a U.S. citizen. In addition, an individual may be treated as a resident alien of the United States, as opposed to a nonresident alien, for U.S. federal income tax purposes if the individual is present in the United States for at least 31 days in a calendar year and for an aggregate of at least 183 days during a

3-year period ending in such calendar year. For purposes of this calculation, all of the days that the individual was present in the then-current year, one-third of the days that the individual was present in the immediately preceding year and one-sixth of the days that the individual was present in the second preceding year are considered.

A “non-U.S. holder” is a beneficial owner (other than a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) of Company common stock that is not a U.S. holder.

U.S. Holders

The conversion of shares of Company common stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger (determined before the deduction of any applicable withholding taxes) and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the merger. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company common stock at different times or different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Company common stock.

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently, 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner. All U.S. holders surrendering shares of Company common stock pursuant to the merger should complete and sign, under penalty of perjury, the Internal Revenue Service Form W-9 included as part of the Letter of Transmittal and return it to the exchange agent to provide the requisite information, including such holder’s taxpayer identification number, and the certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to us and the exchange agent). Corporations are not subject to backup withholding.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to U.S. federal income tax on such gain in the same manner as a U.S. holder, provided such non-U.S. holder provides an Internal Revenue Service Form W-8ECI and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•

the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the Company’s outstanding common stock at any time during the five years preceding the merger, and the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during such non-U.S. holder’s ownership of more than 5% of the Company’s common stock. Although there can be no assurances in this regard, the Company does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently, at a rate of 28%) with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is not a United States person (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any. In order to avoid backup withholding, a non-U.S. holder should complete and sign an appropriate Internal Revenue Service Form W-8 which may be obtained from the exchange agent or at www.irs.gov.

Appraisal Rights

Under specified circumstances a holder may be entitled to appraisal rights in connection with the merger. If a holder of Company common stock receives cash pursuant to the exercise of appraisal rights, such holder generally will recognize gain or loss, measured by the difference between the cash received and such holder’s tax basis in such stock. Interest, if any, awarded in an appraisal proceeding by a court would be included in such holder’s income as ordinary income for U.S. federal income tax purposes. Holders of Company common stock who exercise appraisal rights are urged to consult their own tax advisors as to the U.S. federal income tax consequences of their exercise of appraisal rights.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO COMPANY STOCKHOLDERS. THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

Regulatory Approvals and Notices

The merger is subject to the requirements of the HSR Act, which prevents the Company and Bausch + Lomb from completing the merger until required information and materials are furnished to the DOJ and the FTC, and the HSR Act waiting period is terminated or expires. On April 3, 2012, the Company and Bausch + Lomb filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC. On April 23, 2012, the Company and Bausch + Lomb received confirmation of early termination of the waiting period under the HSR Act, effective as of April 23, 2012. The DOJ, the FTC, state attorneys general and others may challenge the merger on antitrust grounds either before or after expiration or termination of the HSR Act waiting period. Accordingly, at any time before or after the completion of the merger, any of the DOJ, the FTC, state attorneys general or others could take action under the antitrust laws, including, without limitation, seeking to enjoin the completion of the merger. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or that, if a challenge is made, it will not succeed.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.

Litigation Relating to the Merger

We, our directors, Bausch + Lomb and Merger Sub were named as defendants in four putative class action complaints. The first case, captioned Hutt v. ISTA Pharmaceuticals, Inc., et al., C.A. 7367, was filed on March 29, 2012 in the Court of Chancery of the State of Delaware. An amended complaint was filed in the Hutt action on April 27, 2012. The plaintiff and Mr. Peter Barton Hutt, one of our directors, are not related. The second, third, and fourth complaints, captioned Salina v. ISTA Pharmaceuticals, Inc., et al., Hijab v. ISTA Pharmaceuticals, Inc., et al., and Kretz v. ISTA Pharmaceuticals, Inc., et al., were filed on or about April 5, 2012, April 10, 2012, and April 25, 2012, respectively, in the Superior Court for the State of California. On April 30, 2012, an amended complaint was filed in the Hijab action. The actions, purportedly brought on behalf of a class of stockholders, allege that our directors breached their fiduciary duties in connection with the proposed acquisition by, among other things, failing to disclose all material information concerning the merger, and failing to maximize stockholder value and obtain the best financial and other terms and act in the best interests of public stockholders. The complaints further allege that Bausch + Lomb aided and abetted the directors’ purported breaches. The plaintiffs seek injunctive and other equitable relief, including enjoining us from consummating the merger, and damages, in addition to fees and costs. On May 1, 2012, the plaintiff in the Salina action filed a request for voluntary dismissal of that case.

We believe that the claims asserted in these suits are without merit and intend to vigorously defend these matters.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by the Company, Bausch + Lomb and Merger Sub were qualified and subject to important limitations agreed to by the Company, Bausch + Lomb and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing as facts the matters described therein. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in a disclosure letter that the Company delivered in connection with the merger agreement, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

The Merger

Under the terms and conditions of the merger agreement, at the effective time of the merger under Delaware law, Merger Sub, a wholly-owned subsidiary of Bausch + Lomb, will merge with and into the Company, with the Company continuing as the surviving corporation in the merger. As a result of the merger, the separate corporate existence of Merger Sub will cease, and the Company will become a wholly-owned subsidiary of Bausch + Lomb. We sometimes refer to the Company after the consummation of the merger as the surviving corporation. As a result of the merger, the Company will cease to be listed on NASDAQ, the registration of shares of Company common stock under the Exchange Act will be terminated, price quotations with respect to shares of Company common stock will no longer be available and the Company will no longer file periodic reports with the SEC. The certificate of incorporation of the Company will be amended and restated in its entirety, by virtue of the merger, to read as set forth on an exhibit to the merger agreement. The bylaws of the Company will also be amended and restated in their entirety so that, immediately following the effective time of the merger (as explained below) they are identical to the bylaws of Merger Sub as in effect immediately prior to the effective time of the merger, except that all references to the name of Merger Sub shall be changed to refer to the Company. The directors of Merger Sub immediately prior to the effective time of the merger shall be the initial directors of the surviving corporation. The officers of Merger Sub immediately prior to the effective time of the merger shall be the initial officers of the surviving corporation.

Effective Time of the Merger

The closing of the merger will occur no later than the third business day following the satisfaction or waiver of all of the closing conditions set forth in the merger agreement or at such other date as the parties may agree in writing. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by the Company and Bausch + Lomb and specified in the certificate of merger). We intend to complete the merger as promptly as practicable, subject to receipt of stockholder approval and all requisite regulatory approvals. Although we currently expect to complete the merger during the second quarter of 2012, we cannot specify when, or assure you that, all conditions to the merger will be satisfied or waived.

Merger Consideration

At the effective time of the merger, each issued and outstanding share of Company common stock, other than treasury shares owned by the Company, any shares owned by any of our wholly-owned subsidiaries, any shares owned by Bausch + Lomb, Merger Sub or any other wholly-owned subsidiary of Bausch + Lomb, and shares owned by stockholders who have demanded and not effectively withdrawn or lost appraisal rights, will be cancelled and automatically converted into the right to receive $9.10 in cash, without interest and less applicable withholding taxes. The per share merger consideration will be equitably adjusted in the event of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company common stock), reorganization, recapitalization or other like change with respect to the Company common stock that occurs (or for which a record date is established) after the date of the merger agreement and prior to the effective time of the merger. Treasury shares owned by the Company, shares owned by any of our wholly-owned subsidiaries, and any shares of our capital stock owned by Bausch + Lomb, Merger Sub or any other wholly-owned subsidiary of Bausch + Lomb, will be automatically cancelled and extinguished without any conversion of such shares and no consideration will be paid for such shares. Shares held by our stockholders who perfect their appraisal rights will be converted into the right to receive such consideration as may be determined by the Delaware Court of Chancery under Section 262 of the DGCL.

Payment Procedures

At or prior to the effective time of the merger, Bausch + Lomb will deposit, or cause to be deposited, cash with an exchange agent in order to permit the payment of the merger consideration. Promptly (and in any event within three business days) after the effective time of the merger, the exchange agent will mail to each holder of record of Company common stock that was issued and outstanding immediately prior to the effective time of the merger a letter of transmittal and, in the case of a holder of certificates that represent shares of the Company common stock, instructions for use in effecting the surrender of such certificates in exchange for the merger consideration. If any of your certificates representing Company common stock have been lost, stolen or destroyed, you will be entitled to obtain the merger consideration after you make an affidavit of that fact, which shall include an agreement to indemnify and defend and hold harmless Bausch + Lomb, the surviving corporation and the exchange agent from and against any and all costs, claims, losses, judgments, damages, counsel fees, expenses and liabilities which each may suffer, sustain or incur in connection with the failure of any statement, representation or warranty set forth in such affidavit, any payment for or transfer, exchange or delivery of such certificates and your inability to locate such certificates, and, if required by Bausch + Lomb, post a bond, in customary amount as indemnity against any claim that may be made against Bausch + Lomb with respect to such certificates. In the event of a transfer of ownership of the Company common stock which is not registered in the transfer records of the Company, the merger consideration may be paid to a person other than the person in whose name the certificate so surrendered is registered, if such certificate is presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to the surviving corporation that any applicable stock transfer or other taxes have been paid. No interest will be paid or will accrue on the cash payable upon the surrender of any certificate.

Bausch + Lomb is entitled to cause the exchange agent to deliver to it any funds (including all interest and other income received by the exchange agent in respect of all funds made available to it) that have not been distributed within six months after the effective time of the merger. After that date, holders of certificates who have not complied with the instructions to exchange their certificates will be entitled to look only to the surviving corporation for payment of the merger consideration. Any merger consideration remaining unclaimed at such time as such amounts would otherwise escheat to or become property of any governmental entity will, to the extent permitted by applicable law, become the property of Bausch + Lomb free and clear of all claims or interest of any person previously entitled thereto.

To the extent permitted by applicable law, none of Bausch + Lomb, Merger Sub, the Company, the surviving corporation, or the exchange agent will be liable to any holder of shares of Company common stock for any amount required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Each of Bausch + Lomb, Merger Sub, the surviving corporation, and the exchange agent will be entitled to deduct and withhold from any consideration otherwise payable pursuant to the merger agreement, including to any holder of shares of the Company common stock, common stock options or warrants, any amounts as it reasonably determines are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code or any other applicable state, local or foreign tax law.

You should not send your Company stock certificates (if any) to the exchange agent until you have received transmittal materials from the exchange agent after the effective time of the merger. Do not return your Company stock certificates (if any) with the enclosed proxy. All merger consideration paid upon the surrender of certificates and cancellation of uncertificated shares in accordance with the terms of the merger agreement will be deemed to have been paid in satisfaction of all rights pertaining to the shares of Company common stock formerly represented by such certificates and uncertificated shares, and after the effective time of the merger there will be no further registration of transfers on the stock transfer books of the surviving corporation of the shares of Company common stock which were outstanding immediately prior to the effective time of the merger.

Appraisal Rights

Shares of Company common stock issued and outstanding immediately prior to the effective time of the merger that are held by any holder who has not voted in favor of the merger or consented thereto in writing and has properly demanded and not lost appraisal rights to such shares, as prescribed by the DGCL, will not be converted into the right to receive the merger consideration. Instead such stockholder will only be entitled to payment of the appraised value of such shares in accordance with the DGCL. In the event a stockholder loses (through failure to perfect, a withdrawal of a demand for appraisal rights or otherwise) the right to appraisal under the DGCL, then the shares of such holder will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration described above. We are required to give Bausch + Lomb prompt notice of any demands for appraisal and any withdrawal of any such demand and any other demand, notice or instrument relating to any such demand delivered to us pursuant to the DGCL before the effective time, and Bausch + Lomb has the right to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. We may not, without Bausch + Lomb’s prior written consent, make any payment, settle or offer to settle or approve any withdrawal, with respect to any demands for or notice of appraisal.

These rights in general are discussed more fully under the section of this proxy statement entitled “Appraisal Rights” beginning on page 90.

Treatment of Options, Stock Appreciation Rights and Phantom Stock

In connection with the merger, each option to purchase shares of Company common stock or any stock appreciation right will be fully vested, to the extent not already fully vested, and cancelled at the effective time of the merger and will represent the right to receive from the surviving corporation in consideration of each such option or stock appreciation right, at the effective time of the merger or as soon as practicable thereafter (but in any event not later than the next regularly scheduled payroll cycle), a cash payment equal to the product of (i) the number of shares of Company common stock subject to such option or stock appreciation right immediately prior to the effective time of the merger, multiplied by (ii) the excess, if any, of the merger consideration of $9.10 per share of the Company common stock over the exercise price per share of the Company common stock subject to such option or stock appreciation right, without interest and less any applicable withholding taxes. No consideration will be payable in respect of any Company stock option with an exercise price greater than or equal to the merger consideration of $9.10 per share of Company common stock. Dr. Anido is the sole holder of stock appreciation rights.

Upon consummation of the merger, each share of phantom stock will be fully vested, to the extent not already fully vested, and cancelled at the effective time of the merger. In connection with the merger, Dr. Anido, the sole holder of Company phantom stock, will receive a cash payment in the amount of the merger consideration of $9.10 with respect to each share of phantom stock, without interest and less any applicable withholding taxes, in consideration of such phantom stock.

Treatment of Restricted Shares

In connection with the merger, each share of Company common stock granted subject to time-based, performance or other vesting or lapse restrictions that is outstanding and subject to such restrictions immediately prior to the effective time of the merger will automatically vest, and the Company’s reacquisition right with respect thereto shall lapse, and the holder thereof will, subject to compliance with the applicable exchange procedures, be entitled to receive the merger consideration of $9.10 with respect to each such share, without interest and less any applicable withholding taxes.

Treatment of Employee Stock Purchase Plan

If the effective time of the merger occurs on or prior to June 30, 2012, each right to purchase Company common stock under the Company 2009 Employee Stock Purchase Plan that is outstanding immediately prior to the effective time of the merger will be cancelled unless exercised in full upon an election by the participating employee based on payroll deductions credited to the participating employee’s account as of a date determined by the our board of directors, which date is not less than 10 days preceding the closing of the merger, and such participating employee will be entitled to receive the merger consideration of $9.10 with respect to each share so purchased, without interest and less any applicable withholding taxes. If a participating employee does not elect to exercise the right to purchase Company common stock, all payroll deductions previously made in respect of such participating employee will be returned to such participating employee. If the merger is consummated after June 30, 2012, each right to purchase Company common stock under the Company 2009 Employee Stock Purchase Plan that is outstanding immediately prior to the effective time of the merger will be cancelled and all payroll deductions previously made will be returned to participating employees. In either case, the 2009 Employee Stock Purchase Plan will be terminated prior to the effective time of the merger.

Treatment of Warrants

At the effective time of the merger, any holder of a warrant to purchase Company common stock who has properly elected to require an “early termination upon major transaction” will be entitled to receive the “major transaction warrant early termination price” in accordance with the terms and conditions of the warrant. If a holder of such a warrant has not properly elected to require an “early termination upon major transaction,” following the effective time of the merger the warrant will no longer be exercisable for Company common stock and instead will be exercisable solely for an amount of cash equal to the merger consideration that would have been payable in respect of the number of shares of Company common stock that the holder of the warrant would have received had such holder exercised the warrant immediately prior to the effective time of the merger.

Representations and Warranties

In the merger agreement, we made representations and warranties to Bausch + Lomb and Merger Sub, including those relating to the following:

•	our corporate organization, standing and power;

•	our capitalization;

•	our subsidiaries;

•

our authorization (including board of directors approval and direction to submit the merger agreement to a stockholder vote and recommendation of stockholder approval), execution, delivery, performance and the enforceability of the merger agreement;

•

the absence of conflicts with, or violations of, our organizational documents, applicable laws, contracts or other obligations as a result of our execution of the merger agreement or consummation of the merger and the identification of government filings and consents required in connection therewith;

•	the vote required by Company stockholders to approve the adoption of the merger agreement;

•	documents filed by us with the SEC, the accuracy and completeness of the financial statements and other information contained therein;

•	the absence of undisclosed liabilities;

•	the absence of certain changes or events involving the Company from December 31, 2011 until the date of the merger agreement;

•	our filing of tax returns, payment of taxes and other tax matters;

•	our owned real property, leased real property and equipment and other tangible assets;

•	our intellectual property;

•	our material contracts;

•	the absence of pending or threatened litigation or investigations involving the Company;

•	environmental matters with respect to our operations;

•	our employee benefit plans, matters relating to the Employee Retirement Income Security Act of 1974, as amended, and other matters concerning employee benefits and employment agreements;

•	our compliance with laws;

•	our possession of and compliance with permits, licenses and franchises to conduct our business;

•	our employees and other labor and employment matters;

•	our insurance policies;

•	our government contracts;

•	the receipt by our board of directors of an opinion from Greenhill, its financial advisor;

•	that we have taken all action to ensure that the anti-takeover provisions of the DGCL do not apply to the execution, delivery or performance of the merger agreement or the consummation of the merger;

•	that we have taken all action to ensure that the our rights agreement does not apply to the execution, delivery or performance of the merger agreement or the consummation of the merger;

•	the absence of undisclosed obligations to brokers and investment bankers; and

•	our affiliate transactions.

Definition of Company Material Adverse Effect

Several of the representations and warranties made by us in the merger agreement and certain conditions to performance by Bausch + Lomb and Merger Sub of their obligations under the merger agreement are qualified by reference to whether the item in question would have a “Company Material Adverse Effect” on us. The merger agreement provides that a “Company Material Adverse Effect” means any effect, change, event, circumstance or development that, in each case, is or would be reasonably likely to be materially adverse with respect to, or has or would be reasonably likely to have a material adverse effect on, the business, condition (financial or otherwise) or results of operations of the Company and our subsidiaries, taken as a whole.

However, none of the following, or any effect, change, event, circumstance or development arising out of or resulting from any of the following, will constitute, or will be considered in determining whether there has occurred, or would be reasonably likely to occur, a “Company Material Adverse Effect”:

•

a change in general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally (except any effect, change, event, circumstance or development arising out of or resulting from such conditions shall be considered to the extent it impacts the Company and our subsidiaries in a materially disproportionate manner relative to other companies in the industries or markets in which the Company and our subsidiaries operate);

•

a change in conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world in which the Company operates, including (i) changes in interest rates in the United States or any other country or region in the world in which the Company operates and changes in exchange rates for the currencies of any such countries and (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world in which the Company operates;

•

a change in conditions (or changes in such conditions) in the industries or markets in which the Company and our subsidiaries operate (except any effect, change, event, circumstance or development arising out of or resulting from such conditions shall be considered to the extent it impacts the Company and our subsidiaries in a materially disproportionate manner relative to other companies in the industries or markets in which the Company and our subsidiaries operate);

•

a change in political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (except any effect, change, event, circumstance or development arising out of or resulting from such conditions shall be considered to the extent it impacts the Company and our subsidiaries in a materially disproportionate manner relative to other companies in the industries or markets in which the Company and our subsidiaries operate);

•

earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other similar events in the United States or any other country or region in the world (except any effect, change, event, circumstance or development arising out of or resulting from such conditions shall be considered to the extent it impacts the Company and our subsidiaries in a materially disproportionate manner relative to other companies in the industries or markets in which the Company and our subsidiaries operate);

•

the announcement of the merger agreement and the pendency of transactions contemplated by the merger agreement, including the loss or departure of officers or other employees of the Company or any of our subsidiaries, the termination of (or failure to enter into or renew) any contracts of the Company or any of our subsidiaries with customers, suppliers, distributors or other business partners and any decline in the customer bookings of the Company or any of our subsidiaries, in each case to the extent arising out of or resulting from the announcement of the merger agreement and the pendency of the transactions contemplated thereby;

•

any actions taken by the Company or any of our subsidiaries at the request of Bausch + Lomb or the failure by the Company or any of our subsidiaries to take any action prohibited by the merger agreement if the Company has requested the consent of Bausch + Lomb to take such action and Bausch + Lomb has withheld such consent;

•

changes in law or other legal or regulatory conditions, including rules regulations and administrative policies of the United States Food and Drug Administration or its successor, or the interpretation thereof, or changes in GAAP or other accounting standards (except any effect, change, event, circumstance or development arising out of or resulting from such conditions shall be considered to the extent it impacts the Company and our subsidiaries in a materially disproportionate manner relative to other companies in the industries or markets in which the Company and our subsidiaries operate);

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the filing of an Abbreviated New Drug Application for a generic version of BROMDAY, any patent litigation initiated by the Company or any of our subsidiaries against any person making such a filing or any patent litigation initiated against the Company or any of our subsidiaries with respect to BROMDAY;

•	the dispute between the Company and AcSentient, Inc. or AcSentient II, LLC concerning bromfenac royalty obligations under an agreement entered into May 3, 2002;

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any action, suit, proceeding, claim, arbitration or investigation arising out of or in connection with subpoenas received by the Company in April 2008 from the office of the U.S. Attorney for the Western District of New York for information regarding the marketing activities related to XIBROM®;

•

any fees or expenses incurred in connection with the transactions contemplated by the merger agreement that are specified or referenced in the disclosure letter delivered by the Company in connection with the merger agreement;

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any (i) changes in our stock price or the trading volume of our stock, (ii) failure by us to meet any public estimates or expectations of our revenue, earnings or other financial performance or results of operations for any period, (iii) failure by us to meet any internal budgets, plans or forecasts of our revenues, earnings or other financial performance or results of operations or (iv) failure by us to meet any product development target or milestone (except that the underlying cause of any such change or failure may be considered unless it would otherwise be excluded from such determination); and

•

any legal proceedings brought by any current or former stockholders of the Company arising out of or in connection with the merger agreement or any of the transactions contemplated by the merger agreement or any actions taken by us or our board of directors in connection with the merger agreement.

Definition of Parent Material Adverse Effect

Certain of the representations and warranties made by Bausch + Lomb and Merger Sub in the merger agreement and certain conditions to our performance of our obligations under the merger agreement are qualified by reference to whether the item in question would have a “Parent Material Adverse Effect.” The merger agreement provides that a “Parent Material Adverse Effect” means any effect, change, event, circumstance or development, in each case that would be reasonably likely to prevent or materially delay or materially impair the ability of Bausch + Lomb or Merger Sub to consummate the transactions contemplated by the merger agreement.

Covenants Relating to the Conduct of Our Business

During the period between the date of the merger agreement and the effective time of the merger, we have agreed with Bausch + Lomb, except as expressly required or expressly permitted by the merger agreement or the disclosure letter delivered by the Company in connection with the merger agreement or as Bausch + Lomb may otherwise consent in writing (which will not be unreasonably withheld, conditioned or delayed), that we will, and will cause each of our subsidiaries to, act and carry on our and each of our subsidiaries’ businesses in the ordinary course of business consistent with past practice, use commercially reasonable efforts to preserve our and each of our subsidiaries’ business organizations intact and maintain existing relations with key customers, suppliers, distributors, employees, governmental entities and others with whom we or our subsidiaries have business relationships, assets, rights or properties.

In addition, we have agreed with Bausch + Lomb that, except as expressly required or expressly permitted by the merger agreement or the disclosure letter delivered in connection with the merger agreement, we will not, and will not permit our subsidiaries to, directly or indirectly, do any of the following without the prior written consent of Bausch + Lomb (which, with respect to certain of the matters below, will not be unreasonably withheld, conditioned or delayed):

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(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of the Company’s or our subsidiaries’ capital stock (other than dividends and distributions by our direct or indirect wholly-owned subsidiaries to the Company or another wholly-owned subsidiary of the Company), (ii) split, combine or reclassify any of the Company’s or our subsidiaries’ capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company’s or any of our subsidiaries’ capital stock any other securities of the Company or any of our subsidiaries or (iii) subject to customary exceptions, purchase, redeem or otherwise acquire any shares of the Company’s or our subsidiaries’ capital stock or any other of the Company’s or our subsidiaries’ other securities or any rights, warrants or options to acquire any such shares or other securities;

•

issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of the Company’s or our subsidiaries’ capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of shares of our common stock upon exercise of outstanding stock options, the exercise of the rights under our 2009 Employee Stock Purchase Plan, pursuant to our rights agreement or pursuant to the exercise of any warrant to purchase Company common stock);

•	amend the Company’s or our subsidiaries’ certificate of incorporation, bylaws or other comparable charter or organizational documents;

•

acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, in the aggregate, to us and our subsidiaries, taken as a whole, except purchases of inventory, components and raw materials in the ordinary course of business consistent in all material respects with past practice;

•

sell, lease, license, pledge, or otherwise dispose of, encumber or subject to a lien any material properties or material assets of the Company or any of our subsidiaries other than in the ordinary course of business consistent in all material respects with past practice;

•	adopt any new stockholder rights plan or similar arrangement or amend or grant any waiver under our rights agreement;

•

(i) subject to customary exceptions, incur, assume, issue, modify, renew, syndicate, refinance, amend the terms of or become obligation with respect to any indebtedness or guarantee any indebtedness of another person, other than the borrowing of up to $15,000,000 pursuant to our credit agreement with Silicon Valley Bank, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of our subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person (other than us or our subsidiaries) or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of the Company and its subsidiaries in the ordinary course of business consistent in all material respects with past practice), or capital contributions to, or investment in, any other person other than the Company or any of its direct or indirect wholly-owned subsidiaries, or (iv) enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or our subsidiaries against fluctuations in exchange rates, other than any such agreement or arrangement entered into in the ordinary course of business consistent with past practice that is terminable by the Company at any time;

•

make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $250,000 in the aggregate for the Company and our subsidiaries, taken as a whole, other than as reflected on the Company’s budget for capital expenditures previously made available to Bausch + Lomb or the specific capital expenditures disclosed in the disclosure letter delivered by the Company in connection with the merger agreement;

•	make any material changes in accounting methods, principles or practices, except insofar as may be required by a change in GAAP;

•	other than in the ordinary course of business consistent with past practice, modify, amend, terminate or waive any material right under any material contract or enter into any material contract;

•	adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

•

except as required to comply with contracts or employee benefit plans existing on the date of the merger agreement or applicable law and except for payment of bonuses and commissions pursuant to the Company’s 2012 compensation plan and budget, (i) adopt, enter into, terminate or materially amend any employment severance or similar agreement or material benefit plan for the benefit or welfare of any current or former director, officer or employee or any collective bargaining agreement, except in the ordinary course of business consistent with past practice (ii) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director or officer, except for annual increases of salaries in the ordinary course of business consistent with past practice, (iii) accelerate the payment, right to payment or vesting of any material compensation or benefits, including any outstanding options or restricted stock awards, other than as contemplated by the merger agreement or (iv) grant any equity compensation, except for the grant of awards contemplated by the disclosure letter delivered by the Company in connection with the merger agreement;

•

settle or compromise any legal proceeding, other than settlements or compromises that (i) do not require the payment of monetary damages that are not covered by insurance (net of the retention amount) in excess of $250,000 in any single instance or in excess of $750,000 in the aggregate, (ii) do not involve any material injunctive or equitable relief or impose material restrictions on the business activities of the Company or any of our subsidiaries, (iii) do not involve any governmental entity as a party or any criminal legal proceeding, and (iv) do not directly relate to the merger agreement and the transactions contemplated thereby;

•

sell, transfer, subject to any lien, pledge, cancel, abandon, allow to lapse or dispose of, or grant any license, sublicense or other right or interest in or to any intellectual property owned by the Company or any of our subsidiaries;

•

except as otherwise required by an applicable change in law, (i) make (other than in the ordinary course of business consistent with past practice), change, or rescind any election or accounting method relating to taxes that might have a material effect on the Company’s tax position, (ii) settle or compromise any material claim relating to taxes or (iii) amend any material tax return;

•

fail to maintain or renew material existing insurance policies to the extent available at comparable rates or increase the premium on such insurance policies or replacements in excess of market rates; or

•	authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

Conditions to Closing the Merger

The obligations of the Company, Bausch + Lomb and Merger Sub to consummate the merger are subject to the satisfaction or waiver of each of the following conditions (except that no party may rely on the failure of any of the following conditions to the extent such failure results from its failure to use the standard of efforts to consummate the merger required from it under the terms of the merger agreement):

•	the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon;

•

the expiration or termination of all waiting periods applicable to the merger under the HSR Act and the non-objection or approval in respect of any other authorization, consent, order or approval of any governmental entity required in connection with the consummation of the merger, the failure of which to obtain could reasonably be expected to have a “Parent Material Adverse Effect” or a “Company Material Adverse Effect”, shall have been obtained, in each case without the imposition of a material adverse effect on the assets and liabilities (taken as a whole), business, financial condition or results of operations of the Company and our subsidiaries, taken as a whole, or Bausch + Lomb and its subsidiaries, taken as a whole, which we refer to as the MAE Burdensome Condition, and shall be in full force and effect and not be subject to any unfulfilled conditions to their effectiveness except to the extent the condition (other than a MAE Burdensome Condition) is required by its terms to be effected following the closing; and

•

no governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order or law which is in effect and which has the effect of making the merger illegal or otherwise enjoining, restraining, preventing or prohibiting consummation of the merger.

In addition, the obligations of Bausch + Lomb and Merger Sub to consummate the merger are subject to the satisfaction of each of the following additional conditions:

•

our representation and warranty that there was not a “Company Material Adverse Effect” from December 31, 2011 until the date of the merger agreement must be true and correct in all respects; certain of our representations and warranties relating to capitalization must be true and correct in all but de minimis respects; certain of our representations and warranties related to our organization, standing and power, our authorization (including board or directors approval and direction to submit the merger agreement to a stockholder vote and recommendation of stockholder approval), execution, delivery, performance and enforceability of the merger agreement, the vote required by Company stockholders to approve the adoption of the merger agreement, the opinion of the financial advisor to our board of directors, our taking of action to ensure that the anti-takeover provisions of the DGCL do not apply to the execution, delivery or performance of the merger agreement or the consummation of the merger, our taking of action to ensure that our rights agreement does not apply to the execution, delivery or performance of the merger agreement or the consummation of the merger and the absence of undisclosed obligations to brokers and investment bankers must be true and correct in all material respects; and the rest of our representations and warranties must be true and correct, except for breaches that have not had, and would not be reasonably likely to have, a “Company Material Adverse Effect”;

•	we must have performed or complied with in all material respects all obligations required to be performed or complied with by us on or prior to the closing date;

•

Bausch + Lomb and Merger Sub shall have received a certificate executed on our behalf by our chief executive officer or chief financial officer, confirming the satisfaction of the above described conditions; and

•

since the date of the merger agreement, there shall not have been any developments, changes, effects, events or occurrences that, individually or in the aggregate, constitute a “Company Material Adverse Effect.”

In addition, our obligations to consummate the merger are subject to the satisfaction of each of the following additional conditions:

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Bausch + Lomb and Merger Sub’s representations and warranties in the merger agreement relating to organization, standing and power, authorization, execution, delivery, performance and enforceability of the merger agreement, ownership of Company common stock, financing and brokers must be true and correct in all material respects, and the rest of Bausch + Lomb’s and Merger Sub’s representations and warranties must be true and correct except for breaches that have not had a “Parent Material Adverse Effect;”

•	Bausch + Lomb and Merger Sub shall have performed or complied with in all material respects all obligations required to be performed or complied with by them on or prior to the closing date; and

•	We shall have received a certificate, executed on behalf of Bausch + Lomb by an executive officer of Bausch + Lomb, confirming the satisfaction of the above described conditions.

Restrictions on Solicitation of Other Offers

We have agreed that we and our subsidiaries will not and will cause each of the directors and officers of the Company and our subsidiaries not to, and will not authorize or permit and will otherwise use our reasonable best efforts to cause any employees, investment bankers, attorneys, accountants and other advisors or representatives of the Company or any of our subsidiaries not to, directly or indirectly:

•	solicit, initiate or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal;

•

enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any action with the purpose of encouraging or facilitating, any acquisition proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an acquisition proposal;

•

enter into any agreement, agreement in principle, letter of intent, option agreement or similar agreement or understanding with respect to any acquisition proposal or enter into or any agreement, agreement in principle, letter of intent or similar arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the merger; or

•	resolve, propose or agree to do any of the foregoing.

In addition, we have agreed to immediately cease and to cause our representatives to immediately cease any discussions or negotiations with any persons that may be ongoing with respect to any acquisition proposal.

However, in response to an unsolicited written acquisition proposal that did not result from a breach of our “no solicitation” obligations under the merger agreement, and subject to compliance with our obligations under the merger agreement to provide notices to Bausch + Lomb concerning alternative acquisition proposals and to deliver to Bausch + Lomb at least 36 hours prior to taking such action a statement informing Bausch + Lomb of our intent to do so, we may furnish information with respect to the Company and engage in discussions or negotiations with (including solicitations of revised acquisition proposals) the person who has made such acquisition proposal, but only if our board of directors determines in good faith, after consultation with outside counsel and its financial advisors, that such acquisition proposal is bona fide and either constitutes or could reasonably be expected to lead to a superior proposal and the failure to take such action would be inconsistent with the fiduciary duties of our board of directors.

We may furnish such information only pursuant to a confidentiality agreement not materially less restrictive of the person making such acquisition proposal with respect to the confidentiality provisions thereof than the confidentiality agreement we previously entered into with Bausch + Lomb, and we are required to simultaneously deliver to Bausch + Lomb any non-public information provided pursuant to any such confidentiality agreement to the extent it was not previously furnished to Bausch + Lomb.

We are required to promptly (and in any event within 24 hours) advise Bausch + Lomb orally, with written confirmation to follow, of our receipt of any acquisition proposal, including the identity of the person making such acquisition proposal, a copy of the acquisition proposal if it is in writing or otherwise a description of the material terms and conditions, any inquiries specifically relating to an acquisition proposal or any request for information from, or any negotiations sought to be initiated or continued with, the Company or its representatives with respect to an acquisition proposal. We are also required to keep Bausch + Lomb reasonably informed on a current basis (and in any event within 24 hours thereafter) of any material modification or amendment to any such acquisition proposal.

An “acquisition proposal” means, in each case other than transactions contemplated by the merger agreement:

•

any proposal or offer for a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange or other business combination transaction involving the Company (other than any such transaction involving solely the Company and one or more of our subsidiaries or that, if consummated, would not result in any person or group owning 15% or more of the outstanding equity securities of the Company);

•

the issuance by the Company of our equity securities, or the purchase of an equity interest that, if consummated, would result in any person or group owning 15% or more of the outstanding equity securities of the Company; or

•

the acquisition in any manner (including by virtue of the transfer of equity interests in one or more of our subsidiaries) of assets that constitute, directly or indirectly, 15% or more of the consolidated total revenue, operating income or assets of the Company and our subsidiaries.

A “superior proposal” means any bona fide written acquisition proposal (except that references in the definition of “acquisition proposal” to “15%” shall be replaced by “50%”) (i) on terms which our board of directors determines in its good faith judgment to be more favorable to the holders of Company common stock than the merger (after consultation with its legal counsel and financial advisor), taking into account all relevant terms and conditions of such proposal and the merger agreement (including the conditionality, timing, likelihood of success, price, form of consideration and ability to finance such acquisition proposal and any written proposed revisions made in writing by Bausch + Lomb to amend the terms of the merger agreement) and (ii) that our board of directors determines in its good faith judgment (after consultation with its legal counsel and financial advisor) is reasonably capable of being completed in a timely manner on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

Restrictions on Change of Recommendation to Stockholders

Our board of directors has agreed not to: (i) withhold, withdraw, qualify or modify (or propose publicly to withhold, withdraw, quality or modify) its recommendation to our stockholders in favor of the merger (we refer to the foregoing as a Company adverse recommendation change), (ii) cause or permit us to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement providing for the consummation of a transaction contemplated by another acquisition proposal (other than a confidentiality agreement entered into in compliance with our “no solicitation” obligations), (iii) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, another acquisition proposal, (iv) if a tender offer or exchange offer for shares of Company stock that constitutes an acquisition proposal is commenced, fail to recommend against acceptance of such offer within ten business days or (v) resolve to do any of the foregoing.

However, prior to the adoption of the merger agreement by our stockholders, our board of directors may effect a Company adverse recommendation change in response to an acquisition proposal or approve or recommend an acquisition proposal if it determines in good faith, after consultation with its financial advisors and outside counsel, that such acquisition proposal was an unsolicited bona fide written acquisition proposal received by the Company in compliance with our “no solicitation” obligations under the merger agreement, such acquisition proposal constitutes a superior proposal, and failure to do so would be inconsistent with its fiduciary obligations under applicable law. Nonetheless, we can effect a Company adverse recommendation in such circumstances only if:

•

we and our subsidiaries have complied in all material respects with our “no solicitation” obligations and the restrictions on our ability to change our recommendation to stockholders or to take actions in respect of any alternative acquisition agreements and our related obligations under the merger agreement and have provided to Bausch + Lomb prior written notice, at least four business days in advance of taking such action, advising Bausch + Lomb of the decision of our board of directors to propose to take such action and the reasons therefor, including the identity of the party making such acquisition proposal, an unredacted copy of the acquisition proposal, the relevant proposed transaction agreements and a copy of any financing commitments (including redacted fee letters) relating thereto;

•

we give Bausch + Lomb four business days after delivery of such notice to propose revisions to the terms of the merger agreement (or make another proposal) and if Bausch + Lomb proposes to revise the terms of the merger agreement (or make another proposal) we discuss during such period, in good faith with Bausch + Lomb, such proposed revisions (with any material changes or modifications to an acquisition proposal requiring a new notice except the notice and discussion period shall be a two business day period); and

•

our board of directors determines in good faith, after considering the results of such discussions and giving effect to the proposed revisions made in writing by Bausch + Lomb that such acquisition proposal constitutes a superior proposal and that the failure to take such action would be inconsistent with the fiduciary duties of our board of directors under applicable law.

Furthermore, prior to the adoption of the merger agreement by our stockholders, our board of directors may effect a Company adverse recommendation change other than in response to an acquisition proposal if a material event or change in circumstances has occurred with respect to the Company after the entry into of the merger agreement and our board of directors determines in good faith, after consultation with its financial advisors and outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable law. However, we can effect a Company adverse recommendation change in such circumstances only if:

•

we and our subsidiaries have complied in all material respects with our “no solicitation” obligations and the restrictions on our ability to change our recommendation to stockholders or to take actions in respect of any alternative acquisition agreements and our related obligations under the merger agreement and have provided to Bausch + Lomb prior written notice, at least four business days in advance of taking such action, advising Bausch + Lomb of the decision of our board of directors to propose to take such action and the reasons therefor;

•

we give Bausch + Lomb four business days after delivery of such notice to propose revisions to the terms of the merger agreement (or make another proposal) and if Bausch + Lomb proposes to revise the terms of the merger agreement (or make another proposal) we discuss during such period, in good faith, with the Bausch + Lomb such proposed revisions; and

•

our board of directors determines in good faith, after considering the results of such discussions and giving effect to the proposed revisions made in writing by Bausch + Lomb that failure to take such action would be inconsistent with the fiduciary duties of our board of directors under applicable law.

Termination

The Company, Bausch + Lomb and Merger Sub may agree to terminate the merger agreement at any time prior to the effective time of the merger, even after our stockholders have adopted the merger agreement at the special meeting.

In addition, we and Bausch + Lomb each have separate rights to terminate the merger agreement without the agreement of the other party if, among other things:

•

the merger has not been consummated by 5:00 p.m. New York City time on September 25, 2012, except that this termination right will not be available to any party whose breach of any obligation under the merger agreement has been the primary cause of, or the primary factor that resulted in, the failure of the merger to be consummated on or before such date;

•

a governmental entity of competent jurisdiction has issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting consummation of the merger or making consummation of the merger illegal, except that this termination right will not be available to any party whose breach of any obligation under the merger agreement has been the primary cause of, or the primary factor that resulted in, such order, decree, ruling or other action; or

•

our stockholders do not vote to adopt the merger agreement at the special meeting, as may be adjourned by the stockholders, except that this termination right will not be available to any party whose breach of any obligation under the merger agreement has been the primary cause of, or the primary factor that resulted in, the failure of our stockholders to adopt the merger agreement.

Bausch + Lomb may also terminate the merger agreement if:

•

our board of directors effects a Company adverse recommendation change (whether or not in compliance with our “no solicitation” obligations or the restrictions on our ability to change our recommendation to stockholders or to take actions in respect of any alternative acquisition agreements or our related obligations under the merger agreement);

•	our board of directors approves, endorses or recommends to our stockholders an alternative acquisition proposal;

•

a tender offer or exchange offer for our outstanding common stock that constitutes an acquisition proposal is commenced and our board of directors fails to recommend against acceptance of such offer within ten business days after its commencement;

•

our board of directors fails to reconfirm publicly its recommendation in favor of the adoption of the merger agreement by our stockholders within five business days of a written request from Bausch + Lomb for it to do so if such request follows the making of an alternative acquisition proposal other than a tender or exchange offer by any person;

•	we or our board of directors approves, recommends or enters into an alternative acquisition agreement;

•	we fail to include in our proxy statement the recommendation of our board of directors in favor of the adoption of the merger agreement by our stockholders;

•

we breach or violate our “no solicitation” obligations or the restrictions on our ability to change our recommendation to stockholders or to take actions in respect of any alternative acquisition agreements or our related obligations under the merger agreement in any material respect;

•	we fail to hold the special meeting within ten business days prior to September 25, 2012;

•	we or our board of directors authorizes or publicly proposes any of the above; or

•

we breach or fail to perform any of our representations, warranties, covenants or agreements in the merger agreement and such breach or failure to perform would cause certain conditions to the obligations of Bausch + Lomb and Merger Sub to consummate the closing not to be satisfied and such breach or failure to perform is not cured within 20 days (of if earlier, by September 25, 2012) or is not capable of being cured.

Additionally, we may terminate the merger agreement if:

•

prior to the receipt of our stockholder approval, (i) our board of directors, pursuant to and in compliance with our “no solicitation” obligations and the restrictions on our ability to change our recommendation to stockholders or to take actions in respect of any alternative acquisition agreements and our related obligations under the merger agreement, approves or recommends to our stockholders an alternative acquisition proposal, (ii) immediately prior to or substantially concurrently with such termination we enter into an alternative acquisition agreement for a superior proposal and (iii) we pay a termination fee of $14.5 million to Bausch + Lomb immediately prior to or substantially concurrently with such termination; or

•

Bausch + Lomb or Merger Sub breach or fail to perform any of their representations, warranties, covenants or agreements in the merger agreement and such breach or failure to perform would cause certain conditions to our obligation to consummate the closing not to be satisfied and such breach or failure to perform is not cured within 20 days (or if earlier, by September 25, 2012) or is not capable of being cured.

In the event the merger agreement is terminated in accordance with its terms, it shall immediately become void and there shall be no liability or obligation on any party to the merger agreement, or their respective officers, directors, stockholders or affiliates. Termination, however, does not relieve any party of liability for fraud or any knowing and intentional breach. The confidentiality agreement and certain provisions of the merger agreement also survive termination of the merger agreement and remain in full force and effect, including the obligation to pay the termination fee (if payable).

Termination Fee and Transaction Expenses

Each of the parties will bear all fees and expenses it incurs in connection with the merger and the merger agreement.

We must pay to Bausch + Lomb a termination fee of $14.5 million if:

•

our board of directors effects a Company adverse recommendation change (whether or not in compliance with our “no-solicitation” obligations or the restrictions on our ability to change our recommendation to stockholders or to take actions in respect of any alternative acquisition agreements or our related obligations under the merger agreement in any material respect) and Bausch + Lomb terminates the merger agreement pursuant to its terms;

•	our board of directors approves, endorses or recommends an alternative acquisition proposal to our stockholders and Bausch + Lomb terminates the merger agreement pursuant to its terms;

•

a tender offer or exchange offer for our outstanding common stock that constitutes an acquisition proposal is commenced and our board of directors fails to recommend against acceptance of such offer within ten business days after its commencement and Bausch + Lomb terminates the merger agreement pursuant to its terms;

•

our board of directors fails to reconfirm publicly its recommendation in favor of the adoption of the merger agreement by our stockholders within five business days of a written request from Bausch + Lomb for it to do so if such request follows the making of an alternative acquisition proposal other than a tender offer or exchange offer by any person and Bausch + Lomb terminates the merger agreement pursuant to its terms;

•	we or our board of directors, approves, recommends or enters into an alternative acquisition agreement and Bausch + Lomb terminates the merger agreement pursuant to its terms;

•

we fail to include in our proxy statement the recommendation of our board of directors in favor of the adoption of the merger agreement by our stockholders and Bausch + Lomb terminates the merger agreement pursuant to its terms;

•

we breach or violate our “no solicitation” obligations or the restrictions on our ability to change our recommendation to stockholders or to take actions in respect of any alternative acquisition agreements or our related obligations under the merger agreement in any material respect and Bausch + Lomb terminates the merger agreement pursuant to its terms;

•	we fail to hold the special meeting within 10 business days prior to September 25, 2012 and Bausch + Lomb terminates the merger agreement pursuant to its terms;

•	we or our board of directors authorizes or publicly proposes any of the above and Bausch + Lomb terminates the merger agreement pursuant to its terms; or

•

prior to the receipt of our stockholder approval, our board of directors, pursuant to and in compliance with our “no solicitation” obligations and the restrictions on our ability to change our recommendation to stockholders or to take actions in respect of any alternative acquisition agreements and our related obligations under the merger agreement, approves or recommends to our stockholders an alternative acquisition proposal, terminates the merger agreement and immediately prior to or substantially concurrently with such termination we enter into an alternative acquisition agreement for a superior proposal.

We must also pay to Bausch + Lomb the termination fee of $14.5 million if:

•

the merger agreement is terminated (i) by Bausch + Lomb or the Company, because the merger is not consummated by 5:00 p.m. New York City time on September 25, 2012, (ii) by Bausch + Lomb or the Company, if our stockholders’ approval of the proposal to adopt the merger agreement is not obtained at the special meeting or (iii) by Bausch + Lomb because we breach or fail to perform any of our representations, warranties, covenants or agreements in the merger agreement and such breach or failure to perform would cause certain conditions to the obligations of Bausch + Lomb and Merger Sub to consummate the closing not to be satisfied and such breach or failure to perform is not cured within 20 days (or if earlier, by September 25, 2012) or is not capable of being cured;

•

an acquisition proposal (provided that references to 15% are deemed to refer to 50% in the definition of such term) is publicly announced and not withdrawn prior to termination of the merger agreement (or prior to the special meeting if Bausch + Lomb terminates the merger agreement because our stockholders’ approval of the proposal to adopt the merger agreement is not obtained at the special meeting); and

•

within twelve months after termination, any acquisition proposal is consummated or we enter into an agreement regarding any acquisition proposal (and, in the latter case, such acquisition proposal is ultimately consummated).

Remedies

The parties are entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which they are entitled. If a court declines to specifically enforce performance of the parties’ obligations under the merger agreement and the merger agreement has been terminated in accordance with its terms, each party is entitled to seek any measure of damages, including in the case of the Company damages based upon the loss of the economic benefits to our stockholders of the transactions contemplated by the merger agreement, without any party agreeing that such damages will be recoverable. However, the foregoing right of the parties to seek any measure of damages does not confer on any person other than the parties to the merger agreement and their respective successors and permitted assigns any rights or remedies and does not otherwise create any third-party beneficiaries to the merger agreement.

Further Actions and Agreements

Company Stockholders’ Meeting

We have agreed to call and hold a stockholders’ meeting as promptly as practicable for the purpose of voting upon the adoption of the merger agreement. Subject to the ability of our board to change its recommendation (as described above), we have agreed to use our reasonable best efforts to secure the vote of our stockholders in favor of the adoption of the merger agreement.

Access to Information

We have agreed to afford Bausch + Lomb and its representatives with reasonable access to our properties, books, personnel, records and other information as Bausch + Lomb may reasonably request prior to the closing of the merger.

Directors’ and Officers’ Indemnification and Insurance

For a period of six years following the effective time of the merger, Bausch + Lomb will cause the surviving corporation to indemnify and hold harmless directors, officers, employees and agents of the Company or any of our subsidiaries, against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such individual is or was an officer, director, employee or agent of the Company or any of our subsidiaries prior to the effective time of the merger, or, while a director or officer of the Company or any of our subsidiaries, is or was serving at the request of the Company or any of its subsidiaries as director, officer, employee or agent of another person prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger agreement, to the same extent that such persons are entitled to indemnification pursuant to the Company’s certificate of incorporation and bylaws in effect at the time the merger agreement was entered into or any agreement in effect as of the date of the merger agreement. Each such person will also be entitled to advancement of expenses (including attorneys’ fees) incurred in defending such claims to the same extent that such person is entitled to indemnification pursuant to the Company’s current certificate of incorporation and bylaws or any agreement in effect as of the date of the merger agreement, subject to such person’s execution of an undertaking to repay any expenses so advanced if it is determined that such person is not entitled to be indemnified pursuant to the Company’s current certificate of incorporation and bylaws or any agreement in effect as of the date of the merger agreement. The surviving corporation has an obligation to maintain directors’ and officers’ liability insurance for a period of six years after the effective time of the merger; provided that the surviving corporation shall not be required to pay annual premiums for such insurance in excess of 200% of the current annual premiums paid by us for such insurance. We may purchase a six-year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the policies of directors’ and officers’ liability insurance we currently maintain with respect to matters arising before the effective time of the merger; provided that the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the merger.

Further Action, Consents and Filings

The merger agreement obligates Bausch + Lomb and us to use reasonable best efforts to (i) take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the merger, (ii) obtain from governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Bausch + Lomb or us or any respective subsidiaries in connection with the consummation of the merger, (iii) make all necessary filings, and thereafter make any other submissions, with respect to the merger agreement, the merger and the other transactions contemplated by the merger agreement that are required under securities, antitrust or other applicable laws (iv) oppose any law or order that has the effect of making the merger illegal or otherwise prohibits the consummation of the merger and (v) execute and deliver any additional instruments necessary to consummate the merger.

We have also agreed, subject to a matter described in the disclosure letter delivered by us in connection with the merger agreement, to submit for filing with the FDA a new drug application for PROLENSA, a product we currently have under development, substantially in the manner and on the timetable set forth in the disclosure letter delivered by us in connection with the merger agreement.

Indebtedness

We have agreed to arrange for customary payoff and release letters, lien terminations and instruments of discharge to be delivered at the closing of the merger providing for the payoff, discharge and termination on the closing date of the merger of all indebtedness of the Company and our subsidiaries and any related liens.

Public Announcements

We and Bausch + Lomb have agreed to use reasonable best efforts to consult with the other before issuing any press release or otherwise making any public statements with respect to the merger agreement or the merger, except as may be required by applicable law or any listing agreement with a national securities exchange.

Employee Benefits

Bausch + Lomb has agreed to continue to provide our employees with full credit for prior service with us for purposes of eligibility, vesting and other determinations under Bausch + Lomb benefit plans in which our employees may become eligible for, except where such credit would result in a duplication of benefits. In addition, Bausch + Lomb has generally agreed to waive pre-existing condition limits, and to recognize deductible and out-of-pocket expenses paid by our employees during the calendar year in which the merger closes. Bausch + Lomb has also generally agreed to continue our current employee benefit plans on terms generally no less favorable to our current employees that those in effect as of the date of the merger agreement until Bausch + Lomb determines that such employees may participate in Bausch + Lomb’s employee benefit plans.

Amendment and Waiver

Amendment

The merger agreement may be amended by the parties to the merger agreement by action taken by or on behalf of our or their respective boards of directors at any time prior to the effective time. However, after adoption by our stockholders of the merger agreement, no amendment will be made which under applicable law would require further approval by our stockholders unless so approved by our stockholders.

Waiver

At any time prior to the effective time, any party to the merger agreement may (a) extend the time for the performance of any obligation or other act of any other party to the merger agreement, (b) waive any inaccuracy in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement and (c) waive compliance by the other parties with any agreement or condition contained in the merger agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

VOTE ON ADJOURNMENT

The Company’s stockholders are being asked to approve a proposal that will give us authority to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the proposal to adopt the merger agreement if there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. If this proposal is approved, the special meeting could be successively adjourned to any date. In addition, whether or not the proposal is approved, the board of directors could postpone the meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the proposal to adopt the merger agreement but do not indicate a choice on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. But if you indicate that you wish to vote against the proposal to adopt the merger agreement, your shares will only be voted in favor of the adjournment proposal if you indicate that you wish to vote in favor of that proposal.

The board of directors unanimously recommends a vote “FOR” the adjournment proposal.

MARKET PRICE OF COMPANY COMMON STOCK AND DIVIDEND INFORMATION

The Company common stock is listed for trading on the NASDAQ Global Market under the symbol “ISTA.” The table below shows, for the periods indicated, the high and low prices for the Company common stock, as reported by NASDAQ.

	Fiscal Quarters
	First	Second	Third	Fourth
Fiscal 2010
High	$4.83	$4.14	$4.24	$5.25
Low	3.40	2.08	2.01	3.91
Fiscal 2011
High	10.22	11.39	8.24	7.14
Low	5.11	6.72	3.43	2.88
Fiscal 2012 (through May 3, 2012)
High	9.06	9.08
Low	6.82	9.01

The closing price of Company common stock on NASDAQ on March 23, 2012, the last trading day prior to the date our board of directors authorized the execution of the merger agreement, was $8.30 per share of Company common stock. On March 26, 2012, the last trading day prior to the public announcement of the merger agreement, the closing price for Company common stock on NASDAQ was $8.38 per share of Company common stock and on May 3, 2012, the closing price for Company common stock on NASDAQ was $9.05 per share of Company common stock. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares of Company common stock.

The Company has never declared or paid any cash dividends on shares of Company common stock. In accordance with the merger agreement, the Company cannot pay any cash dividends prior to the closing of the merger or termination of the merger agreement without the prior consent of Bausch + Lomb.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 24, 2012 (unless otherwise indicated) by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of our common stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth in the Company’s Definitive Proxy Statement for the 2011 annual meeting of stockholders, as amended, filed with the SEC on November 4, 2011, and (iv) all of the Company’s current directors and executive officers as a group. The information provided in connection with this table has been obtained from our records and a review of statements filed with the SEC.

	Amount And Nature of Beneficial Ownership(2)	Approximate Percent Owned(2)
DIRECTORS AND NAMED EXECUTIVE OFFICERS(1)
Vicente Anido, Jr., Ph.D.(3)	1,927,295	4.60%
Marvin J. Garrett(4)	437,152	1.04%
Peter Barton Hutt(5)	156,882	*
Benjamin F. McGraw III, Pharm. D.(6)	158,882	*
Timothy R. McNamara, Pharm. D.(7)	264,705	*
Dean J. Mitchell(8)	131,632	*
Thomas A. Mitro(9)	571,829	1.36%
Andrew J. Perlman, M.D., Ph.D.(10)	87,132	*
Wayne I. Roe(11)	158,508	*
Lauren P. Silvernail(12)	476,118	1.14%
Richard C. Williams(13)	267,982	*
All executive officers and directors as a group (15 persons)(14)	5,509,411	13.15%
5% STOCKHOLDERS
Credit Suisse(15)	3,833,784	9.15%
James E. Flynn and Deerfield Investment Entities(16)	4,181,997	9.98%
BlackRock, Inc.(17)	2,211,177	5.28%

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each stockholder listed in the table is c/o ISTA Pharmaceuticals, Inc., 50 Technology Drive, Irvine, California 92618.
(2)	This table is based upon information supplied by officers and directors, and with respect to principal stockholders, Schedules 13D and 13G, as well as Forms 4, filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 41,903,778 shares of common stock outstanding as of March 24, 2012. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days of March 24, 2012, are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. Except as otherwise noted, we believe that each of the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.
(3)	Includes 1,442,208 shares subject to options exercisable within 60 days after March 24, 2012.
(4)	Includes 374,351 shares subject to options exercisable within 60 days after March 24, 2012.
(5)	Includes 151,950 shares subject to options exercisable within 60 days after March 24, 2012.
(6)	Includes 152,450 shares subject to options exercisable within 60 days after March 24, 2012.
(7)	Includes 209,952 shares subject to options exercisable within 60 days after March 24, 2012.
(8)	Includes 126,700 shares subject to options exercisable within 60 days after March 24, 2012.
(9)	Includes 456,627 shares subject to options exercisable within 60 days after March 24, 2012.
(10)	Includes 82,200 shares subject to options exercisable within 60 days after March 24, 2012.
(11)	Includes 119,950 shares subject to options exercisable within 60 days after March 24, 2012.
(12)	Includes 354,213 shares subject to options exercisable within 60 days after March 24, 2012.

(13)	Includes 151,950 shares subject to options exercisable within 60 days after March 24, 2012.
(14)	Includes 4,311,597 shares subject to options exercisable within 60 days after March 24, 2012.
(15)

Based on information set forth in a Schedule 13D/A filed with the SEC on April 2, 2012 by Credit Suisse AG (the “Bank”), a Swiss bank, on behalf of its subsidiaries to the extent that they constitute the Investment Banking division (the “Investment Banking division”), the Alternative Investments business (the “AI Business”) within the Asset Management division (the “Asset Management division”) and the U.S. private client services business (the “U.S. PCS Business”) within the Private Banking division (the “Private Banking division”) (the “Reporting Person”). The Reporting Person may be deemed to beneficially own an aggregate of 3,833,784 shares of common stock, consisting of (i) 3,350 shares of common stock beneficially owned directly by CS USA Inc, (ii) 29,405 shares of common stock beneficially owned directly by DLJ LTIC, (iii) 2,941 shares of common stock beneficially owned directly by EMA Private Equity, (iv) 5,881 shares of common stock beneficially owned directly by Merban Equity Guernsey, (v) 10,390 shares of common stock beneficially owned directly by Strategic Partners III, (vi) 8,822 shares of common stock beneficially owned directly by Strategic Partners IV, (vii) 1,809 shares of common stock beneficially owned directly by DLJ Multi-Manager PEF, (viii) 997 shares of common stock beneficially owned directly by DLJ PEP II, (ix) 26,599 shares of common stock beneficially owned directly by DLJPE Partners Fund II, (x) 76,190 shares of common stock beneficially owned directly by Sprout Investment Partners, (xi) 3,340,484 shares of common stock beneficially owned directly by Sprout IX, (xii) 267,988 shares of common stock beneficially owned directly by IX Plan, (xiii) 21,936 shares of common stock beneficially owned directly by Sprout Entrepreneurs, (xiv) 36,983 shares of common stock beneficially owned directly by CS Sec USA LLC and (xv) 9 shares of common stock beneficially owned directly by CS Sec Eur Ltd. The address of the Bank’s principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the Reporting Person’s principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010. The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. (“CS Hldgs USA Inc”), a Delaware corporation. The address of CS Hldgs Inc’s principal business and office is Eleven Madison Avenue, New York, New York 10010. The ultimate parent company of the Bank and CS Hldgs USA Inc, and the direct owner of the remainder of the voting stock of CS Hldgs USA Inc, is Credit Suisse Group AG (“CSG”), a corporation formed under the laws of Switzerland. CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc. (“CS USA Inc”), a Delaware corporation and holding company. CS USA Inc is the sole member of Credit Suisse Securities (USA) LLC (“CS Sec USA LLC”), a Delaware limited liability company and a registered broker-dealer that effects trades in many companies, including the Company. The address of the principal business and office and each of CS USA Inc and CS Sec USA LLC is Eleven Madison Avenue, New York, New York 10010. The Bank owns all of the voting stock of Credit Suisse Investments (UK) (“CS Inv UK”), a UK limited liability company that acts as an investment holding company for the UK interests of the Investment Banking division. Credit Suisse Investment Holdings (UK) (“CS Inv Hldgs UK”) is a UK limited liability company that acts as a holding company for the UK interests of the Investment Banking division. CS Inv UK holds a majority of CS Inv Hldgs UK’s equity; the Bank holds the remaining equity. CS Inv Hldgs UK holds all of the voting stock of Credit Suisse Securities (Europe) Limited (“CS Sec Eur Ltd”), a UK limited liability company. CS Sec Eur Ltd is a UK broker-dealer whose principal business is international securities underwriting and trading and corporate advisory services. The address of the principal business and office of each of CS Inv UK, CS Inv Hldgs UK and CS Sec Eur Ltd is One Cabot Square, London E14 4QJ, UK. Sprout Capital IX, L.P. (“Sprout IX”), Sprout Entrepreneurs Fund, L.P. (“Sprout Entrepreneurs”) and Sprout IX Plan Investors, L.P. (“IX Plan”) are Delaware limited partnerships that make investments for long-term appreciation. DLJ Capital Corporation (“DLJCC”), a Delaware corporation and a wholly-owned subsidiary of CS USA Inc, acts as a venture capital partnership management company. DLJCC is also the general partner of Sprout Entrepreneurs. DLJCC is also the managing general partner of Sprout IX and, as such, is responsible for its day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX and Sprout Entrepreneurs. DLJ Associates IX, L.P. (“Associates IX”), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital

Associates IX, Inc. (“DLJCA IX”), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates IX. DLJ LBO Plans Management Corporation II (“DLJLBO II”), a Delaware corporation, is the general partner of IX Plan and, as such, is responsible for its day-to-day management. DLJLBO II makes all of the investment decisions on behalf of IX Plan. DLJLBO II is an indirect wholly-owned subsidiary of CS USA Inc. The address of the principal business and office of each of DLJCC, DLJCA IX, Associates IX, Sprout IX, Sprout Entrepreneurs, IX Plan and DLJLBO II is Eleven Madison Avenue, New York, New York 10010. EMA Private Equity Fund 2000, L.P. (“EMA Private Equity”) is a Delaware limited partnership. Credit Suisse (Bermuda) Limited (“CS Bermuda”), a Bermuda corporation, is the general partner of EMA Private Equity and a wholly-owned subsidiary of the Bank. The address of the principal business and office of CS Bermuda is Thistle House, 4 Burnaby Street, Hamilton, Bermuda HM 12. The address of the principal business and office of EMA Private Equity is Eleven Madison Avenue, New York, New York 10010. Merban Equity AG Guernsey Branch (“Merban Equity Guernsey”) is a branch of Merban Equity AG (“Merban Equity”), a Swiss company, which is a wholly-owned subsidiary of the Bank. The address of the principal business and office of Merban Equity is Bahnhofstrasse 17, P.O. Box 234, CH 6300 Zug, Switzerland. The address of the principal business and office of Merban Equity Guernsey is Helvetia Court, Les Echelons South Esplanade, St. Peter Port, Guernsey GY1 6LU. CSFB Strategic Partners Holdings III, L.P. (“Strategic Partners III”), CS Strategic Partners IV, L.P. (“Strategic Partners IV”), DLJ Multi-Manager Private Equity Fund, L.P. (“DLJ Multi-Manager PEF”), DLJ PEP II Employee Fund, L.P. (“DLJ PEP II”), Sprout Investment Partners, L.P. (“Sprout Investment Partners”) and DLJ Private Equity Partners Fund II, L.P. (“DLJPE Partners Fund II”) are Delaware limited partnerships. DLJ MB Advisors, LLC (“DLJMB Advisors”), a Delaware limited liability company, is the managing general partner of CSFB Strategic Associates III, L.P. (“Strategic Associates III”), a Delaware limited partnership, which in turn is the general partner of Strategic Partners III. DLJMB Advisors is the managing general partner of CS Strategic Partners IV, L.P. (“Strategic Partners IV”), a Delaware limited partnership, which in turn is the general partner of CS Strategic Partners IV VC Holdings, L.P., a Delaware limited partnership. DLJ Merchant Banking Funding, Inc. (“DLJMB Funding”), a Delaware corporation, is the associate general partner of Strategic Associates III. DLJMB Advisors is also the manager of Credit Suisse Private Equity Advisers LLC (“CSPE Advisers”), a Delaware limited liability company. Credit Suisse Alternative Capital, LLC (“CS Alternative Capital”), a Delaware limited liability company, is the sole member of CSPE Advisers. CS Alternative Capital is a wholly-owned subsidiary of CSAM Americas Holdings Corporation (“CSAM Americas”), a Delaware corporation, which in turn is a wholly-owned subsidiary of CS Hldgs USA Inc. CSPE Advisers is the general partner of each of MPE, L.P. (“MPE”) and PEP II, L.P. (“PEP II”), each of which is a Delaware limited partnership, and Sprout Investment Partners. MPE is the general partner of DLJ Multi-Manager PEF. PEP II is the general partner of each of DLJ PEP II and DLJPE Partners Fund II. Each of DLJMB Funding and DLJMB Advisors is a wholly-owned subsidiary of Credit Suisse Private Equity, LLC (“CSPE LLC”), a Delaware limited liability company, which in turn is a wholly-owned subsidiary of CS USA Inc. CS USA Inc. owns all the voting stock of Credit Suisse Capital Holdings, Inc., a Delaware corporation and holding company (“CS Cap Hldgs Inc.) which is the sole member of Credit Suisse Capital LLC (“CS CAP”), which is a Delaware limited liability company. The address of the principal business and office of each of Strategic Partners III, DLJ Multi-Manager PEF, DLJ PEP II, Sprout Investment Partners, DLJPE Partners Fund II, DLJMB Advisors, Strategic Associates III, DLJMB Funding, CS Alternative Capital, CSAM Americas, CSPE Advisers, MPE, PEP II, and CSPE LLC is Eleven Madison Avenue, New York, New York, 10010. DLJ Long Term Investment Corporation (“DLJ LTIC”) is a Delaware corporation and wholly-owned subsidiary of CS USA Inc. Capital IX, L.P. The address of the principal business and office of DLJ LTIC is Eleven Madison Avenue, New York, New York, 10010. DLJCC, DLJCA IX, Associates IX, Sprout IX, Sprout Entrepreneurs, IX Plan, DLJLBO II, EMA Private Equity, CS Bermuda, Merban Equity Guernsey, Merban Equity, Strategic Partners III, Strategic Partners IV, Strategic Partners IV VC, CS Cap Hldgs Inc., CS Cap, DLJ Multi-Manager PEF, DLJ PEP II, Sprout Investment Partners, DLJPE Partners Fund II, DLJMB Advisors, Strategic Associates III, DLJMB Funding, CSPE Advisers, CS Alternative Capital, CSAM Americas, MPE, PEP II, CSPE LLC and DLJ LTIC are collectively referred to as the “CS Entities.”

(16)	Based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2012 by Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P., Deerfield International Limited, Deerfield Special Situations Fund International Limited, Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., and James E. Flynn (collectively, the “Deerfield Entities”). Consists of (i) 480,958 shares of common stock held by Deerfield Partners, L.P., (ii) 462,282 shares of common stock held by Deerfield Special Situations Fund, L.P., (iii) warrants to purchase 295,650 shares of common stock held by Deerfield Special Situations Fund, L.P., (iv) 50,041 shares of common stock held by Deerfield Private Design Fund, L.P., (v) warrants to purchase 1,915,000 shares of common stock held by Deerfield Private Design Fund, L.P., (vi) 53,201 shares of common stock held by Deerfield Private Design International, L.P., (vii) warrants to purchase 3,085,000 shares of common stock held by Deerfield Private Design International, L.P., (viii) 642,752 shares of common stock held by Deerfield International Limited, (ix) 630,589 shares of common stock held by Deerfield Special Situations Fund International Limited and (x) warrants to purchase 462,426 shares of common stock held by Deerfield Special Situations Fund International Limited. The terms of the warrants contain a blocker provision under which the holder thereof cannot exercise such warrants to the extent that such exercise would result in the beneficial ownership by the holder, together with its affiliates, of more than 9.98% of the shares of common stock then issued and outstanding. As such, (i) Deerfield Special Situations Fund, L.P. may be deemed to beneficially own warrants to purchase 95,614 shares of common stock, (ii) Deerfield Private Design Fund, L.P. may be deemed to beneficially own warrants to purchase 619,315 shares of common stock, (iii) Deerfield Private Design International, L.P. may be deemed to beneficially own warrants to purchase 997,696 shares of common stock and (iv) Deerfield Special Situations Fund International Limited may be deemed to beneficially own warrants to purchase 149,550 shares of common stock. The business address of James E. Flynn, Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. is 780 Third Avenue, 37th Floor, New York, NY 10017. The business address of Deerfield International Limited and Deerfield Special Situations International Limited is c/o Citi Hedge Fund Services (B.V.I.) Ltd., Bison Court, Columbus Centre, P.O. Box 3460, Road Town, Tortola, D8, British Virgin Islands.
(17)	Based on information set forth in a Schedule 13G filed with the SEC on February 9, 2012. Consists of 2,211,177 shares of common stock held by BlackRock, Inc. The principal business office of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which we refer to as the Dodd-Frank Act, the Company is required to submit a proposal to our stockholders for a nonbinding advisory vote to approve the payment by the Company of certain compensation to our named executive officers that is based on or otherwise relates to the merger. This proposal, commonly known as “say-on-golden parachute,” gives stockholders the opportunity to vote on an advisory basis on the compensation that our named executive officers may be entitled to receive from us that is based on or otherwise relates to the merger.

The compensation that our named executive officers may be entitled to receive from us that is based on or otherwise relates to the merger is summarized in the table entitled “Golden Parachute Compensation,” beginning on page 58, including the associated narrative discussion. That summary includes all compensation and benefits that may be paid or become payable to our named executive officers by us that are based on or otherwise relate to the merger.

The board of directors encourages you to review carefully the “golden parachute” compensation information disclosed in this proxy statement.

The board of directors unanimously recommends that the stockholders of the Company approve the following resolution:

“RESOLVED, that the stockholders of ISTA Pharmaceuticals, Inc. hereby approve, on an advisory basis, the compensation to be paid or become payable by the Company to its named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation Table and the related narrative disclosures.”

The vote on the “golden parachute” compensation proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve the proposal to adopt the merger agreement and vote not to approve the “golden parachute” compensation proposal and vice versa. Because the vote on “golden parachute” compensation proposal is advisory only, it will not be binding on the Company or Bausch + Lomb. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the stockholders.

The affirmative vote of holders of a majority of the shares of the Company common stock present in person or by proxy and entitled to vote on the matter will be required to approve the “golden parachute” compensation proposal.

The board of directors unanimously recommends a vote “FOR” the “golden parachute” compensation proposal.

APPRAISAL RIGHTS

Under Section 262 of the DGCL, any holder of Company common stock who does not wish to accept the merger consideration may elect to exercise appraisal rights in lieu of receiving the merger consideration. A stockholder who exercises appraisal rights may petition the Delaware Court of Chancery to determine the “fair value” of his, her or its shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) and receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the merger consideration. However, the stockholder must strictly comply with the provisions of Section 262 of the DGCL.

The following discussion is a brief summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement as Annex C. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of the shares of Company common stock.

Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the merger agreement, the company, not less than 20 days prior to the meeting, must notify each of its stockholders, who was such on the record date for notice of such meeting and who is entitled to exercise appraisal rights, that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the required notice, and the copy of applicable statutory provisions is attached to this proxy statement as Annex C. This summary of appraisal rights is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the text of Section 262 of the DGCL attached as Annex C. Any holder of Company common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Annex C carefully. Failure to strictly comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement.

Stockholders wishing to exercise the right to seek an appraisal of their shares must do ALL of the following:

•

the stockholder must not vote in favor of the proposal to adopt the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement, abstain or not vote its shares;

•

the stockholder must deliver to the Company a written demand for appraisal before the vote on the merger agreement at the special meeting and all demands for appraisal must be made by, or in the name of, such stockholder of record, fully and correctly, as the stockholder’s name appears, with respect to shares evidenced by certificates, on his or her stock certificate, or, with respect to book-entry shares of common stock, on the stock ledger, and such demands must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of common stock;

•

the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger; and

•

the stockholder or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving company is under no obligation to file any petition and has no intention of doing so.

Voting, in person or by proxy, against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

Only a holder of record of shares of Company common stock issued and outstanding immediately prior to the effective time of the merger may assert appraisal rights for the shares of stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on the stock certificates. The demand must reasonably inform the Company of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its common stock. Beneficial owners who do not also hold their shares of common stock of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the owner of record, such as a broker, bank or other nominee, submit the required demand in respect of those shares of common stock of record.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

If shares of Company common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of Company common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

A stockholder who elects to exercise appraisal rights under Section 262 of the DGCL should mail or deliver a written demand to:

ISTA Pharmaceuticals, Inc.

50 Technology Drive

Irvine, California 92618

Attention: Secretary

If the merger is completed, the surviving corporation will give written notice of the effective time within 10 days after the effective time to each former Company stockholder who did not vote in favor of the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective time of the merger, but not later, either the surviving company or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving company in the case of a petition filed by a stockholder, demanding a determination of the value of the shares of Company common stock held by all dissenting stockholders. The surviving company is under no obligation to file an appraisal petition and has no intention of doing so. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time, any stockholder who, to that point in time, has complied with the provisions of Section 262 of the DGCL, will be entitled to receive from the surviving company, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which the Company has received demands for appraisal, and the aggregate number of holders of those shares. The surviving company must mail this statement to the stockholder within the later of 10 days of receipt of the request or 10 days after expiration of the period for delivery of demands for appraisal. A person who is the beneficial owner of shares of stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from the surviving company the statement described in this paragraph.

If any party files a petition for appraisal in a timely manner, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss any stockholder who fails to comply with this direction from the proceedings. Where proceedings are not dismissed, the appraisal proceeding shall be conducted as to the shares of Company common stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of Company common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the stockholders entitled to receive the same, upon surrender by such stockholders of their stock certificates and book-entry shares.

In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy. The fair value of their shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the value of the merger consideration. An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.

If no party files a petition for appraisal within 120 days after the effective time, then stockholders will lose the right to an appraisal, and will instead receive the merger consideration described in the merger agreement.

The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. However, costs do not include attorneys and expert witness fees. Each dissenting stockholder is responsible for its own attorneys and expert witnesses expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL may not, after the effective time, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time.

Any stockholder who has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw a demand for appraisal and accept the merger consideration by delivering a written withdrawal of the demand for appraisal to the surviving company, except that any attempt to withdraw made more than 60 days after the effective time will require written approval of the surviving company, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just, provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger within 60 days. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder’s shares will be converted into the right to receive the merger consideration, without interest thereon, less any withholding taxes.

Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of appraisal rights. In that event, you will be entitled to receive the merger consideration for your shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the DGCL, if you are a Company stockholder and are considering exercising your appraisal rights under the DGCL, you should consult your own legal advisor.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE INDIVIDUALS OR ENTITIES WISHING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL SHALL GOVERN.

DELISTING AND DEREGISTRATION OF COMPANY COMMON STOCK

If the merger is consummated, the Company common stock will be delisted from NASDAQ and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of the Company common stock.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Future Stockholder Proposals

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders of the Company. However, if the merger is not consummated, we expect to hold our 2012 annual meeting of stockholders in 2012. The Company currently anticipates that, in such event, the

2012 annual meeting of stockholders will be held in December 2012, although the Company reserves the right to delay or advance the date of its annual meeting as may be permitted under applicable law. Proposals of stockholders intended to be presented at the 2012 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company no later than 5:00 p.m., Pacific time, on July 6, 2012, in order to be considered for inclusion in the Company’s proxy materials for that meeting. The Company suggests that proponents submit their proposals via registered or certified mail. Proposals should be addressed to Secretary, ISTA Pharmaceuticals, Inc., 50 Technology Drive, Irvine, California 92618.

Our bylaws contain additional requirements that must be satisfied for any stockholder proposal made other than under Rule 14a-8. Compliance with these requirements will entitle the proposing stockholder only to present such proposals or nominations before the meeting, not to have the proposals or nominations included in our proxy statement or proxy card. Such proposals or nominations may not be brought before an annual meeting of stockholders by a stockholder unless the stockholder has given timely written notice in proper form of such proposal or nomination to our Secretary at the address set forth above. Such proposals or nominations may be made only by persons who are stockholders of record on the date on which such notice is given and on the record date for determination of stockholders entitled to vote at that meeting. Stockholder notices of any proposals or nominations intended to be considered at the 2012 annual meeting of stockholders will be timely under our bylaws only if received at our corporate offices no later than July 6, 2012. However, if the 2012 annual meeting of stockholders is called for a date that is not within thirty days before or after December 5, 2012, any such notice will be timely only if it is received a reasonable time before solicitation is made.

The Company’s bylaws also specify requirements relating to the content of the notice which stockholders must provide to the Secretary of the Company for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

Stockholders Sharing the Same Address

Some banks, brokerages and other nominees may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders sharing the same address. The Company will promptly deliver a separate copy of this proxy statement to you if you direct your request to the Investor Relations Department of the Company, ISTA Pharmaceuticals, Inc., 50 Technology Drive, Irvine, California 92618, telephone: (949) 788-6000, or call our proxy solicitor, Georgeson (toll-free at 1-888-293-6812). If you want to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee, or you may contact us at the above address and telephone number.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations section of our website, www.istavision.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC.

This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this proxy statement and before the date of the special meeting.

•	Annual Report on Form 10-K for the year ended December 31, 2011 (filed with the SEC on February 27, 2012) as amended by Amendment No.1 (filed with the SEC on April 27, 2012);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (filed with the SEC on May 4, 2012);

•	Current Reports on Form 8-K filed with the SEC on February 23, 2012, March 26, 2012, March 27, 2012, March 28, 2012, April 2, 2012, April 3, 2012, April 17, 2012, April 24, 2012 and May 4, 2012; and

•

Definitive Proxy Statement for our 2011 annual meeting of stockholders (filed with the SEC on November 4, 2011), as amended by Amendment No.1 to Definitive Proxy Statement (filed with the SEC on November 17, 2011).

Any person, including any beneficial owner of shares of Company common stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to our Secretary at the Company’s address, which is ISTA Pharmaceuticals, Inc., 50 Technology Drive, Irvine, California 92618, telephone (949) 788-6000; or from our proxy solicitor, Georgeson (toll-free at 1-888-293-6812); or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 4, 2012. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SUBSEQUENT TO THAT DATE DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and among

BAUSCH & LOMB INCORPORATED,

INGA ACQUISITION CORPORATION

and

ISTA PHARMACEUTICALS, INC.

Dated as of March 26, 2012

ARTICLE I THE MERGER	A-1
1.1 The Merger	A-1
1.2 Effective Time of the Merger	A-1
1.3 Closing	A-1
1.4 Effects of the Merger	A-2
1.5 Directors and Officers of the Surviving Corporation	A-2

ARTICLE II EFFECT OF THE MERGER ON CAPITAL STOCK AND OTHER SECURITIES OF THE COMPANY	A-2
2.1 Conversion of Capital Stock	A-2
2.2 Exchange of Certificates	A-3
2.3 Company Stock Plans	A-5
2.4 Dissenting Shares	A-6
2.5 Warrants	A-6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY	A-7
3.1 Organization, Standing and Power	A-7
3.2 Capitalization	A-9
3.3 Subsidiaries	A-10
3.4 Authority; No Conflict; Required Filings and Consents	A-11
3.5 SEC Filings; Financial Statements; Information Provided	A-12
3.6 No Undisclosed Liabilities	A-14
3.7 Absence of Certain Changes or Events	A-14
3.8 Taxes	A14
3.9 Owned and Leased Real Properties; Other Property	A-16
3.10 Intellectual Property	A-16
3.11 Contracts	A-17
3.12 Litigation	A-19
3.13 Environmental Matters	A-19
3.14 Employee Benefit Plans	A-20
3.15 Compliance With Laws	A-22
3.16 Permits	A-23
3.17 Labor Matters	A-23
3.18 Insurance	A-23
3.19 Government Contracts	A-24
3.20 Opinion of Financial Advisor	A-24
3.21 Section 203 of the DGCL	A-24
3.22 Rights Agreement	A-24
3.23 Brokers	A-24
3.24 Affiliate Transactions	A-25

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB	A-25
4.1 Organization, Standing and Power	A-25
4.2 Authority; No Conflict; Required Filings and Consents	A-25
4.3 Information Provided	A-26
4.4 Absence of Litigation	A-26
4.5 Operations of Merger Sub	A-26
4.6 Section 203 of the DGCL	A-26
4.7 Financing	A-26
4.8 Agreements with Company Stockholders, Directors, Officers and Employees	A-26
4.9 Brokers	A-27

A-i

4.10 No Other Information	A-27
4.11 Access to Information; Disclaimer	A-27

ARTICLE V CONDUCT OF BUSINESS	A-27
5.1 Covenants of the Company	A-27
5.2 Confidentiality	A-30
5.3 Merger Sub Stockholder Approval	A-30

ARTICLE VI ADDITIONAL AGREEMENTS	A-30
6.1 No Solicitation	A-30
6.2 Proxy Statement	A-33
6.3 Nasdaq Stock Market Quotation and Registration Rights Agreement	A-34
6.4 Access to Information	A-34
6.5 Stockholders Meeting	A-34
6.6 Legal Conditions to the Merger	A-34
6.7 Public Disclosure	A-36
6.8 Indemnification	A-36
6.9 Notification of Certain Matters	A-38
6.10 Exemption from Liability Under Section 16(b)	A-38
6.11 Service Credit	A-39
6.12 Company Director and Employee Arrangements	A-39
6.13 Company Indebtedness	A-39
6.14 Takeover Statutes	A-40
6.15 Director Resignations	A-40

ARTICLE VII CONDITIONS TO MERGER	A-40
7.1 Conditions to Each Party’s Obligation To Effect the Merger	A-40
7.2 Conditions to Obligations of the Parent and Merger Sub	A-40
7.3 Conditions to Obligations of the Company	A-41
7.4 Frustration of Closing Conditions	A-41

ARTICLE VIII TERMINATION AND AMENDMENT	A-42
8.1 Termination	A-42
8.2 Effect of Termination	A-43
8.3 Fees and Expenses	A-43
8.4 Amendment	A-44
8.5 Extension; Waiver	A-45

ARTICLE IX MISCELLANEOUS	A-45
9.1 Nonsurvival of Representations, Warranties and Agreements	A-45
9.2 Notices	A-45
9.3 Entire Agreement	A-46
9.4 No Third Party Beneficiaries	A-46
9.5 Assignment	A-46
9.6 Severability	A-46
9.7 Counterparts and Signature	A-47
9.8 Interpretation	A-47
9.9 Governing Law	A-47
9.10 Remedies	A-47
9.11 Submission to Jurisdiction	A-48
9.12 WAIVER OF JURY TRIAL	A-48
9.13 Disclosure Letters	A-48
9.14 Company’s Knowledge	A-48
9.15 Parent Obligations	A-49

A-ii

Exhibit A Form of Warrant Letters
Exhibit B Form of Certificate of Incorporation
Exhibit C Form of Rights Plan Amendment

A-iii

TABLE OF DEFINED TERMS

Terms	Reference in Agreement
Acquisition Proposal	Section 6.1(h)
Affiliate	Section 3.2(c)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.1(c)(ii)
Antitrust Laws	Section 6.6(b)
Antitrust Order	Section 6.6(b)
Bankruptcy and Equity Exception	Section 3.4(a)
Business Day	Section 1.3
Certificate	Section 2.1(c)
Certificate of Merger	Section 1.2
Closing	Section 1.3
Closing Date	Section 1.3
Code	Section 2.2(f)
Company	Preamble
Company Adverse Recommendation Change	Section 6.1(c)(i)
Company Balance Sheet	Section 3.5(b)
Company Board	Recitals
Company Board Recommendation	Section 3.4(a)
Company Common Stock	Section 2.1
Company Disclosure Letter	Article III
Company Employee Plans	Section 3.14(b)
Company ESPP	Section 2.3(e)
Company ESPP Rights	Section 2.3(e)
Company Intellectual Property	Section 3.10(b)
Company Leases	Section 3.9(b)
Company Material Adverse Effect	Section 3.1
Company Material Contracts	Section 3.11(a)
Company Meeting	Section 3.4(d)
Company Permits	Section 3.16
Company Preferred Stock	Section 3.2(a)
Company Products	Section 3.15(b)
Company Related Parties	Section 8.3(c)
Company Rights Plan	Section 3.2(c)
Company SEC Reports	Section 3.5(a)
Company Specified Representations	Section 7.2(a)
Company Stock Options	Section 2.3(b)(i)
Company Stock Plans	Section 2.3(b)(i)
Company Stockholder Approval	Section 3.4(a)
Company Voting Proposal	Section 3.4(a)
Company Warrants	Recitals
Company’s Knowledge	Section 9.14
Confidentiality Agreement	Section 5.2
Continuing Employees	Section 6.11
Contract	Section 3.4(b)
Credit Facility	Section 4.7
Debt Financing	Section 8.4
DGCL	Recitals

A-iv

Terms	Reference in Agreement
Dissenting Shares	Section 2.4(a)
Divestiture Action	Section 6.6(c)
DOL	Section 3.14(c)
Effective Time	Section 1.2
Employee Benefit Plan	Section 3.14(b)
Environmental Law	Section 3.13(d)
ERISA	Section 3.14(b)
ERISA Affiliate	Section 3.14(b)
Exchange Act	Section 3.4(c)
Exchange Agent	Section 2.2(a)
Exchange Fund	Section 2.2(a)
FDA	Section 3.1(h)
Filed Company SEC Reports	Article III
Financing Sources	Section 8.4
GAAP	Section 3.5(b)
Government Contract	Section 3.19
Governmental Entity	Section 3.4(b)
Hazardous Substance	Section 3.13(e)
HSR Act	Section 3.4(c)
In-the-Money Company Stock Option	Section 2.3(b)(ii)
Indebtedness	Section 3.11(a)(vii)
Indemnified Parties	Section 6.8(a)
Intellectual Property	Section 3.10(a)
IRS	Section 3.14(c)
Laws	Section 3.15(a)
Legal Proceeding	Section 3.12
Liens	Section 3.4(b)
MAE Burdensome Condition	Section 6.6(c)
Maximum Premium	Section 6.8(c)
Merger	Section 1.1
Merger Consideration	Section 2.1(c)
Merger Sub	Preamble
Merger Sub Stockholder Approval	Section 4.2(a)
Notice of Acquisition Proposal	Section 6.1(e)
Option Consideration	Section 2.3(c)
Order	Section 3.12
Ordinary Course of Business	Section 3.6
Outside Date	Section 8.1(b)
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Employee Plan	Section 6.11
Parent Material Adverse Effect	Section 4.1
Parent Related Parties	Section 8.3(c)
Parent Specified Representations	Section 7.3(a)
Person	Section 2.2(b)
Pre-Closing Period	Section 5.1
Proxy Statement	Section 3.5(e)
Required Company Stockholder Vote	Section 3.4(d)
Representatives	Section 6.1(a)

A-v

Terms	Reference in Agreement
Restricted Share	Section 2.3(a)
Revolving Credit Agreement	Section 5.1(g)
Sarbanes-Oxley Act	Section 3.5(c)
SEC	Section 1.3
Securities Act	Section 3.2(c)
Specified Time	Section 6.1(a)
Subsidiary	Section 3.3(a)
Superior Proposal	Section 6.1(h)
Surviving Corporation	Section 1.4
Tax Returns	Section 3.8(m)
Taxes	Section 3.8(m)
Termination Fee	Section 8.3(b)
Third Party Intellectual Property	Section 3.10(b)
Uncertificated Shares	Section 2.1(c)
Warrant Letters	Recitals

A-vi

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of March 26, 2012, by and among Bausch & Lomb Incorporated, a New York corporation (the “Parent”), Inga Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Parent (“Merger Sub”), and ISTA Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Merger Sub will be merged with and into the Company, with the Company being the survivor of such merger in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), as a result of which the Company will become a wholly-owned subsidiary of the Parent;

WHEREAS, the Board of Directors of the Company (together with any duly constituted and authorized committee thereof, the “Company Board”) has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger (as defined below) and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, prior to the date hereof, the Company has entered into letter agreements (collectively, the “Warrant Letters”) in the form attached as Exhibit A hereto with all of the holders of warrants to purchase Company Common Stock (as defined below) (collectively, the “Company Warrants”); and

WHEREAS, the Boards of Directors of each of the Parent and Merger Sub have unanimously approved this Agreement and declared it advisable that the Parent and Merger Sub, respectively, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent, Merger Sub and the Company agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall merge with and into the Company (the “Merger”) at the Effective Time.

1.2 Effective Time of the Merger. Subject to the provisions of this Agreement, prior to the Closing, the Parent and the Company shall jointly prepare, and immediately following the Closing the Company shall cause to be filed with the Secretary of State of the State of Delaware, a certificate of merger (the “Certificate of Merger”), in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is agreed to by the Parent and the Company and set forth in the Certificate of Merger (the “Effective Time”).

1.3 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Eastern time, on a date to be specified by the Parent and the Company (the “Closing Date”), which shall be no later than the third Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York, unless another date, place or time is agreed to in writing by the Parent and the Company. For purposes of this Agreement, a “Business Day” shall be any day on which the principal offices of the United States Securities and Exchange Commission (the “SEC”) in Washington, DC are open to accept filings other than a day on which banking institutions located in Los Angeles, California or New York, New York are permitted or required by Law to remain closed.

1.4 Effects of the Merger. At the Effective Time (a) the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into the Company, with the Company, following the Effective Time, continuing as the surviving corporation of the Merger (the Company, as the surviving corporation in the Merger, is sometimes referred to herein as the “Surviving Corporation”) and (b) the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety as of the Effective Time to be in the form of the certificate of incorporation attached hereto as Exhibit B, and, as so amended and restated, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation, until further amended in accordance with the DGCL. In addition, subject to Section 6.8(b), the Parent shall cause the by-laws of the Surviving Corporation to be amended and restated in their entirety so that, immediately following the Effective Time, they are identical to the by-laws of Merger Sub as in effect immediately prior to the Effective Time, except that all references to the name of Merger Sub therein shall be changed to refer to the name of the Company, and, as so amended and restated, such by-laws shall be the by-laws of the Surviving Corporation, until further amended in accordance with the DGCL. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL, including Section 259 thereof.

1.5 Directors and Officers of the Surviving Corporation.

(a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

(b) The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK AND OTHER SECURITIES OF THE COMPANY

2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any further action on the part of the Parent, Merger Sub, the Company or the holder of any shares of common stock, $0.001 par value per share, of the Company (the “Company Common Stock”) or capital stock of Merger Sub:

(a) Capital Stock of Merger Sub. Each share of the common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock. All shares of Company Common Stock that are owned by the Company as treasury stock or by any wholly- owned Subsidiary of the Company and any shares of Company Common Stock owned by the Parent, Merger Sub or any other wholly-owned Subsidiary of the Parent immediately prior to the Effective Time shall be cancelled and shall cease to exist and no stock of the Parent or other consideration shall be delivered in exchange therefor.

(c) Merger Consideration for Company Common Stock. Subject to Section 2.2, each share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(b) and Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive an amount in cash equal to $9.10, without interest thereon (the “Merger Consideration”). As of the

Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of (i) a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) and (ii) uncertificated shares which immediately prior to the Effective Time represented any such shares of Company Common Stock (the “Uncertificated Shares”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.1(c) upon the surrender of such Certificate or Uncertificated Shares in accordance with Section 2.2, without interest.

(d) Adjustments to Merger Consideration. The Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

2.2 Exchange of Certificates. The procedures for exchanging outstanding shares of Company Common Stock for the Merger Consideration pursuant to the Merger are as follows:

(a) Exchange Agent. At or prior to the Effective Time, the Parent shall deposit with a bank or trust company designated by the Parent and reasonably acceptable to the Company (the “Exchange Agent”), for the benefit of the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time, for payment through the Exchange Agent in accordance with this Section 2.2, cash in an amount sufficient to make payment of the Merger Consideration pursuant to Section 2.1(c) in exchange for all of the outstanding shares of Company Common Stock (the “Exchange Fund”) (for the avoidance of doubt, such amounts shall only include amounts sufficient to make payment for shares of Company Common Stock issued and outstanding at the Effective Time and not any securities of the Company exchangeable or exercisable for shares of Company Common Stock). The Exchange Fund shall not be used for any other purpose. The Exchange Fund shall be invested by the Exchange Agent as directed by the Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank which are then publicly available); provided, however, that no gain or loss thereon shall affect the amounts payable hereunder and the Parent shall take all actions necessary to ensure that the Exchange Fund includes at all times cash sufficient to satisfy the Parent’s obligation to pay the Merger Consideration under this Agreement. Any interest and other income resulting from such investments (net of any losses) shall be paid to the Parent pursuant to Section 2.2(d). In the event of any losses to the Exchange Fund from any investment such that the Exchange Fund is diminished below the level required for the Exchange Agent to make prompt cash payments as required under Section 2.2(b), the Parent shall, or shall cause the Surviving Corporation to, promptly deposit additional cash into the Exchange Fund to the extent necessary to reimburse the Exchange Agent for any such investment losses.

(b) Exchange Procedures. Promptly (and in any event within three Business Days) after the Effective Time, the Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate and each holder of record of Uncertificated Shares (i) a letter of transmittal in customary form and (ii) in the case of a holder of Certificates, instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration payable with respect thereto. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Exchange Agent), the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall immediately be cancelled. Upon receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holder of such Uncertificated Shares shall be entitled to receive in exchange therefor cash in an amount equal to the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II, and the transferred Uncertificated Shares so surrendered shall immediately be cancelled. No interest will be paid or accrued on the cash payable upon the surrender of Certificates or Uncertificated Shares. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be paid to an individual, corporation, limited liability company, partnership, association, trust or other entity, including a Governmental Entity (“Person”) other than the Person in whose name the Certificate or Uncertificated Shares are registered, if, in the case of shares represented by a Certificate, such Certificate is presented to the Exchange Agent, and in each case the transferor provides to the Exchange Agent (i) all documents required to evidence and effect such transfer and (ii) evidence reasonably satisfactory to the Surviving Corporation that any applicable stock transfer or other Taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate and all Uncertificated Shares (other than Certificates or Uncertificated Shares representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this Section 2.2.

(c) No Further Ownership Rights in Company Common Stock. All Merger Consideration paid upon the surrender of Certificates and cancellation of Uncertificated Shares in accordance with the terms hereof shall be deemed to have been paid in satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates and Uncertificated Shares, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. Subject to the last sentence of Section 2.2(d) below, if, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for six months after the Effective Time (including all interest and other income received by the Exchange Agent in respect of all funds made available to it) shall be delivered to the Parent, upon demand, and any holder of Company Common Stock who has not previously complied with this Section 2.2 shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as a general creditor thereof with respect to the payment of any Merger Consideration, without interest. Any portion of the Exchange Fund remaining unclaimed at such time as it would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(e) No Liability. To the extent permitted by applicable Law, none of the Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Common Stock for any amount required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Withholding Rights. Each of the Parent, Merger Sub, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to this Agreement, including to any holder of shares of Company Common Stock, Company Stock Options or Company Warrants, such amounts as it reasonably determines are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld, such amounts (i) shall be remitted by the Parent, Merger Sub, the Surviving Corporation or the Exchange Agent, as the case may be, to the applicable Governmental Entity and (ii) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an effective affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, which shall include an agreement to indemnify and defend and hold harmless the Parent, the Surviving Corporation and the Exchange Agent from and against any and all costs, claims, losses, judgments, damages, counsel fees, expenses and liabilities whatsoever which each may suffer, sustain or incur in connection with the failure of any statement, representation or warranty set forth in such affidavit, any payment for or transfer, exchange or delivery of such Certificate and such Person’s inability to locate such Certificate, and, if required by the Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

2.3 Company Stock Plans.

(a) Immediately prior to the Effective Time, each share of Company Common Stock granted subject to time-based, performance or other vesting or lapse restrictions pursuant to any Company Stock Plan (as defined in Section 2.3(b) below) (each, a “Restricted Share”), that is outstanding and subject to such restrictions immediately prior to the Effective Time shall automatically vest, and the Company’s reacquisition right with respect to each Restricted Share shall lapse, and the holder thereof shall, subject to this Article II (including Section 2.2(f)), be entitled to receive the Merger Consideration with respect to each such Restricted Share.

(b) The Company shall take such action as shall be required:

(i) to cause the vesting of any unvested options to purchase Company Common Stock (“Company Stock Options”) or any stock appreciation right granted under any stock option plans or other equity-related plans of the Company (the “Company Stock Plans”) to be accelerated in full effective immediately prior to the Effective Time; and

(ii) to cause, pursuant to the Company Stock Plans, each outstanding Company Stock Option with a per share exercise price less than the Merger Consideration per share of Company Common Stock (an “In-the-Money Company Stock Option”) and each stock appreciation right to represent as of the Effective Time solely the right to receive, in accordance with this Section 2.3 (and subject to Section 2.2(f)), a lump sum cash payment in the amount of the Option Consideration, if any, with respect to such In-the-Money Company Stock Option or stock appreciation right and to be cancelled and to no longer represent the right to purchase Company Common Stock or any other equity security of the Company, the Parent, the Surviving Corporation or any other Person or any other consideration, as applicable. Each Company Stock Option outstanding and unexercised as of immediately prior to the Effective Time that is not an In-the-Money Company Stock Option will automatically and without any required action on the part of the holder thereof, be cancelled as of the Effective Time without any consideration payable in respect thereof, and will have no further force or effect.

(c) Each holder of an In-the-Money Company Stock Option or stock appreciation right so cancelled shall receive from the Surviving Corporation, in respect and in consideration of each such In-the-Money-Company Stock Option or stock appreciation right, as soon as practicable following the Effective Time (but in any event not later than the next regularly scheduled payroll cycle), an amount (net of applicable taxes) equal to the product of (i) the excess, if any, of (A) the Merger Consideration per share of Company Common Stock over (B) the exercise price per share of Company Common Stock subject to such In-the-Money Company Stock Option or stock appreciation right, as applicable, multiplied by (ii) the total number of shares of Company Common Stock subject to such In-the-Money Company Stock Option (whether or not then vested or exercisable) or stock appreciation right, as applicable, without any interest thereon (the “Option Consideration”).

(d) Following the execution of this Agreement, if and as required by the Company Stock Plans, the Company shall mail to each person who is a holder of Company Stock Options a letter describing the treatment of and payment for such Company Stock Options pursuant to this Section 2.3 and providing instructions for use in obtaining payment for such Company Stock Options. The Surviving Corporation shall at all times from and after the Effective Time maintain sufficient liquid funds to satisfy its obligations to holders of Company Stock Options pursuant to this Section 2.3.

(e) If the Effective Time occurs on or before the “Purchase Date” relating to the applicable “Offering Period” (as such terms are defined in the Company ESPP) in effect as of the date of this Agreement and there are rights to purchase Company Common Stock (“Company ESPP Rights”) then outstanding with respect to such Offering Period, the Company Board shall, prior to the Effective Time, take such actions as are necessary to provide that all outstanding Company ESPP Rights shall be cancelled as of the Effective Time, provided that notice of such cancellation shall be given to each holder of a Company ESPP Right, and each holder of a Company ESPP Right shall have the right to exercise such Company ESPP Right in full on the Closing Date (or, if not practicable, on the Business Day immediately preceding the Closing Date) based on payroll deductions then credited to his or her account as of a date determined by the Company Board, which date shall not be less than ten (10) days preceding the Closing Date. If the Effective Time occurs after the “Purchase Date” relating to the applicable “Plan Period” in effect as of the date of this Agreement (e.g., a new Offering Period has commenced), the Company Board shall terminate the Company ESPP as of a date prior to the Closing Date and, as promptly as reasonably practicable following such termination, all payroll deductions pursuant to the Company ESPP shall be paid out to the participating employees under the Company ESPP. In any event, the Company Board shall terminate the Company ESPP prior to the Effective Time. As used in this Agreement, “Company ESPP” means the Company’s 2009 Employee Stock Purchase Plan.

2.4 Dissenting Shares.

(a) Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has made a proper demand for appraisal of such shares of Company Common Stock in accordance with the DGCL (any such shares being referred to as “Dissenting Shares” until such time as such holder fails to perfect or withdraws or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares) shall, subject to Section 2.4(b), not be converted into or represent the right to receive the Merger Consideration in accordance with Section 2.1, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

(b) If any Dissenting Shares shall lose their status as such (through failure to perfect appraisal rights under the DGCL, a withdrawal of demand for appraisal rights or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be treated as if they had been, as of the Effective Time, converted into, and shall represent only the right to receive, the Merger Consideration in accordance with Section 2.1, without interest thereon, upon surrender of the Certificate or Uncertificated Shares formerly representing such shares.

(c) The Company shall give the Parent: (i) prompt notice of any written demand for appraisal pursuant to the DGCL received by the Company prior to the Effective Time, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company pursuant to the DGCL prior to the Effective Time that relates to such demand; and (ii) notice of, and the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. Prior to the Effective Time, the Company shall not make any payment or settle, or make any settlement offer or approve any withdrawal with respect to any such demand, notice or instrument (or agree or commit to do any of the foregoing) unless the Parent shall have given its prior written consent to such payment, settlement, settlement offer or withdrawal.

2.5 Warrants. The Company shall give notice of the transactions contemplated by this Agreement to the holders of Company Warrants as required pursuant to the terms of the Company Warrants. At the Effective Time, (a) any holder of a Company Warrant having properly elected to require an “Early Termination Upon Major Transaction” shall be entitled to receive the “Major Transaction Warrant Early Termination Price” (each term as defined under the Company Warrants) in accordance with the terms and conditions of the Company Warrants and (b) any Company Warrant in respect of which a holder has not properly elected to require an “Early Termination Upon Major Transaction” (or has revoked or attempted to revoke such election) shall no longer be exercisable for Company Common Stock but shall thereafter be exercisable solely for an amount of cash equal to the Merger Consideration that would have been payable in respect of the number of shares of Company Common Stock that the holder of such Company Warrant would have received had such holder exercised such Company Warrant immediately prior to the Effective Time.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Parent and Merger Sub that the statements contained in this Article III are true and correct, except as (i) set forth herein or in the disclosure letter delivered by the Company to the Parent and Merger Sub and dated as of the date of this Agreement (the “Company Disclosure Letter”) or (ii) disclosed (including through any incorporation by reference) in any Company SEC Report filed on or after January 1, 2010 and prior to the date hereof (the “Filed Company SEC Reports”), other than disclosure in the “Risk Factors” and “Forward Looking Statements” sections of the Filed Company SEC Reports (except to the extent such information contained in the “Risk Factors” sections thereof consists of factual historical statements).

3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification legally required, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Company Material Adverse Effect. For purposes of this Agreement, the term “Company Material Adverse Effect” means any effect, change, event, circumstance or development that, in each case, is or would be reasonably likely to be materially adverse with respect to, or has or would be reasonably likely to have a material adverse effect on, the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following or any effect, change, event, circumstance or development arising out of or resulting from any of the following, shall constitute, or shall be considered in determining whether there has occurred, or would be reasonably likely to occur, a Company Material Adverse Effect:

(a) a change in general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

(b) a change in conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world in which the Company operates, including (i) changes in interest rates in the United States or any other country or region in the world in which the Company operates and changes in exchange rates for the currencies of any such countries and (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world in which the Company operates;

(c) a change in conditions (or changes in such conditions) in the industries or markets in which the Company and its Subsidiaries operate;

(d) a change in political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;

(e) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other similar events in the United States or any other country or region in the world;

(f) the announcement of this Agreement and the pendency of the transactions contemplated hereby, including (i) the loss or departure of officers or other employees of the Company or any of its Subsidiaries, (ii) the termination of (or failure to enter into or renew) any Contracts of the Company or any of its Subsidiaries with any of its customers, suppliers, distributors or other business partners and (iii) any decline in the Company’s or any of its Subsidiaries’ customer bookings, in each case described in any of the foregoing clauses (i), (ii) or (iii) to the extent arising out of or resulting from the announcement of this Agreement and the pendency of the transactions contemplated hereby;

(g) (i) any actions taken by the Company or any of its Subsidiaries at the request of the Parent or (ii) the failure by the Company or any of its Subsidiaries to take any action prohibited by this Agreement, provided the Company has requested the consent of the Parent to take such action and the Parent has withheld such consent;

(h) changes in Law or other legal or regulatory conditions, including rules, regulations and administrative policies of the United States Food and Drug Administration or any successor thereto (“FDA”), or the interpretation thereof, or changes in GAAP or other accounting standards, or the interpretation thereof;

(i) any filing of a paragraph IV certification relating to BROMDAY, any patent litigation initiated by the Company or any of its Subsidiaries against any such paragraph IV filer or any patent litigation initiated against the Company or any of its Subsidiaries with respect to BROMDAY;

(j) (i) the dispute between the Company, on the one hand, and AcSentient, Inc. and AcSentient II, LLC, on the other hand, concerning the bromfenac royalty obligations under the Asset Purchase Agreement dated May 3, 2002 between the Company and AcSentient, Inc. or (ii) any action, suit, proceeding, claim, arbitration or investigation arising out of or in connection with subpoenas received by the Company in April 2008 from the office of the U.S. Attorney for the Western District of New York requesting information regarding the marketing activities related to XIBROM;

(k) any fees or expenses incurred in connection with the transactions contemplated by this Agreement to the extent specified or referenced in the Company Disclosure Letter;

(l) any (i) changes in the Company’s stock price or the trading volume of the Company’s stock, (ii) failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, (iii) failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations or (iv) failure by the Company to meet any product development target or milestone, whether such target or milestone is internal or publicly announced (including those referred to in the press release issued by the Company on January 4, 2012 or set forth in the 2012 Guidance and Pipeline Update, dated January 4, 2012, and filed as an exhibit to the Company’s Current Report on Form 8-K, dated and filed on January 4, 2012) (but in each case described in any of the foregoing clauses (i), (ii), (iii) or (iv), the underlying cause of such changes or failures may be considered, unless such underlying causes would otherwise be excepted from this definition); and

(m) any legal proceedings brought by any current or former stockholders of the Company (on their own behalf or on behalf of the Company) arising out of or in connection with this Agreement, any of the transactions contemplated by this Agreement or any action taken by the Company or the Company Board in connection with this Agreement;

provided, further, that none of the foregoing clauses (a), (c), (d), (e) and (h) shall exclude any effect, change, event, circumstance or development to the extent such effect, change, event, circumstance or development impacts the Company and its Subsidiaries in a materially disproportionate manner relative to other companies in the industries or markets in which the Company and its Subsidiaries operate (and any such effect, change, event, circumstance or development shall be taken into account to the extent impacting the Company and its

Subsidiaries in a materially disproportionate manner relative to other companies in the industries or markets in which the Company and its Subsidiaries operate in determining whether a Company Material Adverse Effect has occurred or would be reasonably likely to occur).

3.2 Capitalization.

(a) The authorized capital stock of the Company as of the date of this Agreement consists of 100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, $0.001 par value per share, 1,000,000 shares of which have been designated as Series A Participating Preferred Stock, $0.001 par value per share (“Company Preferred Stock”). The rights and privileges of each class of the Company’s capital stock are as set forth in the Company’s certificate of incorporation. As of the close of business on March 23, 2012, (i) 41,903,778 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company as treasury shares and (iii) no shares of Company Preferred Stock were issued or outstanding.

(b) Section 3.2(b) of the Company Disclosure Letter sets forth a complete and accurate list, as of the close of business on March 23, 2012, of all outstanding Company Stock Options (other than Company ESPP Rights), indicating with respect to each such Company Stock Option the name of the holder thereof, the number of shares of Company Common Stock subject to such Company Stock Option, the exercise price and the date of grant, and of all outstanding Restricted Shares, indicating with respect to each such Restricted Share, the name of the holder thereof, and the date of grant. The Company has made available to the Parent complete and accurate copies of all Company Stock Plans, the forms of all stock option agreements evidencing Company Stock Options and the forms of all agreements evidencing Restricted Shares.

(c) Except (i) as set forth in this Section 3.2, (ii) as reserved for future grants under Company Stock Plans (including the Company ESPP), (iii) Company ESPP Rights and (iv) the rights to purchase one one-thousandth of a share of Company Preferred Stock issued and issuable under the Preferred Stock Rights Agreement, dated January 12, 2012, by and between the Company and Computershare Trust Company, N.A. (the “Company Rights Plan”), as of the date of this Agreement, (A) there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right or agreement. The Company does not have any other outstanding equity compensation arrangements relating to the capital stock of the Company. Neither the Company nor any of its Subsidiaries is a party to or is bound by any agreement with respect to the voting (including proxies) or sale or transfer of any shares of capital stock or other equity interests of the Company. For purposes of this Agreement, except for Section 4.6, the term “Affiliate” when used with respect to any party shall mean any Person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act of 1933 (the “Securities Act”). Except as contemplated by this Agreement or referred to in this Section 3.2, and except to the extent arising pursuant to applicable state takeover or similar laws, there are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other similar agreement to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company.

(d) All outstanding shares of Company Common Stock (including Restricted Shares) are, and all shares of Company Common Stock subject to issuance as specified in Section 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable in accordance with applicable Laws and the terms of any applicable

Company Stock Plans and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company’s certificate of incorporation or by-laws or any agreement to which the Company is a party or is otherwise bound.

(e) There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of the Company or any of its Subsidiaries or to provide funds to the Company or any Subsidiary of the Company for any such purpose other than as provided in award agreements relating to Company Stock Options or Restricted Shares as they relate to using shares of Company Common Stock to pay income Taxes.

(f) Pursuant to the terms of the Company Warrants and the Warrant Letters, at the Effective Time, any Company Warrant in respect of which a holder has not properly elected to require an “Early Termination Upon Major Transaction” (or has revoked or attempted to revoke such election) shall no longer be exercisable for Company Common Stock but shall thereafter be exercisable in accordance with the terms of the Company Warrants solely for cash in an amount equal to the Merger Consideration that would have been payable in respect of the number of shares of Company Common Stock that the holder of such Company Warrant would have received had such holder effected a cash exercise of such Company Warrant immediately prior to the Effective Time.

(g) The Company has made available to the Parent prior to the date of this Agreement accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the Company and each of its Subsidiaries, including all amendments thereto, as in effect on the date hereof, and such certificates of incorporation, bylaws or other charter and organizational documents are in full force and effect. The Company has made available to the Parent prior to the date of this Agreement accurate and complete copies of the minutes of the meetings of the Company Board and any committees thereof (including special committees) from and after January 1, 2010 through the date of this Agreement, and such minutes reflect a true and materially complete summary of all such meetings.

3.3 Subsidiaries.

(a) Section 3.3 of the Company Disclosure Letter sets forth, as of the date of this Agreement, the name and jurisdiction of organization of each Subsidiary of the Company. For purposes of this Agreement, the term “Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (i) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (ii) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

(b) Each Subsidiary of the Company is duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its organization, has all requisite company power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign company (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Company Material Adverse Effect. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares (other than directors’ qualifying shares in the case of non-U.S. Subsidiaries, all of which the Company has the power to cause to be transferred for no or nominal consideration to the Company or the Company’s designee) are owned, of record and beneficially, by the Company or another of its Subsidiaries free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company’s voting rights, charges or other encumbrances. There are no outstanding or authorized options, warrants, rights or agreements to which the Company or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary of the Company. There are no outstanding equity compensation arrangements with respect to any Subsidiary of the Company. There are no voting trusts, proxies or other agreements with respect to the voting of any capital stock of any Subsidiary of the Company.

(c) The Company does not own (beneficially or otherwise) or control, directly or indirectly, any capital stock of any Person that is not a Subsidiary of the Company.

(d) Neither the Company nor any of its Subsidiaries has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future equity investment in or capital contribution to any other Person.

3.4 Authority; No Conflict; Required Filings and Consents.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder and, subject, in the case of the Merger, to obtaining the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock at the Company Meeting, or any adjournment or postponement thereof, in favor of the adoption of this Agreement (the “Company Voting Proposal” and such approval and adoption having been made in accordance with the DGCL, the “Company Stockholder Approval”) to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company Board, at a meeting duly called and held, unanimously (i) determined that the Merger, on the terms and subject to the conditions set forth herein, is fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement, the Merger and the transactions contemplated by this Agreement in accordance with the provisions of the DGCL, (iii) directed that this Agreement be submitted to the stockholders of the Company for their adoption and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement (the “Company Board Recommendation”), and (iv) adopted a resolution having the effect of causing the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement not to be subject to any state takeover law or similar law that might otherwise apply to such execution, delivery, performance or consummation; provided, however, that no representation or warranty is made in this clause (iv) with respect to Section 203 of the DGCL, which is addressed in Section 3.21. Assuming the accuracy of the representations and warranties of the Parent and Merger Sub in Section 4.6, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement or performance or compliance by the Company with any of the terms and conditions hereof shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or by-laws of the Company or of the charter, by-laws, or other organizational document of any Subsidiary of the Company, (ii) subject to obtaining the Company Stockholder Approval (in the case of the Merger) and compliance with the requirements specified in clauses (i) through (v) of Section 3.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation, in each case issued, granted or promulgated by any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality (a “Governmental Entity”) and applicable to the Company or any of its Subsidiaries or any of its or their respective properties or assets or (iii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or trigger any additional payment obligations under, require a consent or waiver under, require the payment of a penalty under or result in the imposition of any mortgage, security interest, pledge, lien, charge or encumbrance (“Liens”) on the assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, contract or other agreement, instrument or arrangement, whether written or oral (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or by which any of the Company’s or its Subsidiaries’ respective properties or assets (whether tangible or intangible) may be bound, except in the case of clauses (ii) and (iii) of this Section 3.4(b) for any such conflicts or violations that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Company Material Adverse Effect.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of Company Common Stock are listed for trading is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or any other Antitrust Law, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) filings required under, and compliance with the requirements of, the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), (iii) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities laws and the rules and regulations of The Nasdaq Stock Market, (iv) the consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings set forth on Section 3.4(c) of the Company Disclosure Letter and (v) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not be reasonably likely to have a Company Material Adverse Effect.

(d) Assuming the accuracy of the representations and warranties of the Parent and Merger Sub in Section 4.6, the affirmative vote for adoption of the Company Voting Proposal by the holders of at least a majority of the outstanding shares of Company Common Stock on the record date for the meeting of the Company’s stockholders (the “Company Meeting”) to consider the Company Voting Proposal (the “Required Company Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock or other securities necessary for the adoption of this Agreement. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

3.5 SEC Filings; Financial Statements; Information Provided.

(a) The Company has filed all registration statements, forms, certifications, reports and other documents required to be filed by the Company with the SEC since January 1, 2010. All such registration statements, forms, certifications, reports and other documents (including those that the Company may file after the date hereof until the Closing) are referred to herein, together with all exhibits and schedules thereto and documents incorporated by reference therein, as the “Company SEC Reports.” The Company SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, complied, or will comply when filed as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (iii) did not or will not at the time they were or are filed or furnished (or with respect to Company SEC Reports first filed or furnished on or prior to the date of this Agreement, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports at the time filed (i) complied or will comply when filed as to form in all material respects with applicable requirements (including accounting requirements) and the published rules and regulations of the SEC with respect thereto, (ii) were or will when filed be prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented or will fairly present when filed in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments as permitted by the SEC on Form 10-Q under the Exchange Act that will not be material in amount or effect. The Company’s auditors have not withdrawn any audit opinion with respect to any financial statements contained in the Company SEC Reports, and the Company has not determined to or announced any intention to restate any financial statements contained in the Company SEC Reports. The consolidated, audited balance sheet of the Company as of December 31, 2011 is referred to herein as the “Company Balance Sheet.”

(c) The Company maintains, and at all times since January 1, 2010, has maintained, a system of disclosure controls and procedures that satisfy the requirements of Rule 13a-15 or 15d-15 under the Exchange Act and has established and maintains disclosure controls over financial reporting that satisfy the requirements of Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents and are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and include those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Company and its Subsidiaries; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that could have a material effect on the Company’s financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) for the fiscal year ended December 31, 2011, and, except as set forth in the Filed Company SEC Reports, such assessment concluded that such controls were effective and the Company’s independent registered accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of December 31, 2011. Since January 1, 2010, to the Company’s Knowledge, the Company’s independent registered accountant has not identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company or any of its Subsidiaries; (B) any illegal act or fraud, whether or not material, that involves the Company’s management or other employees; or (C) any claim or allegation regarding any of the foregoing. Since January 1, 2010, the Company and each of its officers and directors have been and are in compliance in all material respects with (1) the applicable provisions of the Sarbanes-Oxley Act and (2) the applicable listing and other rules and regulations of The Nasdaq Stock Market.

(d) As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports. To the Company’s Knowledge, none of the Company SEC Reports is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries.

(e) The proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the stockholders of the Company in connection with the Company Meeting relating to the adoption of this Agreement by the stockholders of the Company shall not, on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to stockholders of the Company or at the time of the Company Meeting, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, and shall not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. The Proxy Statement will, at the time it is first filed with the SEC and first mailed to stockholders of the Company, comply in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made therein with respect to the Parent or Merger Sub based on information supplied in writing by or on behalf of the Parent or Merger Sub specifically for inclusion in the Proxy Statement.

3.6 No Undisclosed Liabilities. Except (i) as reflected on the Company Balance Sheet or disclosed in the footnotes thereto, (ii) for liabilities incurred in the ordinary course of business consistent with past practice (the “Ordinary Course of Business”) after the date of the Company Balance Sheet that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect, (iii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and (iv) for liabilities that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Company Material Adverse Effect, the Company and its Subsidiaries do not have any liabilities or obligations of any nature (whether or not required by GAAP to be reflected on a consolidated balance sheet or the notes thereto of the Company).

3.7 Absence of Certain Changes or Events. From the date of the Company Balance Sheet until the date of this Agreement, (a) the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and (b) there have not been (i) any effects, changes, events, circumstances or developments that, individually or in the aggregate, have had, or would be reasonably likely to have, a Company Material Adverse Effect or (ii) any other actions or events that would have required the consent of the Parent under Section 5.1 of this Agreement (other than paragraphs (b), (g), (h) and (l) of Section 5.1 and paragraph (q) of Section 5.1 as it relates to paragraphs (b), (g), (h) and (l) of Section 5.1) had such action or event occurred after the date of this Agreement.

3.8 Taxes.

(a) Each of the Company and its Subsidiaries has properly filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were correct and complete, except for any failure to file or errors or omissions that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Company Material Adverse Effect.

(b) Each of the Company and its Subsidiaries has paid on a timely basis all Taxes (whether or not actually shown as due on such Tax Returns).

(c) All material Taxes that the Company or any of its Subsidiaries is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity.

(d) The Company has delivered or made available to the Parent correct and complete copies of all Tax Returns of the Company and any Subsidiary relating to Taxes for all taxable periods ending after December 31, 2008 and on or prior to December 31, 2010.

(e) Neither the Company nor any of its Subsidiaries (i) is or has ever been a member of an affiliated group with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns, other than a group of which the common parent is the Company, (ii) has any liability for any Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), as a transferee or successor, or pursuant to any contractual obligation, or (iii) is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement.

(f) No examination or audit of any Tax Return of the Company or any of its Subsidiaries by any Governmental Entity is currently in progress. No claim has been made in writing by a Governmental Entity in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation or required to file Tax Returns in that jurisdiction. Neither the Company nor any of its Subsidiaries has (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, which waiver or extension is still in effect, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (iii) executed or filed any power of attorney with any taxing authority, which is still in effect.

(g) There are no adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax laws) that are required to be taken into account by the Company or any Subsidiary in any period ending after the Closing Date by reason of a change in method of accounting in any taxable period ending on or before the Closing Date.

(h) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(i) There are no liens or other encumbrances with respect to Taxes upon any of the assets of the Company or any of its Subsidiaries, other than with respect to Taxes not yet due and payable or Taxes being contested in good faith by appropriate proceedings.

(j) Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation section 1.6011-4(b)(2).

(k) None of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement that was intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign law).

(l) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company or any of its Subsidiaries that, considered individually or considered collectively with any other such Contracts, will give rise to the payment of any amount in connection with the transactions contemplated by this Agreement that would not be deductible pursuant to Section 280G of the Code.

(m) For purposes of this Agreement, (i) “Taxes” means any and all taxes and all other charges, fees, duties, contributions, levies, assessments or liabilities in the nature of a tax, including income, gross receipts, corporation, value-added, net worth, capital gains, documentary, recapture, alternative or add-on minimum, recording, excise, real property, personal property, sales, use, transfer, withholding, social security, business license, payroll, profits, severance, stamp, occupation, customs duties, franchise, and estimated taxes, imposed by the United States of America or any state, local or foreign government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items or any contest or dispute thereof, and (ii) “Tax Returns” means any and all reports, returns, declarations, or statements relating to Taxes, including any schedule or attachment thereto, filed with or submitted to any Governmental Entity.

3.9 Owned and Leased Real Properties; Other Property.

(a) Neither the Company nor any of its Subsidiaries owns any real property.

(b) Section 3.9(b) of the Company Disclosure Letter sets forth a complete and accurate list as of the date of this Agreement of all real property leased, subleased, licensed or occupied pursuant to a similar arrangement by the Company or any of its Subsidiaries (collectively, including all amendments or modifications thereof, “Company Leases”), and the location of the premises. Each Company Lease is in full force and effect and has not been terminated or further amended or modified orally or in writing. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party to any Company Lease is in material default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a material default under) any of the Company Leases. Neither the Company nor any of its Subsidiaries leases, subleases or licenses any real property to any person other than the Company and its Subsidiaries. The Company has made available to the Parent complete and accurate copies of all Company Leases.

(c) With respect to the premises subject to any Company Lease, neither the Company nor any of its Subsidiaries has, since January 1, 2010, received written notice of (i) any building, zoning, environmental or other material violation, (ii) the commencement of any eminent domain proceedings or (iii) the commencement of any real estate tax enforcement proceedings, and all such premises are in all material respects in good order, condition and repair.

(d) All material items of equipment and other tangible assets owned by or leased to the Company or any of its Subsidiaries are in good and safe operating condition and repair in all material respects (ordinary wear and tear and ongoing maintenance excepted).

3.10 Intellectual Property.

(a) To the Company’s Knowledge, the Company and its Subsidiaries own, license, sublicense or otherwise possess legally enforceable rights to use all material Intellectual Property used in or necessary to conduct the business of the Company and its Subsidiaries as currently conducted (in each case excluding generally commercially available, off-the-shelf software programs). For purposes of this Agreement, the term “Intellectual Property” means (i) patents, trademarks, service marks, trade names, domain names, copyrights, designs and trade secrets, (ii) applications for and registrations of such patents, trademarks, service marks, trade names, domain names, copyrights and designs, (iii) processes, formulae, methods, schematics, technology, know-how, computer software programs and applications, and (iv) other tangible or intangible proprietary or confidential information and materials.

(b) The execution and delivery of this Agreement by the Company and the consummation of the Merger will not result in the breach of or loss of rights under, or create on behalf of any third party the right to terminate or modify, (i) any license, sublicense or other agreement relating to any Intellectual Property owned by the Company or any of its Subsidiaries that conveys an exclusive license or is otherwise material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted (the “Company Intellectual Property”), or (ii) any license, sublicense or other agreement to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party’s Intellectual Property on an exclusive basis or that is otherwise material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, excluding generally commercially available, off-the-shelf software programs (the “Third Party Intellectual Property”). The execution and delivery of this Agreement by the

Company and the consummation of the Merger will not, as a result of any Contract to which the Company or any of its Subsidiaries is a party, result in the Parent, the Company or its Subsidiaries granting to any third party any rights or licenses to any Intellectual Property or the release or disclosure of any trade secrets that would not have been granted or released absent such execution or consummation.

(c) Section 3.10(c)(i) of the Company Disclosure Letter sets forth a complete and accurate list of all material U.S. and foreign issued patents and pending patent applications and registered trademarks, service marks, copyrights and domain names owned or co-owned by the Company or any of its Subsidiaries. Section 3.10(c)(ii)(A) of the Company Disclosure Letter sets forth a complete and accurate list of all material U.S. and foreign issued patents and pending patent applications and registered trademarks, service marks, copyrights and domain names material to the business of the Company and its Subsidiaries as currently conducted, licensed to the Company or any of its Subsidiaries, and Section 3.10(c)(ii)(B) of the Company Disclosure Letter sets forth a complete and accurate list of all other licenses for Company Intellectual Property or Third Party Intellectual Property.

(d) All items of Intellectual Property set forth in Section 3.10(c)(i) of the Company Disclosure Letter are subsisting and have not expired or been cancelled, all maintenance and renewal fees necessary to preserve such rights have been paid, and to the Company’s Knowledge, all such rights are valid and enforceable. To the Company’s knowledge all items of Intellectual Property set forth in Section 3.10(c)(ii)(A) of the Company Disclosure Letter are subsisting and have not expired or been cancelled, all maintenance and renewal fees necessary to preserve such rights have been paid, and all such rights are valid and enforceable. To the Company’s Knowledge, the Company and its Subsidiaries have implemented commercially reasonable measures to maintain the confidentiality of the Company Intellectual Property of a nature that the Company intends to keep confidential. To the Company’s Knowledge, no third party is infringing, violating or misappropriating any of the Company Intellectual Property, except for infringements, violations or misappropriations that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Company Material Adverse Effect.

(e) To the Company’s Knowledge, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, violate, conflict with or constitute a misappropriation of any Intellectual Property of any third party. Since January 1, 2010, neither the Company nor any of its Subsidiaries has received any written claim or notice alleging any such infringement, violation or misappropriation.

(f) All former and current employees, consultants and contractors of the Company or its Subsidiaries who contribute or have contributed to the creation or development of any Intellectual Property for or on behalf of the Company or any of its Subsidiaries have executed written instruments that assign to the Company or relevant Subsidiary all right, title and interest in and to any such contributions.

(g) The Company’s and each of its Subsidiaries’ collection, storage, use and dissemination of personally identifiable information is and since January 1, 2010, has been in compliance in all material respects with all applicable Law, including Laws relating to privacy, data security and data protection, and all applicable privacy policies and terms of use or other contractual obligations applicable thereto. Since January 1, 2010, there have been no written allegations or claims received by the Company or any of its Subsidiaries from any Governmental Entity or any person of a breach of any such laws, policies or obligations. To the Company’s Knowledge, since January 1, 2010, there have been no material losses or thefts of any such information.

3.11 Contracts.

(a) Section 3.11(a) of the Company Disclosure Letter sets forth a complete and accurate list of all Contracts to which the Company or any of its Subsidiaries is a party or by which any of the assets of the Company or any of its Subsidiaries is bound as of the date of this Agreement:

(i) in connection with which or pursuant to which the Company and its Subsidiaries (A) are reasonably likely to spend or seek payment of more than $250,000 during the current fiscal year or during the next fiscal year or (B) have spent or sought payment of more than $250,000 during the 2011 fiscal year;

(ii) that prohibits or otherwise restricts the Company or any of its Subsidiaries (or, after consummation of the transactions contemplated by this Agreement, the Parent or any of its Affiliates) from freely engaging in any business (whether by means of a non-compete obligation, grant of exclusive rights or otherwise), including the research, development and commercialization of products anywhere in the world or that contains any “most favored nation” or similar provisions granted by the Company or any of its Subsidiaries, exclusivity obligations imposed on the Company or any of its Subsidiaries or grants by the Company or any of its Subsidiaries of rights of first refusal, first offer or similar rights;

(iii) that is or would be required to be filed by the Company as a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company or any of its Subsidiaries;

(iv) that is an employment or consulting agreement with any executive officer or other employee of the Company or any of its Subsidiaries or member of the Company Board earning an annual base salary from the Company or any of its Subsidiaries in excess of $150,000;

(v) that is a settlement agreement entered into after January 1, 2010 in respect of a Legal Proceeding, other than settlement agreements that only contemplate the making of a cash payment not in excess of $250,000;

(vi) with respect to the formation, creation, operation, management or control of a joint venture, strategic alliance, collaboration or co-promotion or requiring the Company or any of its Subsidiaries to reimburse any Person for research and development costs;

(vii) with respect to (A) indebtedness for borrowed money (including the issuance of any debt security) to any Person other than the Company or any of its Subsidiaries, (B) any obligations evidenced by notes, bonds, mortgages, debentures or similar Contracts to any Person other than the Company or any of its Subsidiaries (any obligation described in this clause (B) or the foregoing clause (A) being referred to herein as “Indebtedness”), (C) any capital lease obligations to any Person other than the Company or any of its Subsidiaries, (D) any obligations to any Person other than the Company or any of its Subsidiaries in respect of letters of credit and bankers’ acceptances, (E) any indebtedness to any Person other than the Company or any of its Subsidiaries under interest rate swap, hedging or similar agreements, (F) any obligations to pay to any Person other than the Company or any of its Subsidiaries the deferred purchase price of property or services, (G) indebtedness secured by any Lien on any property owned by the Company or any of its Subsidiaries even though the obligor has not assumed or otherwise become liable for the payment thereof, or (H) any guaranty of any such obligations described in clauses (A) through (G) of any Person other than the Company or any of its Subsidiaries, in each case, having an outstanding amount in excess of $250,000 individually or $750,000 in the aggregate;

(viii) involve the acquisition from another Person or disposition to another Person, directly or indirectly (by merger, license or otherwise), of (A) capital stock or other equity interests or (B) any other assets, in the case of clause (B) for aggregate consideration under such Contract (or series of related Contracts) in excess of $250,000 (other than acquisitions or dispositions of inventory, properties, rights, licenses and other assets in the Ordinary Course of Business);

(ix) prohibit (A) the payment of dividends or distributions in respect of the capital stock of, (B) the pledging of the capital stock of or (C) the issuance of any guaranty by, the Company or any of its Subsidiaries; or

(x) that is disclosed in Section 3.10(c)(ii) of the Company Disclosure Letter.

The Company has made available to the Parent a complete and accurate copy of each Company Material Contract, including any amendments or supplements thereto.

(b) Each Company Material Contract is valid and binding on the Company and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and to the Company’s Knowledge, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect, individually or in the aggregate, has not had, and would not be reasonably likely to have, a Company Material Adverse Effect. The Company and each of its Subsidiaries and, to the Company’s Knowledge, any other party thereto, has performed all obligations required to be performed by it under each Company Material Contract, except where such noncompliance, individually or in the aggregate, has not had, and would not be reasonably likely to have, a Company Material Adverse Effect. None of the Company or any of its Subsidiaries is in breach or default of any Company Material Contract, except where such breach or default, individually or in the aggregate, has not had, and would not be reasonably likely to have, a Company Material Adverse Effect. There are no events or conditions that would result in the termination of or a right of termination or cancellation under any Company Material Contract, accelerate the performance of obligations required thereby, or result in the loss of any benefit thereunder or constitute (with or without notice or lapse of time, or both) a default or breach by the Company or any of its Subsidiaries, or to the Company’s Knowledge, on the part of any counterparty under such Company Material Contract, except as, individually or in the aggregate, has not had, and would not be reasonably likely to have, a Company Material Adverse Effect.

(c) Neither the Company nor any of its Subsidiaries has entered into any transaction that would be subject to disclosure pursuant to Item 404 of Regulation S-K that has not been disclosed in the Company SEC Reports.

3.12 Litigation. As of the date hereof, there is no action, suit, proceeding, claim, arbitration, audit or investigation (“Legal Proceeding”) pending or, to the Company’s Knowledge, threatened (a) against the Company, any of its Subsidiaries or any of the respective properties or assets of the Company or any of its Subsidiaries that (i) involves an amount in controversy in excess of $250,000, (ii) seeks material injunctive relief, (iii) seeks to impose any legal restraint on or prohibition against or limit the Company’s ability to operate the business of the Company and its Subsidiaries substantially as it was operated immediately prior to the date of this Agreement (including by injunctive relief), (iv) would individually or in the aggregate reasonably be expected to prevent or materially delay or impede the consummation of the transactions contemplated by this Agreement or the ability of the Company to perform its covenants and obligations under this Agreement, or (v) individually or in the aggregate, has had, or would be reasonably likely to have, a Company Material Adverse Effect or (b) against any current or former director or officer of the Company or any of its Subsidiaries (in their respective capacities as such). Neither the Company nor any of its Subsidiaries is subject to any outstanding judgment, order, injunction, ruling, writ, decree or other finding (“Order”) that, individually or in the aggregate, (i) would prevent or materially delay or impede the consummation of the transactions contemplated by this Agreement or the ability of the Company to perform its covenants and obligations under this Agreement or (ii) has had, or would be reasonably likely to have, a Company Material Adverse Effect. There are no internal investigations or internal inquiries that since January 1, 2010 and prior to the date hereof have been conducted by or at the direction of the Company Board (or any committee thereof) concerning any material financial, accounting or other material misfeasance or material malfeasance issues other than any such investigation that did not result in any material finding of any misfeasance or malfeasance.

3.13 Environmental Matters.

(a) Except for matters that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Company Material Adverse Effect, the Company and each of its Subsidiaries, the conduct of their business, and the ownership and operation of their properties and assets, has been, since January 1, 2010, and is in compliance with all applicable Environment Laws and neither the Company nor any of its Subsidiaries has, since January 1, 2010, received any written notice alleging any of them is not in compliance with applicable Environmental Laws.

(b) There is no Legal Proceeding pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries pursuant to Environmental Laws that, individually or in the aggregate, has had, or would be reasonably likely to have, a Company Material Adverse Effect. There are no material Orders outstanding against the Company or any of its Subsidiaries pursuant to Environmental Laws. Since January 1, 2010, neither the Company nor any of its Subsidiaries has received an information request or notice of potential liability pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or similar Environmental Laws.

(c) There are no conditions or circumstances, including the release or presence of, or exposure to, any Hazardous Substance, reasonably anticipated to result in material liabilities or obligations to the Company or any of its Subsidiaries pursuant to Environmental Laws.

(d) For purposes of this Agreement, the term “Environmental Law” means any applicable law, regulation, order, decree or permit or other requirement of any governmental jurisdiction relating to: (i) the protection, investigation or restoration of the environment, human health and safety, or natural resources, (ii) the handling, use, storage, treatment, transport, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor or wetlands protection.

(e) For purposes of this Agreement, the term “Hazardous Substance” means: (i) any substance that is regulated, subject of liability, or falls within the definition of a “pollutant,” contaminant,” “hazardous substance,” “toxic substance,” “hazardous waste,” “hazardous material” or similar term, pursuant to any applicable Environmental Law; or (ii) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials or radon.

3.14 Employee Benefit Plans.

(a) Section 3.14(a) of the Company Disclosure Letter contains a list as of the date of this Agreement of all employees of the Company and each of its Subsidiaries whose annual rate of base compensation exceeds $100,000 per year, along with the position and the annual rate of base compensation of each such employee. Except as required by applicable Laws, the employment of each of the Company’s employees and any of its Subsidiaries is terminable by the Company or any of its Subsidiaries at will.

(b) Section 3.14(b) of the Company Disclosure Letter sets forth a complete and accurate list as of the date of this Agreement of all Employee Benefit Plans maintained, or contributed to, by the Company, any of the Company’s Subsidiaries or any of their ERISA Affiliates (together, the “Company Employee Plans”). For purposes of this Agreement, the following terms shall have the following meanings: (i) “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written plan, agreement or arrangement involving direct or indirect compensation involving more than one person, including employment, consulting, health, insurance coverage, change in control, retention, salary, vacation, flexible benefits, fringe benefits, termination, severance, supplemental unemployment, disability, accident, medical, deferred compensation, profit sharing, bonuses, stock options, stock purchase, restricted stock unit, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, in any such case which is either: (A) sponsored, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee of the Company or any of its Subsidiaries or an ERISA Affiliate, or (B) with respect to which the Company or any of its Subsidiaries has or may have any liability or obligation, contingent or otherwise; (ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder; and (iii) “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

(c) With respect to each Company Employee Plan, the Company has made available to the Parent a complete and accurate copy of (i) such Company Employee Plan, (ii) the two (2) most recent annual actuarial valuation, if any, and annual reports (Form 5500 and all schedules and financial statements attached thereto) filed with the Internal Revenue Service (the “IRS”),(iii) each trust agreement, group annuity contract and summary plan description and any material modifications , if any, relating to such Company Employee Plan, (iv) all material correspondence to or from the IRS, the United States Department of Labor (the “DOL”), the PBGC or any other Governmental Entity; and (v) a summary of any proposed amendments or changes committed to be made within the twelve (12) months following the date hereof.

(d) Each Company Employee Plan is being administered, in all material respects, in accordance with ERISA, the Code and all other applicable laws and the regulations thereunder and in accordance with its terms. With respect to any Company Employee Plan, (i) no actions, suits or claims by or on behalf of any Company Employee Plans or the assets, fiduciaries or administrators thereof (other than routine claims for benefits in the ordinary course) are pending or, to the Company’s Knowledge or any of its Subsidiaries, threatened, (ii) to the Company’s Knowledge or any of its Subsidiaries, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, suits or claims, (iii) no breaches of fiduciary duty under which the Company or a fiduciary for whose indemnification the Company is responsible could reasonably be expected to incur a material liability have occurred, (iv) no non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred, and (v) no administrative investigation, audit or other administrative proceeding by the DOL, the IRS or any other Governmental Entity are pending, in progress or, to the Company’s Knowledge, threatened.

(e) All Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the IRS to the effect that such Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked, revocation has not been threatened, the consummation of the transaction contemplated by this Agreement will not adversely affect such qualification, and to the Company’s Knowledge, no circumstances exist that would adversely affect such qualification. Each Employee Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Code Section 409A) is in documentary and operational compliance in all material respects with Code Section 409A and the applicable guidance issued thereunder. The Company has performed in all material respects all obligations required to be performed by it under, is not in any material respect in default under or in violation of, and, to the Company’s Knowledge or any of its Subsidiaries, there is no material default or violation by any other party to, any Company Employee Plan. There is no contract, agreement, arrangement or policy to which the Company, any of its Subsidiaries or any ERISA Affiliate is a party or by which it is bound to compensate any current or former employee of the Company or any Company Subsidiary for excise Taxes or other penalties paid pursuant to Section 409A.

(f) None of the Company, its Subsidiaries nor any of its ERISA Affiliates maintains, sponsors or contributes to, or has at any time in the past maintained, sponsored or contributed to, any “employee pension benefit plan” (as defined in Section 3(2) of ERISA). None of the Company Employee Plans is subject to Title IV or Section 302 of ERISA and none of the Company nor any of its ERISA Affiliates has incurred any direct or indirect liability under or by operation of Title IV or Section 302 of ERISA. None of the Company, its Subsidiaries nor any of its ERISA Affiliates has contributed to or otherwise has any obligation or liability in connection with any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) or “multiple employer plan” (within the meaning of Section 413(c) of the Code).

(g) Neither the Company nor any of its Subsidiaries is a party to any (i) agreement with any stockholders, director, executive officer or other key employee of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; or (ii) agreement or plan binding the Company or any of its Subsidiaries, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.

(h) Except to the extent required by or during the period of coverage under Section 4980B of the Code, neither the Company, its Subsidiaries nor any Company Employee Plan has any present or future obligation to make any payment to or to provide any health, life insurance or death benefits, or with respect to, any present or former employee, officer or director of the Company pursuant to any retiree medical benefit plan or other retiree welfare plan. To the Company’s Knowledge, there has been no communication to any employee, consultant or director of the Company or any Subsidiary that would reasonably be expected to promise or guarantee any such retiree health or life insurance or other retiree death benefits on a permanent basis.

3.15 Compliance With Laws.

(a) The Company and each of its Subsidiaries is and, since January 1, 2010, has been in compliance with all local, municipal, state, federal or foreign laws, statutes, ordinances, rules, orders, judgments, decrees and regulations of Governmental Entities (collectively, “Laws”) applicable to the Company or any of its Subsidiaries, and, since January 1, 2010, has not violated or received any written notice alleging any violation with respect to any Law, except as, individually or in the aggregate, has not had, and would not be reasonably likely to have, a Company Material Adverse Effect.

(b) Each of the products currently marketed by the Company or any of its Subsidiaries and each of the current product candidates of the Company or any of its Subsidiaries is identified in Section 3.15(b) of the Company Disclosure Letter (the “Company Products”). Each Company Product is being, and at all times has been, developed, tested, manufactured, marketed, sold, labeled and stored, as applicable, in compliance in all material respects with the Federal Food, Drug and Cosmetic Act and applicable regulations enforced by the FDA, including those requirements relating to current good manufacturing practices, good laboratory practices and good clinical practices, as applicable.

(c) Neither the Company, any of its Subsidiaries, nor, to the Company’s Knowledge, any of their respective directors, officers, employees, agents or distributors has, at any time since January 1, 2010, violated in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any comparable foreign Law relating to anti-bribery or corruption matters. Since January 1, 2010, neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective directors, officers, employees, agents or distributors has paid or given, offered or promised to pay or give, or authorized or ratified the payment or giving, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other government official or employee or any political party or agent or candidate for political office or Governmental Entity for the direct or indirect purpose of influencing any act or decision of such Person or of the Governmental Entity to obtain or retain business, or direct business to any Person or to secure any other improper benefit or advantage that has or would be reasonably likely to result in a material violation of applicable Law.

(d) To the Company’s Knowledge, the clinical trials conducted by the Company or its Subsidiaries were, and if still pending, are, being conducted in all material respects in accordance with all applicable clinical protocols, informed consents and applicable requirements of the FDA and equivalent regulatory authorities in the European Union, including the applicable requirements of good clinical practice and all applicable requirements contained in Public Health Service Act § 402, 21 C.F.R. Parts 50 (Protection of Human Subjects), 54 (Financial Disclosure by Clinical Investigators), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application).

(e) None of the Company and its Subsidiaries is subject to any investigation that is pending and of which the Company has been notified or, to the Company’s Knowledge, which has been threatened, in each case by (i) the FDA, (ii) the Department of Health and Human Services Office of Inspector General or Department of

Justice pursuant to the Federal Healthcare Program Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b) or the Federal False Claims Act (31 U.S.C. Section 3729), or (iii) any regulatory authority outside of the U.S. pursuant to any equivalent statute of such jurisdiction.

(f) None of the Company, any of its Subsidiaries or, to the Company’s Knowledge, any employee of the Company or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. Section 335a(b) or any similar Law, nor has the Company, any of its Subsidiaries or, to the Company’s Knowledge, any employee of the Company or any of its Subsidiaries, been convicted of any crime or engaged in any conduct for which exclusion from participation in Medicare or State health care programs is mandated or authorized under 42 U.S.C. § 1320a-7, 42 C.F.R. part 1001 or any similar Law.

(g) Since January 1, 2010, neither the Company nor any of its Subsidiaries has initiated, conducted, or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice or other notice relating to an alleged product defect or lack of safety or efficacy of any product or product candidate.

(h) The Company’s pricing programs and practices, including with respect to pricing to government purchasers, price reporting to federal and state government agencies (including best price and average manufacturer price and all other required price reporting) and other rebate programs, comply in all material respects with applicable Law.

3.16 Permits. The Company and each of its Subsidiaries holds all permits, licenses, certificates, approvals, authorizations and franchises from Governmental Entities required to conduct their businesses as now being conducted, including those required pursuant to applicable Environmental Laws (collectively, “Company Permits”), except where the failure to hold such Permits, individually or in the aggregate, has not had, and would not be reasonably likely to have, a Company Material Adverse Effect. The Company and each of its Subsidiaries are in compliance with the terms of the Company Permits, except for such failures to comply that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Company Material Adverse Effect.

3.17 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees and there are no labor organizations or works councils representing, purporting to represent or, to the Company’s Knowledge or any of its Subsidiaries, seeking to represent any employees of any of the Company or any of its Subsidiaries. There is not now pending and there has not been any strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question concerning representation, union organizing activity, or any similar activity or dispute, affecting the Company, any of its Subsidiaries or any of its employees, or to the Company’s Knowledge, any threat thereof. There is no material claim or grievance pending or, to the Company’s Knowledge or any of its Subsidiaries, threatened relating to any Company Employee Agreement or any statute, law, ordinance, rule or regulation, or any ruling, order, decree, judgment or arbitration award regarding the terms and conditions of employment of employees, former employees, or prospective employees or other labor-related matters, including as relates to wages and hours, leave of absence, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers’ compensation policy or long-term disability policy, safety, retaliation, immigration or discrimination matters involving any Company Associates, or any other applicable Law in connection with labor or employment or termination of employment or failure to hire, including charges of unfair labor practices, wrongful termination or harassment complaints. There are no material investigations, inquiries or proceedings before any Governmental Entity with respect to or relating to the terms and conditions of employment of the employees of the Company or any of its Subsidiaries.

3.18 Insurance. Section 3.18 of the Company Disclosure Letter sets forth a list of each insurance policy under which the Company or any of its Subsidiaries is an insured or otherwise the principal beneficiary of coverage, and all material self insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries. The Company has delivered or otherwise made available to the Parent on or prior to the date of this Agreement true and complete copies of all such policies, programs and arrangements and, to the Company’s Knowledge, all such policies, programs and arrangements are in full force and effect. The Company and its Subsidiaries maintain insurance policies with reputable insurance carriers against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. The Company and its Subsidiaries are in compliance in all material respects with such policies, programs and arrangements, and no party to any such policies, programs or arrangements has given any written notice of termination or, to the Company’s Knowledge, threatened termination of such policies, programs or arrangements.

3.19 Government Contracts. Except as, individually or in the aggregate, has not had, and would not be reasonably likely to have, a Company Material Adverse Effect: (a) no goods or services delivered by the Company or any of its Subsidiaries under any Contract with a Governmental Entity that has not been closed out as of the date of this Agreement (a “Government Contract”) have been rejected by any Governmental Entity as not complying with Contract specifications or requirements; (b) no money due to the Company or any of its Subsidiaries is being withheld or set off by or on behalf of a Governmental Entity with respect to any Government Contract; (c) each Government Contract was legally awarded, is binding on the parties thereto, and is in full force and effect; (d) the Company and its Subsidiaries are in compliance in all respects with all representations and certifications made to Governmental Entities in response to requests for proposals pursuant to which Government Contracts were awarded; (e) the Company and its Subsidiaries are in compliance in all respects with the provisions of such Government Contracts; and (f) since January 1, 2010, neither the Company nor any of its Subsidiaries has been suspended or debarred from doing business with any Governmental Entity, or been the subject of a finding of non-responsibility or ineligibility for contracting with any Governmental Entity.

3.20 Opinion of Financial Advisor. Prior to the execution and delivery of this Agreement, the financial advisor to the Company, Greenhill & Co., LLC, has delivered to the Company Board an opinion, dated the date of this Agreement, to the effect that, as of such date, and based upon and subject to the limitations and assumptions set forth therein, the Merger Consideration to be received by the holders of Company Common Stock is fair, from a financial point of view, to such holders. A copy of such opinion will promptly be provided to the Parent, solely for informational purposes, following receipt thereof by the Company.

3.21 Section 203 of the DGCL. Assuming the accuracy of the representations and warranties of the Parent and Merger Sub set forth in Section 4.6, the Company Board has taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in Section 203) shall not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

3.22 Rights Agreement. The Company has duly entered into an amendment to the Company Rights Plan in the form attached as Exhibit C, a signed copy of which has been made available to the Parent prior to the date hereof. The Company and the Company Board have taken all necessary action prior to the date hereof to (i) render the Rights (as defined in the Company Rights Plan) inapplicable to this Agreement and the transactions contemplated hereby, (ii) render the Rights inapplicable to the execution and delivery of this Agreement and consummation of the transactions contemplated hereby, and (iii) ensure that none of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby will (A) result in the Rights becoming exercisable, (B) cause the Parent or any of its Affiliates or Associates to become an Acquiring Person (as defined in the Company Rights Plan), or (C) give rise to a Distribution Date (as defined in the Company Rights Plan).

3.23 Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of the Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with any of the transactions contemplated by this Agreement, except for those Persons identified on Section 3.23 of the Company Disclosure Letter. True and complete copies of all Contracts between the Company and such Persons regarding the transactions contemplated by this Agreement and any similar transactions have been made available to the Parent prior to the date hereof.

3.24 Affiliate Transactions. Since January 1, 2010, there have been no transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been otherwise disclosed in the Filed Company SEC Reports.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB

The Parent and Merger Sub, jointly and severally, represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as set forth herein or in the disclosure letter delivered by the Parent and Merger Sub to the Company and dated as of the date of this Agreement (the “Parent Disclosure Letter”).

4.1 Organization, Standing and Power. Each of the Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification legally required, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Parent Material Adverse Effect. For purposes of this Agreement, the term “Parent Material Adverse Effect” means any effect, change, event, circumstance or development, in each case that would be reasonably likely to prevent or materially delay or materially impair the ability of the Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

4.2 Authority; No Conflict; Required Filings and Consents.

(a) Each of the Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder and, subject to the adoption of this Agreement by the Parent in its capacity as the sole stockholder of Merger Sub (the “Merger Sub Stockholder Approval”), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Parent and Merger Sub have been duly authorized by all necessary corporate action on the part of each of the Parent and Merger Sub, subject only to the required receipt of Merger Sub Stockholder Approval. This Agreement has been duly executed and delivered by each of the Parent and Merger Sub and constitutes the legal, valid and binding obligation of each of the Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The execution and delivery of this Agreement by each of the Parent and Merger Sub do not, and the consummation by the Parent and Merger Sub of the transactions contemplated by this Agreement or performance or compliance by the Parent and Merger Sub with any of the terms and conditions hereof shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation, by-laws or other organizational documents of the Parent or Merger Sub, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on the Parent’s or Merger Sub’s assets under, any of the terms, conditions or provisions of any Contract to which the Parent or Merger Sub is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to obtaining Merger Sub Stockholder Approval and compliance with the requirements specified in clauses (i), (ii) and (iii) of Section 4.2(c), conflict with or violate any Order or Law applicable to the Parent or Merger Sub or any of its or their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Parent Material Adverse Effect.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Parent or Merger Sub in connection with the execution and delivery of this Agreement by the Parent or Merger Sub or the consummation by the Parent or Merger Sub of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act or any other Antitrust Law, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, and (iii) filings required under, and compliance with the requirements of, the Securities Act and the Exchange Act.

(d) No vote of the holders of any class or series of the Parent’s capital stock or other securities is necessary for the consummation by the Parent of the transactions contemplated by this Agreement.

4.3 Information Provided. The information to be supplied by or on behalf of the Parent for inclusion in the Proxy Statement, on the date the Proxy Statement is first mailed to stockholders of the Company or at the time of the Company Meeting, shall not contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, and shall not omit to state any material fact necessary in order to make the statements made therein not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading.

4.4 Absence of Litigation. As of the date of this Agreement, there is no action pending or, to the knowledge of the Parent, threatened against the Parent or any of its Subsidiaries or any of its or their respective properties or assets, and none of the Parent or its Subsidiaries is subject to any Order, except as, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect.

4.5 Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no other business activities other than those related to the transactions contemplated by this Agreement. Merger Sub is a wholly-owned Subsidiary of the Parent.

4.6 Section 203 of the DGCL. Neither the Parent nor Merger Sub is, nor at any time for the past three years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.

4.7 Financing. The Parent and Merger Sub will have on the Closing Date sufficient cash resources available to pay the Merger Consideration and otherwise perform all of their respective obligations under this Agreement and to consummate the Merger, including payment by the Surviving Corporation of all amounts contemplated by Section 2.3 and Section 2.5, respectively, and the repayment of all Indebtedness outstanding under the Company’s Facility Agreement dated September 26, 2008 (the “Credit Facility”) and the Company’s Revolving Credit Agreement.

4.8 Agreements with Company Stockholders, Directors, Officers and Employees. As of the date of this Agreement, none of the Parent, Merger Sub or any of their respective Affiliates is a party to any Contract, or has made or entered into any arrangements or other understandings to enter into any Contract, (a) with any holder of Company Common Stock pursuant to which such holder in its capacity as such would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of its shares of Company Common Stock or (b) pursuant to which any current employee of the Company has agreed to (i) remain as an employee of the Company or any of its Subsidiaries following the Effective Time at compensation levels in excess of levels currently in effect (other than pursuant to any Company Plans or Contracts with the Company and its Subsidiaries in effect as of the date hereof that are assumed by the Surviving Corporation) or (ii) receive any capital stock or equity securities of the Company or any of its Subsidiaries or the Parent or any of its Affiliates.

4.9 Brokers. Except for Goldman, Sachs & Co., no agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of the Parent or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

4.10 No Other Information. Each of the Parent and Merger Sub acknowledges and agrees that the Company makes no representations or warranties to the Parent or Merger Sub as to any matter whatsoever except as expressly set forth in Article III.

4.11 Access to Information; Disclaimer. Each of the Parent and Merger Sub acknowledges and agrees that it (a) has had an opportunity to discuss the business and affairs of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the electronic dataroom maintained by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company expressly contained in Article III and that all other representations and warranties are specifically disclaimed

ARTICLE V

CONDUCT OF BUSINESS

5.1 Covenants of the Company. Except as expressly required or expressly permitted by this Agreement, set forth in Section 5.1 of the Company Disclosure Letter or as consented to by the Parent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the date of this Agreement and ending at the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms (the “Pre-Closing Period”), the Company shall, and shall cause each of its Subsidiaries to, act and carry on its business in the Ordinary Course of Business. To the extent consistent with the foregoing, the Company shall, and shall cause its Subsidiaries to, use its and their commercially reasonable efforts to preserve its and each of its Subsidiaries’ business organizations intact and maintain existing relations with key customers, suppliers, distributors, employees, Governmental Entities and other Persons with whom the Company or its Subsidiaries have business relationships, assets, rights and properties. Without limiting the generality of the foregoing, except as expressly required or expressly permitted by this Agreement or as set forth in Section 5.1 of the Company Disclosure Letter, during the Pre-Closing Period the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of the Parent (which consent, other than in respect of clauses (a), (b), (c), (d), (e), (f), (k), (l) and (m), shall not be unreasonably withheld, conditioned or delayed):

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, except, in the case of this clause (iii), for the acquisition of shares of Company Common Stock (A) in full or partial payment of the exercise price and any applicable Taxes pursuant to the exercise, vesting or settlement of Company Stock Options or, if applicable, Restricted Shares, (B) pursuant to the forfeiture of Company Stock Options or Restricted Shares or (C) from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of services to the Company or any of its Subsidiaries;

(b) except as permitted by Section 5.1(l), issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of shares of Company Common Stock pursuant to the exercise of Company Stock Options outstanding as of the date hereof or Company ESPP Rights, the Company Rights Plan or the exercise of any Company Warrant);

(c) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

(d) acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, in the aggregate, to the Company and its Subsidiaries, taken as a whole, except purchases of inventory, components and raw materials in the Ordinary Course of Business;

(e) sell, lease, license, pledge, or otherwise dispose of, encumber or subject to a Lien any material properties or material assets of the Company or of any of its Subsidiaries other than in the Ordinary Course of Business;

(f) adopt any new stockholder rights plan or similar arrangement or amend or grant any waiver under the Company Rights Plan;

(g) (i) incur, assume, issue, modify, renew, syndicate, refinance, amend the terms of or become obligated with respect to any Indebtedness or guarantee any Indebtedness of another Person (other than (A) in connection with the financing of trade receivables in the Ordinary Course of Business, (B) letters of credit or similar arrangements issued to or for the benefit of suppliers and manufacturers in the Ordinary Course of Business and (C) the borrowing of up to $15,000,000 in the aggregate pursuant to the Amended and Restated Loan and Security Agreement dated February 23, 2011 (as proposed to be amended in March 2012), by and between Silicon Valley Bank and the Company (the “Revolving Credit Agreement”) in the Ordinary Course of Business), (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person (other than the Company or any of its Subsidiaries) or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of the Company and its Subsidiaries in the Ordinary Course of Business) or capital contributions to, or investment in, any other Person, other than the Company or any of its direct or indirect wholly-owned Subsidiaries, or (iv) enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in exchange rates, except for any such agreements or other arrangements entered into in the Ordinary Course of Business that are terminable by the Company at any time;

(h) make any capital expenditures, or other expenditures with respect to property, plant or equipment, in excess of $250,000 in the aggregate for the Company and its Subsidiaries, taken as a whole, other than as reflected on the Company’s budget for capital expenditures, a copy of which has previously been made available to the Parent and is set forth on Section 5.1(h) of the Company Disclosure Letter or the specific capital expenditures disclosed in Section 3.7 of the Company Disclosure Letter;

(i) make any material changes in accounting methods, principles or practices, except insofar as may be required by a change in GAAP;

(j) except in the Ordinary Course of Business, (i) modify, amend, terminate or waive any material right under any Company Material Contract or (ii) enter into any Contract which if entered into prior to the date hereof would have been a Company Material Contract;

(k) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

(l) except as required to comply with Contracts or Company Employee Plans existing on the date hereof or applicable Law and except for the payment of bonuses and commissions to employees pursuant to the Company’s 2012 compensation plan and budget as set forth on Section 5.1(l) of the Company Disclosure Letter, (i) adopt, enter into, terminate or materially amend any employment, severance or similar agreement or material benefit plan for the benefit or welfare of any current or former director, officer or employee or any collective bargaining agreement (except in the Ordinary Course of Business), (ii) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director or officer (except for annual increases of salaries in the Ordinary Course of Business), it being understood (for the avoidance of doubt) that the Company and its Subsidiaries may hire new employees and promote employees in the Ordinary Course of Business, (iii) accelerate the payment, right to payment or vesting of any material compensation or benefits, including any outstanding options or restricted stock awards, other than as contemplated by this Agreement or (iv) except as set forth on Section 5.1(l) of the Company Disclosure Letter, grant any equity compensation;

(m) settle or compromise any pending or threatened Legal Proceeding, other than settlements or compromises that (i) do not require the payment of monetary damages in excess of $250,000 in any single instance or in excess of $750,000 in the aggregate, (ii) do not involve any material injunctive or equitable relief or impose material restrictions on the business activities of the Company or any of its Subsidiaries, (iii) do not involve any Governmental Entity as a party or any criminal Legal Proceeding, and (iv) do not directly relate to this Agreement and the transactions contemplated by this Agreement; provided, however, the foregoing clause (i) shall not restrict the settlement or compromise of any pending or threatened Legal Proceeding if the amount required to be paid by the Company and its Subsidiaries pursuant thereto (net of the retention amount) is covered by insurance and such settlement or compromise does not involve any of the matters referred to in clauses (ii), (iii) or (iv) above;

(n) sell, transfer, subject to any Lien, pledge, cancel, abandon, allow to lapse or dispose of, or grant any license, sublicense or other right or interest in or to any Intellectual Property owned by the Company or any of its Subsidiaries;

(o) except as otherwise required by an applicable change in Law (including changes in interpretations thereof by any Governmental Entity), (i) make (other than in the Ordinary Course of Business), change, or rescind any election or accounting method relating to Taxes that might have a material effect on the Company’s tax position, (ii) settle or compromise any material claim relating to Taxes or (iii) amend any material Tax Return;

(p) fail to maintain or renew the Company’s material existing insurance policies (or substantial equivalents) to the extent available at comparable rates or increase the premium on such policies or replacements thereof in excess of generally available market rates; or

(q) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

5.2 Confidentiality. The parties acknowledge that the Parent and the Company have previously executed a Confidential Disclosure Agreement, dated as of January 9, 2012 (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms until the Effective Time.

5.3 Merger Sub Stockholder Approval. The Parent, in its capacity as the sole stockholder of Merger Sub, shall adopt this Agreement immediately following the execution hereof.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 No Solicitation.

(a) No Solicitation or Negotiation. Except as set forth in Section 6.1(b), until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof (such earlier date, the “Specified Time”), the Company and each of its Subsidiaries shall not and shall cause each of the directors and officers of the Company and its Subsidiaries not to, and shall not authorize or permit and shall otherwise use its reasonable best efforts to cause any employees, investment bankers, attorneys, accountants and other advisors or representatives of the Company or any of its Subsidiaries (such investment bankers, attorneys, accountants, other advisors and representatives, collectively, “Representatives”) not to, directly or indirectly:

(i) solicit, initiate or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal;

(ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non public information with respect to, or take any action with the purpose of encouraging or facilitating, any (A) Acquisition Proposal or (B) inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

(iii) enter into any agreement, agreement in principle, letter of intent, option agreement or similar agreement or understanding with respect to any Acquisition Proposal or enter into any agreement, agreement in principle, letter of intent or similar agreement or understanding requiring the Company to abandon, terminate or fail to consummate the Merger; or

(iv) resolve, propose or agree to do any of the foregoing.

(b) Permitted Responses. Notwithstanding anything to the contrary set forth in Section 6.1(a), subject to compliance with Section 6.1(e), following the date of this Agreement and prior to the time the Company Stockholder Approval is obtained, in response to an unsolicited written Acquisition Proposal that did not result from a breach of this Section 6.1, if the Company Board determines in good faith (after consultation with outside counsel and its financial advisors) that such Acquisition Proposal is bona fide and either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and that the failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable Law, the Company may (subject to its delivering to the Parent, at least thirty-six hours in advance, the notice as required under Section 6.1(e), together with a statement to the effect that the Company Board has made the determination required by this Section 6.1(b) in respect of such Acquisition Proposal and the Company intends to furnish non-public information to, or enter into discussions or negotiations with, such Person making such Acquisition Proposal), (i) furnish information with respect to the Company to the Person (and the Representatives of such Person) making such Acquisition Proposal pursuant to a confidentiality agreement not materially less restrictive of such Person with respect to the confidentiality provisions thereof than the Confidentiality Agreement (except that such confidentiality agreement shall contain additional provisions that expressly permit the Company to comply with the provisions of this Section 6.1), provided, that a copy of all such information is delivered simultaneously to Parent to the extent it has not previously been so furnished to Parent, and (ii) engage in discussions or negotiations (including solicitation of revised Acquisition Proposals) with such Person and its Representatives regarding any such Acquisition Proposal.

(c) No Change in Recommendation or Alternative Acquisition Agreement. Prior to the Specified Time, except as expressly permitted herein, neither the Company Board nor any committee thereof shall:

(i) withhold, withdraw, qualify or modify (or propose publicly to withhold, withdraw, qualify or modify) in a manner adverse to the Parent or Merger Sub (including pursuant to the Proxy Statement or any amendment thereto), the Company Board Recommendation (a “Company Adverse Recommendation Change”);

(ii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement providing for the consummation of a transaction contemplated by any Acquisition Proposal (an “Alternative Acquisition Agreement”) other than a confidentiality agreement referred to in Section 6.1(b) entered into in compliance with Section 6.1(b); or

(iii) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, any Acquisition Proposal;

(iv) if a tender offer or exchange offer for shares of capital stock of the Company that constitutes an Acquisition Proposal is commenced, fail to recommend against acceptance of such tender offer or exchange offer by the Company’s stockholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten (10) Business Days after commencement thereof; or

(v) resolve to do any of the foregoing.

(d) Permitted Change in Recommendation. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the time the Company Stockholder Approval is obtained, the Company Board (or applicable committee thereof) may (i) in the absence of an Acquisition Proposal, make a Company Adverse Recommendation Change if a material event or change in circumstances has occurred with respect to the Company after the date hereof and the Company Board determines in good faith (after consultation with its financial advisors and outside counsel) that the failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable Law, or (ii) if the Company Board has received an Acquisition Proposal (that has not been withdrawn), effect a Company Adverse Recommendation Change or approve or recommend any Acquisition Proposal if the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal was an unsolicited bona fide written Acquisition Proposal received by the Company in compliance with Section 6.1(a) and constitutes a Superior Proposal and that the failure to do so would be inconsistent with its fiduciary obligations under applicable Law; provided, that prior to the Company Board taking any action contemplated by clause (i) or (ii):

(A) the Company and its Subsidiaries shall have complied in all material respects with this Section 6.1 and the Company shall have provided to the Parent prior written notice, at least four (4) Business Days in advance of taking such action, advising the Parent of the decision of the Company Board to propose to take such action and the reasons therefor (which notice shall not, in and of itself, constitute a Company Adverse Recommendation Change), including, in the case of an Acquisition Proposal, the identity of the party making such Acquisition Proposal, an unredacted copy of the Acquisition Proposal, the relevant proposed transaction agreements and a copy of any financing commitments (including redacted fee letters) relating thereto;

(B) the Company shall have given the Parent four (4) Business Days after delivery of such notice to propose revisions to the terms of this Agreement (or make another proposal) and if the Parent proposes to revise the terms of this Agreement or make another proposal, the Company shall discuss (and shall have caused its Representatives to discuss), during such period, in good faith with the Parent such proposed revisions or other proposal (it being agreed that, in the case of an Acquisition Proposal, any material changes or modifications to an Acquisition Proposal shall require a new notice except the notice and discussion period shall be a two (2) Business Day period); and

(C) the Company Board shall have determined in good faith, after considering the results of such discussions and giving effect to the proposed revisions made in writing by the Parent, if any, that (1) in the case of an Acquisition Proposal, such Acquisition Proposal constitutes a Superior Proposal and that the failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable Law and (2) in the absence of an Acquisition Proposal, failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable Law.

(e) Notices to the Parent. The Company shall promptly (and in any event within twenty four (24) hours of receipt) advise the Parent orally, with written confirmation to follow, of the Company’s receipt of any (i) Acquisition Proposal, which written notice shall contain the identity of the Person making such Acquisition Proposal, a copy of the Acquisition Proposal if it is in writing or otherwise a description of the material terms and conditions of any such Acquisition Proposal (a “Notice of Acquisition Proposal”), (ii) any inquiries specifically relating to an Acquisition Proposal or (iii) any request for information from, or any negotiations sought to be initiated or continued with, either the Company or its Representatives with respect to an Acquisition Proposal. The Company shall keep the Parent reasonably informed on a current basis (and in any event within twenty four (24) hours thereafter) of any material modification or amendment to any such Acquisition Proposal. None of the Company or any of its Subsidiaries shall enter into any agreement after the date hereof that would prohibit them from providing such information to the Parent.

(f) Certain Permitted Disclosure. Nothing contained in this Section 6.1 or in Section 6.7 (or elsewhere in this Agreement) shall be deemed to prohibit the Company, any of its Subsidiaries or the Company Board from (i) taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder, or (ii) if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure to so disclose could be inconsistent with its obligations under applicable Law, from making any disclosure to the Company’s stockholders; provided that any disclosure other than a “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the stockholders of the Company) shall be deemed a Company Adverse Recommendation Change unless accompanied or promptly followed by an express rejection of any applicable Acquisition Proposal or an express affirmation of the Company Board Recommendation.

(g) Cessation of Ongoing Discussions. Except as otherwise expressly permitted by this Section 6.1, the Company shall, and shall direct and cause its Representatives to, cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal. With respect to any Person with whom such discussions or negotiations shall be terminated, the Company shall use its reasonable best efforts to promptly require such Person to promptly return or destroy in accordance with the terms of the applicable confidentiality agreement any information furnished by or on behalf of the Company.

(h) Definitions. For purposes of this Agreement:

“Acquisition Proposal” means any proposal or offer with respect to: (i) a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange or other business combination involving the Company (other than any such transaction (x) involving solely the Company and one or more of its Subsidiaries or (y) that, if consummated, would not result in any person or “group”, within the meaning of Section 13(d) of the Exchange Act, owning 15% or more of the outstanding equity securities of the Company), (ii) the issuance by the Company of its equity securities, or the purchase of an equity interest (including by means of a tender offer or exchange offer) that, if consummated, would result in any person or “group”, within the meaning of Section 13(d) of the Exchange Act, owning 15% or more of the outstanding equity securities of the Company or (iii) the acquisition in any manner (including by virtue of the transfer of equity interests in one or more Subsidiaries of the Company) of assets that constitute or represent, directly or indirectly, 15% or more of the consolidated total revenue, operating income or assets of the Company and its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

“Superior Proposal” means any bona fide written Acquisition Proposal (except that, for purposes of this definition, references in the definition of “Acquisition Proposal” to “15%” shall be “50%”) received by the Company after the date hereof in compliance with Section 6.1 (i) that is on terms which the Company Board determines in its good faith judgment to be more favorable to the holders of Company Common Stock than the transactions contemplated by this Agreement (after consultation with its legal counsel and financial advisor), taking into account all relevant terms and conditions of such Acquisition Proposal and this Agreement, including the conditionality, timing, likelihood of success, price, form of consideration and ability to finance such Acquisition Proposal, and taking into account any proposed revisions made in writing by the Parent to amend the terms of this Agreement during the period set forth in clause (B) of Section 6.1(d), and (ii) that the Company Board determines in its good faith judgment (after consultation with its legal counsel and financial advisor) is reasonably capable of being completed in a timely manner on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

6.2 Proxy Statement. As soon as practicable following the execution of this Agreement, the Company shall, in cooperation with the Parent, prepare and file with the SEC the Proxy Statement; provided, however, that the Company shall give to the Parent the opportunity to review and comment on the initial preliminary Proxy Statement and all subsequent forms or versions of or amendments to the Proxy Statement and the Company shall take into good faith consideration all of the Parent’s reasonable comments to each version of or amendment to the Proxy Statement. The Company shall respond as promptly as reasonably practicable to any comments of the SEC or its staff concerning the Proxy Statement and shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the resolution of any such comments. The Company shall notify the Parent promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply the Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. Prior to mailing the Proxy Statement, or filing any other required filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide the Parent with a reasonable opportunity to review and comment on such document or response and shall consider Parent’s comments in good faith. The Company shall cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.2 to comply in all material respects with all applicable requirements of Law and the rules and regulations promulgated thereunder. The Company shall ensure that the Proxy Statement (a) will not, on the date it is first mailed to stockholders of the Company and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (b) will comply as to form in all material respects with the applicable requirements of the Exchange Act; provided that the Company shall have no obligation with respect to statements made in the Proxy Statement with respect to the Parent or Merger Sub based on information supplied in writing by or on behalf of the Parent or Merger Sub specifically for inclusion in the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Parent or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement.

6.3 Nasdaq Stock Market Quotation and Registration Rights Agreement. The Company agrees to use its reasonable best efforts to continue the quotation of the Company Common Stock on The Nasdaq Stock Market during the term of this Agreement and to comply with the terms and conditions of the Registration Rights Agreement, dated as of September 26, 2008, among the Company and certain investors named therein.

6.4 Access to Information. During the Pre-Closing Period, the Company shall (and shall cause each of its Subsidiaries to) afford to the Parent’s officers, employees, accountants, counsel and other representatives (including Financing Sources), reasonable access, upon reasonable notice, during normal business hours and in a manner that does not unreasonably disrupt or interfere with business operations, to all of its properties, books, contracts, commitments, personnel and records as the Parent shall reasonably request, provided, however, that the Company shall not be required to, nor shall the Company be required to cause it Subsidiaries to, afford access, or disclose any information, (i) in connection with an Acquisition Proposal (other than as specifically required by Section 6.1(d)(A) or Section 6.1(e)) or (ii) that in the good faith judgment of the Company would (A) result in the disclosure of any trade secrets of third parties, (B) violate any obligation of the Company or any of its Subsidiaries with respect to confidentiality, (C) jeopardize protections afforded the Company or any of its Subsidiaries under the attorney-client privilege or the attorney work product doctrine, or (D) violate any applicable Law or Order. The parties will use reasonable efforts to make appropriate substitute arrangements in circumstances where the previous sentence applies, and any such information shall be treated in accordance with the Confidentiality Agreement.

6.5 Stockholders Meeting. As promptly as practicable after the SEC confirms that it has no further comments on the Proxy Statement, the Company, acting through the Company Board, shall take all actions in accordance with applicable Law, including the rules and regulations under the Exchange Act, its certificate of incorporation and by-laws and the rules of The Nasdaq Stock Market to duly call, give notice of, convene and hold, the Company Meeting, for the purpose of considering and voting upon the Company Voting Proposal. Subject to Section 6.1, (i) the Company Board shall recommend adoption of the Company Voting Proposal by the stockholders of the Company and include such recommendation in the Proxy Statement, (ii) the Company Board shall not withhold, withdraw or modify, or publicly propose or resolve to withhold, withdraw or modify in a manner adverse to the Parent, the recommendation of the Company Board that the Company’s stockholders vote in favor of the Company Voting Proposal and (iii) the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Meeting or if as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting. Without limiting the generality of the foregoing, unless this Agreement has been terminated pursuant to Article VIII, the Company shall submit the Merger and this Agreement for the approval of its stockholders at the Company Meeting, whether or not a Company Adverse Recommendation Change shall have occurred or an Acquisition Proposal shall have been publicly announced or otherwise made known to the Company or the Company Board.

6.6 Legal Conditions to the Merger.

(a) Subject to the terms hereof, including Section 6.1, Section 6.6(b) and Section 6.6(c), the Company, the Parent and Merger Sub shall each use its reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to:

(i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable;

(ii) as promptly as practicable, obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or the Parent or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

(iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act, any other applicable Antitrust Law and any related governmental request thereunder and (C) any other applicable Law;

(iv) oppose any Law or Order that has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement, or have any such Law or Order vacated or made inapplicable to the Merger and the other transactions contemplated by this Agreement; and

(v) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

The Company, the Parent and Merger Sub shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to each non-filing party and its advisors prior to filing and, if requested, accepting reasonable additions, deletions or changes suggested in connection therewith. Each of the Company, the Parent and Merger Sub shall use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable law (including all information required to be included in any Proxy Statement) in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, the parties agree that nothing in this Section 6.6(a) shall limit their obligations under the other provisions of this Section 6.6.

(b) Subject to the terms hereof, and without limiting the Parent’s obligations under Section 6.6(c), the Parent and the Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective reasonable best efforts to obtain any government clearances (including by expiration of the relevant waiting period) or approvals required for the Closing under the HSR Act, the Clayton Act, as amended, and any other applicable federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively “Antitrust Laws”), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an “Antitrust Order”) that restricts, prevents or prohibits the consummation of the Merger or any other transaction contemplated by this Agreement under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law.

(c) The Parent shall use commercially reasonable efforts to propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of the Parent or, effective as of the Closing Date, the Company, or their respective Subsidiaries, or otherwise offer to take or offer to commit to take any action which it is capable of taking and if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of the Parent, the Company or their respective Subsidiaries, in order to avoid the entry of, or to effect the dissolution of, any Antitrust Order, which would have the effect of preventing or delaying the Effective Time beyond the Outside Date (a “Divestiture Action”); provided however, notwithstanding the foregoing or anything herein to the contrary, the Parent shall not have any obligation to propose, negotiate, commit to or effect any Divestiture Action that could reasonably be expected to have (i) a Company Material Adverse Effect or (ii) a material adverse effect on the assets and liabilities (taken as a whole), business, financial condition or results of operations of (A) the Company and its Subsidiaries, taken as a whole, or (B) the Parent and its Subsidiaries, taken as a whole (a “MAE Burdensome Condition”); provided, further, that no party shall be required pursuant to this Section 6.6(c) to propose, commit to or effect any action that is not conditioned upon the consummation of the Merger. Notwithstanding anything in this Agreement to the contrary, the Parent shall have the right to determine and direct the strategy and process (including all timing, substantive matters and decisions to propose, negotiate, commit to or effect any Divestiture Action) by which the parties will seek required consents, approvals, clearances, waivers, waiting period expirations and terminations and removal of all impediments (including all elements of any suit, action or other Legal Proceeding and communications with Governmental Entities), in each case under the HSR Act or any other Antitrust Law, including the right to enter into reasonable timing agreements with Governmental Entities as is customary in reviews under the HSR Act and other Antitrust Laws; provided, further, however that Parent shall use its reasonable best efforts to regularly consult with the Company and keep the Company reasonably informed of such strategy and process and the results thereof.

(d) Each of the Company and the Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third parties other than Governmental Entities, and use, and cause their respective Subsidiaries to use, their respective reasonable best efforts to obtain any consents from third parties other than Governmental Entities required in connection with the Merger that are (i) necessary in connection with the transactions contemplated hereby or (ii) disclosed in the Company Disclosure Letter or the Parent Disclosure Letter, as the case may be, it being understood that neither the Company nor the Parent shall be required to make any payments in connection with the fulfillment of its obligations under this Section 6.6(d).

(e) Prior to the Closing Date, the Company shall reasonably cooperate with the Parent in connection with the preparation of post-effective amendments to the Company’s registration statements under the Securities Act on Forms S-3 and S-8 or on any other applicable form for the purpose of terminating such registration statements on or promptly following the Closing.

(f) Subject to the matter described in Section 6.6(f) of the Company Disclosure Letter, the Company will use commercially reasonable efforts (based on its good faith business judgment) to submit for filing with the FDA a New Drug Application for PROLENSA substantially in the manner and on the timetable set forth on Section 6.6(f) of the Company Disclosure Letter.

(g) The Company shall give the Parent the opportunity to participate in (but not control) the defense and settlement of any stockholder litigation against the Company and/or any of its directors relating to this Agreement or any of the transactions contemplated hereby.

6.7 Public Disclosure. The Company and the Parent will consult with and provide each other the reasonable opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the Merger and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the disclosing party will use its reasonable best efforts to allow the other party an opportunity to review and comment prior to making any such disclosure. The Parent and the Company agree that the press release announcing the execution of this Agreement shall be a joint press release to be reasonably agreed upon by the Parent and the Company. The restrictions set forth in this Section 6.7 shall not apply to any communication made by the Company in accordance with Section 6.1.

6.8 Indemnification.

(a) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, the Parent shall cause the Surviving Corporation to indemnify and hold harmless each Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee or agent of the Company or any of its Subsidiaries (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was an officer, director, employee or agent of the Company or any of its Subsidiaries prior to the Effective Time, or, while a director or officer of the Company or any of its Subsidiaries, is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, employee or agent of another Person prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, in each case to the same extent that such Persons are entitled to indemnification pursuant to the Company’s current certificate of incorporation and bylaws or any agreement currently in effect. Each Indemnified Party will be entitled to advancement of expenses (including attorneys’ fees) incurred in the defense of any such claim, action, suit, proceeding or investigation from the Surviving Corporation to the same extent that such Persons are entitled to payment of expenses pursuant to the Company’s certificate of incorporation and bylaws as currently in effect or any agreement currently in effect; provided that the individual to whom expenses are advanced provides an undertaking to repay such advances if it shall be determined that such Person is not entitled to be indemnified pursuant to such certificate of incorporation and bylaws or agreement.

(b) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, the certificate of incorporation and by-laws of the Surviving Corporation shall contain, and the Parent shall cause the certificate of incorporation and by-laws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than are presently set forth in the certificate of incorporation and by-laws of the Company.

(c) Subject to the next sentence, the Surviving Corporation shall maintain, and the Parent shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs directors’ and officers’ liability insurance with respect to matters existing or occurring prior to the Effective Time (including the transactions contemplated by this Agreement), with respect to those individuals who are currently (and any additional individuals who prior to the Effective Time become) covered by the Company’s directors’ and officers’ liability insurance policy, issued by reputable insurers, of coverage no less favorable to such covered individuals than the coverage in the Company’s current policies with respect to matters existing or occurring prior to the Effective Time, including a “tail” policy) so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the Effective Time (such 200%, the “Maximum Premium”). If such insurance coverage expires, is terminated or canceled during such period or exceeds the Maximum Premium, the Surviving Corporation shall obtain, and the Parent shall cause the Surviving Corporation to obtain, as much directors’ and officers’ liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the Indemnified Parties than the Company’s existing directors’ and officers’ liability insurance. Subject to the foregoing limitation on expense, at the Company’s option, the Company may purchase prior to the Effective Time, a six-year prepaid “tail policy” on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries with respect to matters existing or occurring prior to the Effective Time, covering without limitation the transactions contemplated hereby. If such prepaid “tail policy” has been obtained by the Company prior to the Effective Time, the Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and such “tail policy” shall be deemed to satisfy all obligations of the Parent pursuant to this Section 6.8(c).

(d) The Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company or any of its Subsidiaries as provided in their respective certificates of incorporation or by-laws or other organization documents or in any agreement shall survive the Merger and shall continue in full force and effect and the Surviving Corporation shall, and the Parent shall cause the Surviving Corporation to, perform as and when due all obligations of the Surviving Corporation thereunder. The provisions of this Section 6.8 are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, by-law or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives. The obligations set forth in this Section 6.8 shall not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Party, or any Person who is a beneficiary under the policies referred to in this Section 6.8 and their heirs and representatives, without the prior written consent of such affected Indemnified Person or other Person, unless such termination, amendment or modification is required by applicable Law.

(e) If the Surviving Corporation or the Parent or any of their successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or the Parent, as the case may be, shall assume all of the obligations of the Surviving Corporation and the Parent, as the case may be, set forth in this Section 6.8.

(f) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.8 is not prior to or in substitution for any such claims under such policies.

6.9 Notification of Certain Matters. During the Pre-Closing Period, the Parent shall give prompt notice to the Company, and the Company shall give prompt notice to the Parent, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause any condition to Closing set forth in Article VII not to be satisfied, (b) any failure of such party (or, in the case of the Parent, Merger Sub) to perform in all material respects any obligation to be performed by it under this Agreement, (c) any notice or other communication received by such party (or, in the case of the Parent, Merger Sub) from any Governmental Entity in connection with this Agreement or the transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection therewith, (d) any Legal Proceeding commenced or, to the Company’s Knowledge on the one hand and Parent’s knowledge, on the other hand, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries, which relate to this Agreement and the transactions contemplated hereby, (e) any notice or other communication (whether oral or written) received by the Company or otherwise between the Company and the holders of any Company Warrants with respect to the Company Warrants, including any such notice or communication requesting or attempting to effect the transfer, assignment, exercise or termination of any Company Warrants or otherwise relating to the terms and conditions of the Company Warrants, and (f) any written notice or other written communication received by the Company with respect to the Company’s Credit Facility or the Company’s Revolving Credit Agreement, including the exercise by any lender under the Credit Facility of any put notice to require the Company to repay loans outstanding under the Credit Facility. The Company will advise the Parent in writing no later than four (4) Business Days prior to the Closing Date of the amount required to be paid by the Company to the holders of the Company Warrants who have exercised their right to terminate Company Warrants in connection with consummation of the transactions contemplated by this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.9 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger.

6.10 Exemption from Liability Under Section 16(b). Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities

(including derivative securities) pursuant to the transactions contemplated hereby by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act to the extent permitted by applicable Law.

6.11 Service Credit. Following the Effective Time, the Parent will give each employee of the Parent or the Surviving Corporation or their respective Subsidiaries who shall have been an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (“Continuing Employees”) full credit for prior service with the Company or its Subsidiaries for purposes of (a) eligibility and vesting under any Parent Employee Plans (as defined below), (b) determination of benefit levels under any Parent Employee Plan or policy relating to vacation or severance and (c) determination of “retiree” status under any Parent Employee Plan, in each case for which the Continuing Employee is otherwise eligible and in which the Continuing Employee is offered participation, but except where such credit would result in a duplication of benefits. In addition, the Parent shall waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Parent and recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs. For purposes of this Agreement, the term “Parent Employee Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, restricted stock unit, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, for the benefit of, or relating to, any current or former employee of the Parent or any of its Subsidiaries or any entity that is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (iii) an affiliated service group (as defined in Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Parent or a Subsidiary of the Parent. The Company Employee Plans of the type described in the definition of Parent Employee Plan (excluding any equity awards or other equity features contained therein) will be continued on terms generally no less favorable to Continuing Employees than those in effect at the date of this Agreement until Parent determines in its sole discretion that the Continuing Employees may participate in the Parent Employee Plans. The parties hereto acknowledge and agree that all provisions contained in this Section 6.11 are included for the sole benefit of the respective parties hereto and shall not create any right (A) in any other person, including without limitation, any employees, former employees, any participant or any beneficiary thereof in any Company Employee Plan or any benefits plan, agreement or arrangement of Parent, (B) to continued employment with the Company or any of its Subsidiaries, or the Parent or (C) to participate in any Parent Employee Plans unless and until the Parent so determines in its sole discretion. Nothing contained in this Section 6.11 or elsewhere in this Agreement is intended to be or shall be considered to be an amendment of any plan, program, agreement, arrangement or policy of the Company, any of its Subsidiaries or the Parent nor shall it interfere with the Parent’s or the Company’s right to amend, modify or terminate any Company Employee Plan or to terminate the employment of any employee of the Company or of any of its Subsidiaries for any reason. Without limiting the generality of Section 9.4, no current or former employee or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of the provisions of this Section 6.11 or have the right to enforce such provisions.

6.12 Company Director and Employee Arrangements. Prior to the Company Stockholder Approval, if the Parent, Merger Sub or any of their respective Affiliates enters into any contract or agreement, or makes or enters into any arrangements or other understandings with any director, officer or employee of the Company or any of its Subsidiaries that relates to this Agreement or the transactions contemplated by this Agreement, the Parent or Merger Sub shall promptly thereafter notify the Company thereof.

6.13 Company Indebtedness. Prior to the Closing Date, the Company shall arrange for customary payoff and release letters, lien terminations (including UCC-3 financing statements) and instruments of discharge (including mortgage releases, if applicable) to be delivered at the Closing providing for the payoff, discharge and termination on the Closing Date of all Indebtedness of the Company and its Subsidiaries and any Liens related thereto, including the Indebtedness specified on Section 6.13 of the Company Disclosure Letter and any Liens related thereto.

6.14 Takeover Statutes. Subject to the terms and conditions of this Agreement, the Company and the Parent shall each (a) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the transactions contemplated hereby and (b) if the restrictions of any state takeover statute or similar Law become applicable to any of the transactions contemplated hereby, take all action necessary to ensure that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise lawfully minimize the effect of such Law on the transactions contemplated hereby.

6.15 Director Resignations. Prior to the Closing, other than with respect to any directors identified by the Parent in writing to the Company two (2) days prior to the Closing Date, the Company shall deliver to the Parent resignations executed by each director of the Company and its Subsidiaries in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.

ARTICLE VII

CONDITIONS TO MERGER

7.1 Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) Governmental Approvals. (i) The expiration or termination of all applicable waiting periods (and any extensions thereof) under the HSR Act and (ii) the non-objection or approval in respect of any other authorization, consent, order or approval of any Governmental Entity required in connection with the consummation of the Merger, the failure of which to obtain could reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, shall have been obtained, in each case without the imposition of a MAE Burdensome Condition and shall be in full force and effect and not be subject to any unfulfilled conditions to their effectiveness except to the extent the condition (other than any MAE Burdensome Condition) is required by its terms to be effected following the Closing.

(c) No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order or Law which is in effect and which has the effect of making the Merger illegal or otherwise enjoining, restraining, preventing or prohibiting consummation of the Merger.

7.2 Conditions to Obligations of the Parent and Merger Sub. The obligations of the Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver by the Parent, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) The representations and warranties of the Company set forth in (i) Article III (other than Section 3.1, Section 3.4(a), Section 3.4(d), Section 3.20, Section 3.21, Section 3.22 and Section 3.23 (collectively, the “Company Specified Representations”) and Section 3.2(a), Section 3.2(b), Section 3.2(c), Section 3.2(d), Section 3.2(e), Section 3.2(f), and Section 3.7(b)(i)) without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein, shall be true and correct in all respects as of the date of this Agreement and on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure to be true and correct, individually or in the aggregate, has not had, and would not be reasonably likely to have, a Company Material Adverse Effect, (ii) Section 3.2(a), Section 3.2(b), Section 3.2(c), Section 3.2(d), Section 3.2(e) and Section 3.2(f) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date, (iii) the Company Specified Representations shall be true and correct in all material respects as of the date of this Agreement and, subject to any grants permitted by Section 5.1(l), on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iv) Section 3.7(b)(i) shall have been true and correct in all respects as of the date of this Agreement and speaking only as of the date of this Agreement shall still be true and correct in all respects on and as of the Closing Date.

(b) The Company shall have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement.

(c) The Parent and Merger Sub shall have received a certificate executed on behalf of the Company by the Company’s Chief Executive Officer and Chief Financial Officer confirming on behalf of the Company that the conditions set forth in clauses (a) and (b) of this Section 7.2 have been duly satisfied.

(d) Since the date of this Agreement, there shall not have been any developments, changes, effects, events or occurrences that, individually or in the aggregate, constitute a Company Material Adverse Effect.

7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver by the Company, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) The representations and warranties of the Parent and Merger Sub set forth in (i) Article IV (other than Sections 4.1, 4.2(a), 4.6, 4.7 and 4.9 (collectively, the “Parent Specified Representations”)) without giving effect to any materiality or “Parent Material Adverse Effect” qualifications therein, shall be true and correct in all respects as of the date of this Agreement and on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure to be true and correct, individually or in the aggregate, has not had, and would not be reasonably likely to have, a Parent Material Adverse Effect and (ii) the Parent Specified Representations shall be true and correct in all material respects as of the date of this Agreement and on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date).

(b) The Parent and Merger Sub shall have performed or complied with in all material respects all obligations required to be performed or complied with by them under the Agreement.

(c) The Company shall have received a certificate executed on behalf of the Parent by an executive officer of the Parent confirming on behalf of the Parent that the conditions set forth in clauses (a) and (b) of this Section 7.3 have been duly satisfied.

7.4 Frustration of Closing Conditions. Neither the Company, on the one hand, nor the Parent and Merger Sub, on the other hand, may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party’s failure to use the standard of efforts required from such party to consummate the Merger and the other transactions contemplated by this Agreement, including as required by and subject to Section 6.6.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval (with respect to Sections 8.1(b) through 8.1(i), by written notice by the terminating party to the other party):

(a) by mutual written consent of the Parent, Merger Sub and the Company; or

(b) by either the Parent or the Company if the Merger shall not have been consummated on or before 5:00 p.m. New York City time on September 25, 2012 (the “Outside Date”) (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party hereto whose breach of any obligation under this Agreement has been the primary cause of, or the primary factor that resulted in, the failure of the Merger to be consummated on or before the Outside Date); or

(c) by either the Parent or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or making consummation of the Merger illegal (provided that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose breach of any obligation under this Agreement has been the primary cause of, or the primary factor that resulted in, such order, decree, ruling or other action); or

(d) by the Parent or the Company if Company Stockholder Approval shall not have been obtained at the Company Meeting duly convened therefor (as such Company Meeting may be adjourned from time to time in accordance with the terms hereof) (provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party whose breach of any obligation under this Agreement has been the primary cause of, or the primary factor that resulted in, the failure of the Company Stockholder Approval to have been obtained); or

(e) by the Parent, if: (i) the Company Board shall have effected a Company Adverse Recommendation Change (whether or not in compliance with Section 6.1); (ii) the Company Board shall have approved, endorsed or recommended to the stockholders of the Company an Acquisition Proposal (other than the Merger); (iii) a tender offer or exchange offer for shares of capital stock of the Company that constitutes an Acquisition Proposal shall have been commenced (other than by the Parent or an Affiliate of the Parent) and the Company Board shall have failed to recommend against acceptance of such tender offer or exchange offer by the Company’s stockholders (including, for these purposes, by having taken no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) within ten (10) Business Days after commencement thereof; (iv) the Company Board shall have failed to reconfirm publicly the Company Board Recommendation within five Business Days after receipt of a written request from the Parent that it do so if such request is made following the making by any Person of any Acquisition Proposal, other than any Acquisition Proposal which is a tender or exchange offer (which are addressed by clause (iii) of this Section 8.1(e)), (v) the Company or the Company Board shall have approved, recommended or entered into an Alternative Acquisition Agreement; (vi) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation; (vii) the Company shall have violated or breached in any material respect any provision of Section 6.1 or the Company shall have failed to hold the Company Meeting at least ten (10) Business Days prior to the Outside Date or (viii) the Company or the Company Board (or any committee thereof) shall have authorized or publicly proposed any of the foregoing; or

(f) by the Company, prior to the receipt of the Company Stockholder Approval, if (i) the Company Board, pursuant to and in compliance with Section 6.1, shall have approved or recommended to the stockholders of the Company any Acquisition Proposal, (ii) immediately prior to or substantially concurrently with the termination of this Agreement the Company enters into an Alternative Acquisition Agreement with respect to a Superior Proposal and (iii) the Company immediately prior to or substantially concurrently with such termination pays to the Parent in immediately available funds the fees required to be paid pursuant to Section 8.3; or

(g) by the Parent, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.2(a) or Section 7.2(b) not to be satisfied, and (ii) shall not have been cured, if capable of being cured, within 20 days following receipt by the Company of written notice of such breach or failure to perform from the Parent (or, if earlier, the Outside Date); or

(h) by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Parent or Merger Sub set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.3(a) or Section 7.3(b) not to be satisfied, and (ii) shall not have been cured, if capable of being cured, within 20 days following receipt by the Parent of written notice of such breach or failure to perform from the Company (or, if earlier, the Outside Date).

8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Parent, the Company, Merger Sub or their respective officers, directors, stockholders or Affiliates; provided that (a) subject to Section 8.3(c), no such termination shall relieve any party from liability for fraud or any knowing and intentional breach of this Agreement prior to such termination and (b) the Confidentiality Agreement (subject to its terms) and the provisions of Sections 5.2 (Confidentiality), this Section 8.2 (Effect of Termination), Section 8.3 (Fees and Expenses), Section 8.4 (Amendment), Section 8.5 (Extension; Waiver) and Article IX (Miscellaneous) of this Agreement shall remain in full force and effect and survive any termination of this Agreement. Nothing shall limit or prevent any party from exercising any rights or remedies it may have under Section 9.10 hereof in lieu of terminating this Agreement pursuant to Section 8.1.

8.3 Fees and Expenses.

(a) Except as set forth in this Section 8.3 or as otherwise expressly provided herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

(b) The Company shall pay the Parent a termination fee of $14,500,000.00 (the “Termination Fee”) if this Agreement is terminated:

(i) pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(g) and (A) before the date of such termination, a bona fide Acquisition Proposal shall have been publicly announced and not subsequently withdrawn prior to such termination (or with respect to a termination pursuant to Section 8.1(d), prior to the Company Meeting), and (B) within twelve (12) months after the date of such termination, (1) the Company shall have entered into a definitive agreement in respect of any Acquisition Proposal and such Acquisition Proposal is ultimately consummated or (2) any Acquisition Proposal is consummated (provided, for the avoidance of doubt, any Acquisition Proposal referred to in this clause (B) need not be the Acquisition Proposal described in clause (A)); or

(ii) pursuant to Section 8.1(e) or Section 8.1(f).

The parties hereto acknowledge and agree that in no event shall the Company be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events. For purposes of this Section 8.3(b), all references to “15%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”. Any Termination Fee due shall be paid to the Parent by wire transfer of same-day funds

(x) if this Agreement is terminated pursuant to Section 8.1(b), (d) or (g) within two Business Days after the consummation of the Acquisition Proposal triggering the obligation to pay the Termination Fee, (y) if this Agreement is terminated pursuant to Section 8.1(e), within two Business Days after the date of termination of this Agreement or (z) if this Agreement is terminated pursuant to Section 8.1(f), prior to or concurrently with such termination.

(c) The parties hereto acknowledge that the agreements contained in Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties hereto would not enter into this Agreement. In the event that this Agreement has been terminated pursuant to Section 8.1(b), (d), (e), (f) or (g) and the Parent shall be entitled to receive and shall have received full payment of the Termination Fee in accordance with Section 8.3(b), the receipt of the Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered by the Parent, Merger Sub and their Affiliates in connection with this Agreement and the Company and its Subsidiaries and any of their respective former, current or future direct or indirect equity holders, controlling Persons, directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, Affiliates or assignees and any and all former, current or future equity holders, controlling Persons, directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, Affiliates or assignees of any of the foregoing, and any and all former, current or future heirs, executors, administrators, trustees, successors or assigns of any of the foregoing (collectively, “Company Related Parties”) shall not have any other liability or obligation for any or all losses or damages suffered or incurred by the Parent, Merger Sub or any other Person in connection with this Agreement (and the termination hereof) or any matter forming the basis for such termination and none of the Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any other claim, action or proceeding against the Company, any of its Affiliates or any other Company Related Party arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination. The Parent’s former, current or future direct or indirect equity holders, controlling persons, directors, officers, employees, agents, Financing Sources, general or limited partners, managers, management companies, members, stockholders, Affiliates or assignees, any and all former, current or future direct or indirect equity holders, controlling Persons, directors, officers, employees, agents, Financing Sources, general or limited partners, managers, management companies, members, stockholders, Affiliates or assignees of any of the foregoing, and any and all former, current or future heirs, executors, administrators, trustees, successors or assigns of any of the foregoing (collectively, “Parent Related Parties”) shall not have any liability or obligation for any or all losses or damages suffered or incurred by the Company or any other Person in connection with this Agreement or the termination hereof (or any matter forming the basis for such termination), and none of the Company, any of its Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against any Parent Related Party arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination. For the avoidance of doubt, nothing in this Section 8.3(c) shall limit the rights of the parties under Section 9.10 or the liability of, or the remedies any Person may have against, the Parent or Merger Sub under this Agreement.

(d) If the Company fails to pay the Parent any amounts due to the Parent pursuant to this Section 8.3 within the time periods specified in this Section 8.3, then the Company shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by the Parent in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

8.4 Amendment. At any time prior to the Effective Time, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after the Company Stockholder Approval, but, after any such approval, no amendment shall be made which by Law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Notwithstanding the foregoing, the consent of any entities that have committed to provide or have otherwise entered into agreements in connection with any debt financing proposed to be obtained by the Parent in connection with the transactions contemplated hereby (any such debt financing, a “Debt Financing” and any such entities, the “Financing Sources”) shall be required for any amendment, supplement modification or waiver of this Section 8.4 or Sections 6.4, 8.3(c), 9.4, 9.11 or 9.12 hereof to the extent such amendment, supplement, modification or waiver affects the rights afforded to the Financing Sources thereunder.

8.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE IX

MISCELLANEOUS

9.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Article II, Section 6.8, Section 6.11 and Article IX.

9.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses and facsimile numbers:

(a)	if to the Parent or Merger Sub, to

Bausch & Lomb Incorporated

One Bausch & Lomb Place

Rochester, New York 14604

Attn: A. Robert D. Bailey

Telecopy: (585) 338-8706

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attn: Robert P. Davis and Glenn P. McGrory

Telecopy: (212) 225-3999

(b)	if to the Company, to

ISTA Pharmaceuticals, Inc.

50 Technology Drive

Irvine, California 92618

Attn: Chief Financial Officer

Telecopy: (949) 788-6010

with copies to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attn: David E. Redlick and Jay E. Bothwick

Telecopy: (617) 526-5000

and

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92260

Attn: C. Craig Carlson

Telecopy: (949) 725-4100

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

9.3 Entire Agreement. This Agreement (including the Exhibits hereto, the Company Disclosure Letter, the Parent Disclosure Letter and the documents and instruments referred to herein) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement shall remain in effect in accordance with its terms until the Effective Time.

9.4 No Third Party Beneficiaries. Except (i) from and after the Effective Time, for the rights of holders of equity securities issued by the Company to receive the consideration set forth in Article II (with respect to which such holders shall be third party beneficiaries), (ii) as provided in Section 6.8 (with respect to which the Indemnified Parties shall be third party beneficiaries, including the ability to enforce the obligations of Parent as set forth in Section 9.15), (iii) as provided in Section 8.3 (with respect to which the Company Related Parties and Parent Related Parties shall be third party beneficiaries) and (iv) as provided in Section 8.4, Section 9.11 and Section 9.12 (with respect to which any Financing Source (and each of its successors and assigns) shall be third party beneficiaries), this Agreement (including Section 6.11) is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any Person or to otherwise create any third-party beneficiary hereto. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Parent may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any entity that is directly or indirectly wholly-owned by the Parent without the consent of the Company, provided that the Parent shall not be relieved of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

9.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.7 Counterparts and Signature. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.8 Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

9.10 Remedies.

(a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Person will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Person, and the exercise by a Person of any one remedy will not preclude the exercise of any other remedy.

(b) The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the party seeking such remedy has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity.

(c) If, notwithstanding this Section 9.10, a court declines to order specific performance of the parties’ obligations under this Agreement and this Agreement has been terminated in accordance with Section 8.1, the parties agree that they are entitled to seek any measure of damages, including in the case of the Company damages based upon the loss of the economic benefits to the Company’s stockholders of the transactions contemplated by this Agreement, without agreeing that such damages will be recoverable; provided that this Section 9.10(c) shall apply only with respect to the obligations of, and rights against, the Parent, Merger Sub and the Company under this Agreement and shall not apply to any obligations of, or rights against, any other Parent Related Party. For the avoidance of doubt, this Section 9.10(c) is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, or to otherwise create any third-party beneficiary hereto.

9.11 Submission to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined only in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Notwithstanding the foregoing or anything to the contrary in this Agreement, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Sources in any way relating to this Agreement or any of the transactions contemplated hereby, including but not limited to any dispute arising out of or relating in any way to any agreement related to any Debt Financing or the performance thereof, in any forum other than any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof and that no Financing Source shall be subject to or liable for any special, consequential, punitive or indirect damages or damages of a tortious nature in connection with this Agreement and the transactions contemplated hereby (including any Debt Financing). Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other person with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section 9.11, however, shall affect the right of any person to serve legal process in any other manner permitted by law.

9.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY DEBT FINANCING AND THE OBLIGATIONS OF ANY FINANCING SOURCES IN RESPECT THEREOF).

9.13 Disclosure Letters. The Company Disclosure Letter and the Parent Disclosure Letter shall each be arranged in Sections corresponding to the numbered Sections contained in this Agreement and the disclosure in any Section shall qualify (a) the corresponding Section of this Agreement and (b) the other Sections of this Agreement to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other Sections. The inclusion of any information in the Company Disclosure Letter or the Parent Disclosure Letter shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Company Material Adverse Effect or a Parent Material Adverse Effect, or is outside the Ordinary Course of Business.

9.14 Company’s Knowledge. For purposes of this Agreement, the term “Company’s Knowledge” means the actual knowledge, after reasonable inquiry, as of the date hereof of the individuals identified in Section 9.14 of the Company Disclosure Letter.

9.15 Parent Obligations. The Parent agrees to take all action necessary (including providing any necessary funds) to cause each of Merger Sub and the Surviving Corporation, as applicable, to perform all of its agreements, covenants and obligations under this Agreement and shall be jointly and severally liable with Merger Sub for any breach of this Agreement by Merger Sub.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

BAUSCH & LOMB INCORPORATED

By:	/s/ Brent Saunders
Name:	Brent Saunders
Title:	President and CEO

INGA ACQUISITION CORPORATION

By:	/s/ A. Robert D. Bailey
Name:	A. Robert D. Bailey
Title:	Vice President

ISTA PHARMACEUTICALS, INC.

By:	/s/ Vicente Anido, Jr., Ph.D.
Name:	Vicente Anido, Jr., Ph.D.
Title:	President and CEO

EXHIBIT A – FORM OF WARRANT LETTERS

[ISTA Pharmaceuticals Letterhead]

March     , 2012

[Addressee]

Dear:

As we have discussed, we would like to confirm our mutual understanding of certain of the provisions in the Facility Agreement (the “Facility Agreement”) dated as of September 26, 2008, as well as the warrant to acquire [—] shares of our common stock issued under the Facility Agreement, as to which you are the Holder (the “Warrant”). Capitalized terms used but not defined herein shall have their respective meanings assigned in the Facility Agreement or the Warrant, as the case may be.

In connection with a Major Transaction, the Lenders may elect to require, upon consummation of such Major Transaction, the prepayment of amounts outstanding under the Facility Agreement for an amount equal to the Put Price in accordance with Section 5.4 of the Facility Agreement. You hereby confirm that other than the payment of 110% of principal amount of the Note and accrued and unpaid interest, there are no other amounts currently accrued or payable under the Financing Documents that would be payable upon a Major Transaction in accordance with Section 5.4 of the Facility Agreement.

Upon receipt of the Put Price and termination of the Obligations in accordance with Section 5.4 of the Facility Agreement, you hereby confirm that the Lenders shall terminate any security interest arising under the Financing Documents.

Following the consummation of a merger of the Company that is a Cash-Out Major Transaction, to the extent that the Holder of a Warrant had not previously elected to terminate all of the Warrant pursuant to Sections 5(c)(i) and 5(c)(iii) of the Warrant, you hereby confirm that the only remaining right of the Holder pursuant to the Warrant shall be the right to receive from the Company, upon Exercise of the Warrant in full (or the remaining portion of the Warrant that has not previously been Exercised or terminated, as the case may be) in accordance with the terms of the Warrant (including payment of the applicable Exercise Price), an amount in cash equal to the amount in cash that would have been payable to such Holder pursuant to such merger in exchange for the number of Warrant Shares such Holder would have been entitled to receive had such Holder effected a Cash Exercise of this Warrant in full (or the remaining portion of this Warrant that had not previously been Exercised or terminated, as the case may be) immediately prior to such merger (without taking into consideration the 9.98% Cap).

Without limitation of the foregoing, upon consummation of a merger of the Company that is a Cash-Out Major Transaction, obligations of the Company under the Registration Rights Agreement (other than any pursuant to Section 7, and 8 and 12 thereof), and the right of the Holder to receive any dividends or other distributions of any kind made to the holders of the Company’s common stock in accordance with Section 5 of the Warrant (other than previously payable and unpaid dividends or distributions under said Section 5), shall terminate.

The Company is contemporaneously obtaining letters substantially in the form of this letter from the holders of each of the other warrants currently outstanding that were issued under the Facility Agreement.

Prior to any transfer or assignment of all or a portion of the Warrant, you agree to obtain an executed letter, substantially in the same form as and confirming the understandings set forth in this letter, from any transferee or assignee of the Warrant.

This letter shall be governed by and construed in accordance with the internal laws of the State of New York.

Please confirm that this is our mutual understanding by signing this letter below and returning it to the undersigned.

Very truly yours,

ISTA Pharmaceuticals, Inc.

By:

Confirmed:

By:

Date:

EXHIBIT B – FORM OF CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ISTA PHARMACEUTICALS, INC.

ARTICLE ONE

The name of the corporation is ISTA Pharmaceuticals, Inc. (hereinafter referred to as the “Corporation”).

ARTICLE TWO

The registered office of the Corporation is to be located at 2711 Centerville Road, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is Corporation Service Company.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law. The Corporation shall have perpetual existence.

ARTICLE FOUR

The total number of shares of stock which the Corporation is authorized to issue is 1,000 shares of common stock (the “Common Stock”). Each share of Common Stock shall have a par value of $0.01.

ARTICLE FIVE

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation (the “Bylaws”). Unless, and except to the extent that, the Bylaws so require, the election of directors need not be by written ballot.

(b) The board of directors of the Corporation (the “Board of Directors”) shall have powers without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

ARTICLE SIX

The Board of Directors shall have powers without the assent or vote of the stockholders to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

ARTICLE SEVEN

The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

ARTICLE EIGHT

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any Bylaws from time to time made by the stockholders; provided, however, that no Bylaws so made shall invalidate any prior act of the directors which would have been valid if such Bylaw had not been made.

ARTICLE NINE

To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

The corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the corporation, or any predecessor of the corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

Neither any amendment nor repeal of this Article Ten, nor the adoption of any provision of this Certificate inconsistent with this Article Ten, shall eliminate or reduce the effect of this Article Ten, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Ten, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

ARTICLE TEN

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustee in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE ELEVEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

EXHIBIT C – FORM OF RIGHTS PLAN AMENDMENT

AMENDMENT TO PREFERRED STOCK RIGHTS AGREEMENT

THIS AMENDMENT TO PREFERRED STOCK RIGHTS AGREEMENT (this “Amendment”), dated as of March 26, 2012, between ISTA Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent (the “Rights Agent”), amends that certain Preferred Stock Rights Agreement, dated effective as of January 12, 2012, between the Company and the Rights Agent (the “Rights Agreement”).

WHEREAS, the Company is entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”) by and among Bausch & Lomb Incorporated, a New York corporation (the “Parent”), Inga Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent (the “Merger Sub”) and the Company, pursuant to which Merger Sub will be merged with and into the Company, with the Company being the surviving corporation, and the outstanding shares of the Company’s Common Stock shall be converted into the right to receive an amount in cash equal to $9.10 per share;

WHEREAS, the Company desires to amend the Rights Agreement in connection with the execution and delivery of the Merger Agreement;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the stockholders of the Company that the Rights Agreement be amended as set forth below, approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent;

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof, and the Company desires and directs the Rights Agent to so amend the Rights Agreement; and

WHEREAS, the Distribution Date has not yet occurred.

NOW, THEREFORE, in accordance with the procedures for amendment of the Rights Agreement set forth in Section 27 thereof, and in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Section 1(a) of the Rights Agreement is amended by adding the following clause at the end of the first sentence:

“or Bausch & Lomb Incorporated, a New York corporation (the “Parent”), or any Affiliate or Associate thereof, each of which, notwithstanding anything in this Agreement to the contrary, shall not be deemed to be an “Acquiring Person” as a result of (x) the approval, execution or delivery of that certain Agreement and Plan of Merger, dated as of March 26, 2012, by and among the Parent, Inga Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent, and the Company (as the same may be amended from time to time, the “Merger Agreement”), including the approval, execution and delivery of any amendments thereto, (y) the announcement of the Merger Agreement, or (z) the consummation of any transaction contemplated by the Merger Agreement.”

2. Section 1(q) of the Rights Agreement is hereby amended by restating subclause (i) therein as the following:

“(i) the Close of Business on January 12, 2015,”

3. Section 1(q) of the Rights Agreement is hereby further amended by deleting the word “or” immediately prior to Section 1(q)(iv) and by adding the following clause at the end of Section 1(q):

“or (v) immediately prior to the Effective Time (as such term is defined in the Merger Agreement) (the earliest to occur of the events described in clauses (i) through (v) of this Section 1(q) shall be referred to as the “Final Expiration Date”)”

4. Section 1(r) of the Rights Agreement is hereby deleted in its entirety.

5. Section 1(kk) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

“Notwithstanding anything in this Agreement to the contrary, no Shares Acquisition Date shall be deemed to have occurred as a result of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the announcement of the Merger Agreement or (iii) the consummation of any transaction contemplated by the Merger Agreement.”

6. Section 3(a) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

“Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred as a result of (A) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (B) the announcement of the Merger Agreement or (C) the consummation of any transaction contemplated by the Merger Agreement.”

7. Section 11(a)(i) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

“Notwithstanding the foregoing or anything in this Agreement to the contrary, no Triggering Event shall be deemed to have occurred as a result of (x) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (y) the announcement of the Merger Agreement or (z) the consummation of any transaction contemplated by the Merger Agreement.”

8. Section 13(a) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

“Notwithstanding anything in this Agreement to the contrary, none of the events described in clauses (i) through (iii) of the first sentence of this Section 13(a) shall be deemed to have occurred as a result of (1) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (2) the announcement of the Merger Agreement or (3) the consummation of any transaction contemplated by the Merger Agreement.”

9. A new Section 36 shall be added and shall read as follows:

“Section 36. TERMINATION. Immediately prior to the Effective Time (as such term is defined in the Merger Agreement), this Agreement shall be terminated and all outstanding Rights shall expire.”

10. This Amendment shall become effective and shall be deemed to be in force and effect immediately prior to the execution of the Merger Agreement by the Company, Parent and Merger Sub, and all references to this Agreement shall, from and after such time, be deemed to be references to this Agreement as amended by this Amendment. In the event that the Merger Agreement is terminated by the Company or the Parent in accordance with its terms, the provisions of paragraphs 1 through 9 of this Amendment shall be deemed repealed and deleted without any further action on the part of the Company or the Rights Agent.

11. Except as expressly amended hereby, the Rights Agreement remains in full force and effect in accordance with its terms.

12. This Amendment to the Rights Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

2

13. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

14. Capitalized terms used herein but not defined shall have the meanings given to them in the Rights Agreement.

15. The Company hereby certifies to the Rights Agent that this Amendment is in compliance with Section 27 of the Rights Agreement.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Preferred Stock Rights Agreement to be duly executed as of the day and year first above written.

ISTA Pharmaceuticals, Inc. a Delaware corporation

By:
Name: Vicente Anido, Jr., Ph.D.
Title: President and CEO

COMPUTERSHARE TRUST COMPANY, N.A. as Rights Agent

By:
Name:
Title:

4

ANNEX B

Greenhill & Co., Inc.

300 Park Avenue

New York, NY 10022

(212)389-1500

(212) 389-1700 Fax

CONFIDENTIAL

March 26, 2012

Board of Directors

ISTA Pharmaceuticals, Inc.

50 Technology Drive

Irvine, California 92618

Members of the Board of Directors:

We understand that ISTA Pharmaceuticals, Inc. (the “Company”), Bausch & Lomb Incorporated, a New York corporation (“Parent”) and Inga Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent (“Merger Subsidiary”) propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of the Merger Subsidiary with and into the Company, as a result of which the Company will continue as the surviving entity in the Merger as a wholly owned subsidiary of Parent. In the Merger, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), other than shares of Company Common Stock held in treasury by the Company or any wholly owned subsidiary of the Company, shares of Company Common Stock owned by Parent, Merger Subsidiary or any wholly owned subsidiary of Parent, and shares with respect to which appraisal rights have been properly exercised, shall be converted into the right to receive an amount equal to $9.10 per share in cash pursuant to the terms of the Merger Agreement, (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether, as of the date hereof, the Consideration to be received by the holders of Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

For purposes of the opinion set forth herein, we have:

1. reviewed the draft of the Merger Agreement presented to the Board of Directors at its meeting on March 26, 2012 and certain related documents;

2. reviewed certain publicly available financial statements of the Company;

3. reviewed certain other publicly available business and financial information relating to the Company that we deemed relevant;

4. reviewed certain information and other data, including financial forecasts, estimates and other financial and operating data concerning the Company, prepared by the management of the Company, in each case that you have directed us to utilize for purposes of our analysis;

5. discussed the past and present operations and financial condition and the prospects of the Company with senior executives of the Company;

6. reviewed the historical market prices and trading activity for the Company Common Stock and analyzed its historical and currently implied valuation multiples relative to certain publicly traded companies that we deemed relevant;

7. compared the value of the Consideration with that received in certain publicly available transactions that we deemed relevant;

8. compared the value of the Consideration with the trading valuations of certain publicly traded companies that we deemed relevant;

9. participated in discussions and negotiations among representatives of the Company and its legal advisors and representatives of Parent and its legal and financial advisors; and

10. performed such other analyses and considered such other factors as we deemed appropriate.

With your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information publicly available, supplied or otherwise made available to us by representatives and management of the Company for the purposes of this opinion and have further relied upon the assurances of the representatives and management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts, projections and other data that have been furnished or otherwise provided to us, we have assumed, with your consent, that such forecasts, projections and data were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of the Company as to those matters, and we have relied upon such forecasts, projections and data to perform the analyses utilized in arriving at our opinion. We express no opinion with respect to such forecasts, projections and data or the assumptions upon which they are based. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. We have assumed that the Merger will be consummated in accordance with the terms set forth in the final, executed Merger Agreement, which we have further assumed with your consent will be identical in all material respects to the latest draft thereof we have reviewed, and without adverse waiver or amendment of any material terms or conditions set forth in the Merger Agreement. We have further assumed that all governmental, regulatory and other consents and approvals necessary for the consummation of the Merger will be obtained without any effect on the Company or the Merger meaningful to our analysis. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion.

Our opinion does not in any manner address the Company’s underlying business decision to proceed with or effect the Merger. We are not expressing an opinion as to any aspect of the Merger, other than the fairness to the holders of Company Common Stock of the Consideration to be received by them from a financial point of view. We express no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of the Company, or any class of such persons relative to the Consideration to be received by the holders of the Company Common Stock in the Merger or with respect to the fairness of any such compensation. This opinion has been approved by our fairness committee.

We have acted as financial advisor to the Board of Directors (the “Board”) of the Company in connection with the Merger and will receive a fee for rendering this opinion and for other services rendered in connection with the Merger, a portion of which is contingent on the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this opinion we have not been engaged by, performed any services for or received any compensation from the Company or any other parties to the Merger other than (x) any amounts that were paid to us under the letter agreements pursuant to which we were retained as a financial advisor to the Company in connection with the Merger and related matters, in addition to reimbursement of certain of our expenses and (y) $540,000 in financial advisory fees paid to us by the Company, in addition to reimbursement of certain of our expenses, in connection with a potential acquisition contemplated by the Company, other valuation work and the adoption of a rights plan.

It is understood that this letter is for the information of the Board and is rendered to the Board in connection with their consideration of the Merger and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any proxy or other information statement to be mailed to the stockholders of the Company in connection with the Merger. This opinion is not intended to be and does not constitute a recommendation to the members of the Board of Directors as to whether they should approve the Merger or the Merger Agreement, nor does it constitute a recommendation as to whether the stockholders of the Company should approve or take any other action in respect of the Merger at any meeting of the stockholders convened in connection with the Merger.

Based on and subject to the foregoing, including the limitations and assumptions set forth herein, we are of the opinion that as of the date hereof the Consideration to be received by the holders of Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very best regards,

GREENHILL & CO., LLC

By:
Ashish’K. Contractor
Managing Director

ANNEX C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17.

ISTA PHARMACEUTICALS, INC.
IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted, by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 4, 2012.

Vote by Internet • Go to www.envisionreports.com/ISTA • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	The Board of Directors recommends a vote FOR Proposal 1.

		For Against Abstain		+
1.	To adopt the Agreement and Plan of Merger, dated as of March 26, 2012, by and among ISTA Pharmaceuticals, Inc., Bausch & Lomb Incorporated and Inga Acquisition Corporation.	☐ ☐ ☐	.
The Board of Directors recommends a vote FOR Proposal 2.
For Against Abstain
2.	To approve, on a nonbinding advisory basis, the “golden parachute” compensation that will be payable to the Company’s named executive officers in connection with the merger.	☐ ☐ ☐	.
The Board of Directors recommends a vote FOR Proposal 3.
For Against Abstain
3.

To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Agreement and Plan of Merger, dated as of March 26, 2012, by and among ISTA Pharmaceuticals, Inc., Bausch & Lomb Incorporated and Inga Acquistion Corporation.

☐ ☐ ☐
B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                      01GWTC

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — ISTA PHARMACEUTICALS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 5, 2012

The undersigned hereby appoints Vicente Anido, Jr., Ph.D. and Lauren P. Silvernail, and each of them singly, as proxies, with full power of substitution, to represent and to vote, as designated herein, all shares of common stock of ISTA Pharmaceuticals, Inc., at the Special Meeting of Stockholders of ISTA Pharmaceuticals, Inc., to be held at 50 Technology Drive, Irvine, California 92618, on June 5, 2012 at 8:00 a.m. local time, and at all adjournments thereof, at which the undersigned could vote, if present, in such manner as they may determine on any matters which may properly come before the meeting and to vote as specified on the reverse side hereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation. Please sign and return this card if you are voting by mail.

THIS PROXY, WHEN PROPERLY EXECUTED ON THE REVERSE SIDE OF THIS CARD, WILL BE VOTED IN THE MANNER DIRECTED. IF YOU PROPERLY SIGN YOUR PROXY CARD BUT DO NOT MARK THE BOXES SHOWING HOW YOUR SHARES SHOULD BE VOTED ON A MATTER, THE SHARES REPRESENTED BY YOUR PROPERLY SIGNED PROXY WILL BE VOTED “FOR” APPROVAL OF THE PROPOSAL TO ADOPT THE MERGER AGREEMENT, “FOR” APPROVAL OF THE NONBINDING ADVISORY PROPOSAL REGARDING “GOLDEN PARACHUTE” COMPENSATION AND “FOR” APPROVAL OF THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

You may revoke your proxy at any time before it is exercised at the special meeting by delivering a properly executed proxy card bearing a later date or a written revocation of your proxy to the Company’s Secretary before the start of the special meeting, submitting a later-dated proxy electronically via the Internet or telephonically, or by attending the special meeting and voting in person. Attending the special meeting will not, in itself, revoke a previously submitted proxy. To revoke a proxy in person at the special meeting, you must obtain a ballot and vote in person at the special meeting. The failure to vote your shares of Company common stock will have the same effect as a vote “AGAINST” approval of the proposal to adopt the merger agreement.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

(Continued and to be marked, dated and signed, on the other side)